UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

POSITIVEID CORPORATION

(Exact name of registrant in its charter)

Delaware	3826	06-1637809
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(561) 805-8000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

William J. Caragol

Chief Executive Officer

PositiveID Corporation

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(561) 805-8000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:
Joseph M. Lucosky, Esq.
Steven A. Lipstein, Esq.
Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Tel. No.: (732) 395-4400
Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock	12,508,520	$0.026	$325,222	$33.00
Total	12,508,520	$0.026	$325,222	$33.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock of the registrant as reported on the OTCQB on September 29, 2016.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 30, 2016

PRELIMINARY PROSPECTUS

12,508,520 Shares of Common Stock

POSITIVEID CORPORATION

This prospectus relates to the resale of up to 12,508,520 shares of the Company’s common stock, par value $0.01 per share (the “Put Shares”), that we may put to GHS Investments, LLC, a Nevada limited liability company (“GHS”), pursuant to a Reserve Equity Financing Agreement (the “Financing Agreement”) between GHS and the registrant entered into on August 29, 2016. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The total amount of Put Shares which may be sold pursuant to this prospectus would constitute approximately 30% of our issued and outstanding common stock as of September 23, 2016, assuming that the selling stockholder will sell all of the shares offered for sale.

The Financing Agreement permits us to “put” up to seven million dollars ($7,000,000) in shares of our common stock to GHS over a period of up to twenty-four (24) months. We will receive proceeds from the sale of securities (i.e., the Put Shares) pursuant to our exercise of this put right offered by GHS. The initial issuance of the Put Shares is not being registered pursuant to the registration statement of which this prospectus forms a part. Rather, GHS’ resale of the Put Shares after issuance is being registered pursuant to the registration statement of which this prospectus forms a part. We will not receive any proceeds from GHS’ resale of these shares of common stock.

GHS is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Financing Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. GHS will pay eighty percent (80%) off of the lowest volume-weighted average price of our common stock over the five (5) consecutive trading days preceding the date of the written put notice requiring GHS to purchase shares from the Company (a “Put Notice”), subject to the terms of the Financing Agreement.

The selling stockholder may offer all or part of the Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

Our common stock is quoted on the OTCQB under the ticker symbol “PSID.” On September 29, 2016, the closing price of our common stock was $0.026 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: September 30, 2016

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock of PositiveID Corporation (referred to herein as “we,” “our,” “us,” “PositiveID” or the “Company”). You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and the related notes to the Financial Statements before making an investment decision.

Business Overview

PositiveID Corporation, including its wholly-owned subsidiaries PositiveID Diagnostics Inc. (f/k/a Microfluidic Systems) (“PDI”), and E-N-G Mobile Systems, Inc. (“ENG”), and Thermomedics, Inc. (“Thermomedics”), (collectively, the “Company” or “PositiveID”), develops molecular diagnostic systems for bio-threat detection and rapid medical testing; markets the Caregiver® non-contact clinical thermometer; and manufactures specialty technology vehicles. The Company’s fully automated pathogen detection systems and assays are designed to detect a range of biological threats. The Company’s M-BAND (Microfluidic Bio-agent Autonomous Networked Detector) system is an airborne bio-threat detection system developed for the homeland defense industry to detect biological weapons of mass destruction. The Company is developing Firefly Dx, an automated pathogen detection system for rapid diagnostics, both for clinical and point-of-need applications. The Company’s Caregiver® thermometer is an FDA-cleared infrared thermometer for the professional healthcare market. The Company also manufactures specialty technology vehicles focused primarily on mobile laboratory and communications applications.

On May 23, 2011, we entered into a Stock Purchase Agreement to acquire PDI, pursuant to which PDI became a wholly-owned subsidiary. Since 2012, PDI has been doing business as PositiveID. The Company specializes in the production of automated instruments for a wide range of applications in the detection and processing of biological samples, ranging from rapid medical testing to airborne pathogen detection for homeland security.

On October 21, 2015, we entered into an agreement to acquire all of the outstanding capital stock of Thermomedics, Inc., a Nevada corporation (“Thermomedics”), pursuant to a Stock Purchase Agreement by and between PositiveID and Sanomedics Inc., a Delaware corporation (“Sanomedics”), the shareholder of Thermomedics (collectively the “Thermomedics Acquisition”). On December 4, 2015, we entered into a First Amendment to the Stock Purchase Agreement with the Sanomedics. PositiveID, Sanomedics and Thermomedics also entered into a Management Services and Control Agreement (the “Control Agreement”), dated December 4, 2015, whereby PositiveID was appointed the manager of Thermomedics. On March 4, 2016, PositiveID, Sanomedics and Thermomedics entered into a letter agreement (the “March Agreement”), which included an amendment to the Control Agreement, an agreement to terminate intercompany indebtedness, and an agreement for the transfer of Thermomedics’ intellectual property. Under the terms of the March Agreement, PositiveID, Sanomedics and Thermomedics agreed to extend the closing date for the Stock Purchase Agreement to March 31, 2016. As a result of the Company assuming control of Thermomedics on December 4, 2015, the Company determined, pursuant to ASC 805-10-25-6, that December 4, 2015 was the acquisition date of Thermomedics for accounting purposes and began consolidating the balance sheet and results of operations of Thermomedics as of that date. The Company completed the acquisition of the capital stock of Thermomedics in the third quarter of 2016.

On December 22, 2015, we entered into a Stock Purchase Agreement to acquire ENG, pursuant to which ENG became a wholly-owned subsidiary. ENG manufactures specialty technology vehicles focused primarily on mobile labs, command and communications centers, and cellular applications. The acquisition of ENG closed on December 24, 2015.

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On April 8, 2016, our Board of Directors (the “Board”) approved an amendment to the Amended and Restated By-Laws of the Corporation (the “By-Laws”), to allow for action by written consent of stockholders in lieu of an annual or special meeting if the consent is signed by the holders of outstanding shares having at least the minimum number of votes necessary to authorize or take that action. The foregoing summary of the By-Laws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, filed as Exhibit 3.1 to the Company’s 2015 Annual Report on Form 10-K filed with the SEC on April 12, 2016.

On September 2, 2016, the Company filed a Certificate of Elimination for its Series C Convertible Preferred Stock (“Series C”), Series F Convertible Preferred Stock (“Series F”), and Series H Convertible Preferred Stock (“Series H”) (“Certificate of Elimination”) with the Delaware Secretary of State to eliminate from its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), all references to the Company's Series C, Series F, and Series H. No shares of the Series C, Series F, or Series H were issued or outstanding upon filing of the Certificate of Elimination. A copy of the Certificate of Elimination, which became effective on September 2, 2016, is attached to the Form 8-K we filed with SEC on September 2, 2016.

Beginning with the acquisition of PDI in 2011, the Company began a process to focus its operations on diagnostics and detection. Since that acquisition, the Company has either sold or exclusively licensed all of its legacy businesses, including its VeriChip assets, its iglucose technology, the GlucoChip technology, and its patent related to a glucose breath detection system. See “Our Business” on this Form S-1 for more information and description of the Company’s current business.

Our principal executive offices are located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Our telephone number is (561) 805-8000. Unless the context provides otherwise, when we refer to the “Company,” “we,” “our,” or “us” in this registration statement, we are referring to PositiveID Corporation and its consolidated subsidiaries.

Stock Split

On June 27, 2016, the Board approved a reverse stock split in the ratio of 1-for-50 and the Company filed the Eighth Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to affect the reverse stock split. The reverse split only affected outstanding common stock and the number of authorized shares was not adjusted. On July 5, 2016, the reverse stock split became effective. All share amounts in this prospectus have been adjusted to reflect the 1-for-50 reverse stock split.

Securities Purchase Agreement and Equity Line with GHS

On August 16, 2016, 2016, the Company closed a Securities Purchase Agreement (“GHS SPA”) with GHS, dated August 11, 2016, providing for the purchase of a Secured Convertible Promissory Note in the aggregate principal amount of up to $330,000 (the “GHS Note”), with the first tranche funded being in the amount of $50,000. Subsequent tranches of $50,000 will be delivered to the Company bi-weekly and at the sole discretion of GHS. The GHS Note has a 10% original issuance discount to offset transaction, diligence and legal costs. The GHS Note bears an interest rate of 10%, which is payable in the Company’s common stock based on the conversion formula (as defined below), and the maturity date for each funded tranche will be 12 months from the date on which the funds are received by the Company. The GHS Note may be converted by GHS at any time into shares of Company’s common stock at a 37.5% discount to the lowest volume-weighted average price for the Company’s common stock during the 15 trading days immediately preceding a conversion date. The GHS Note is secured by all property of the Company, however, is behind the security interests previously in place with three other creditors as set forth in the GHS SPA.

The GHS Note is a long-term debt obligation that is material to the Company. The GHS Note may be prepaid in accordance with the terms set forth in the GHS Note. The GHS Note also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission, and increases in the amount of the principal and interest rates under the GHS Note in the event of such defaults. In the event of default, at the option of GHS and in GHS’s sole discretion, GHS may consider the GHS Note immediately due and payable.

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On August 29, 2016, the Company entered into the Financing Agreement and a Registration Rights Agreement (the “Registration Agreement” and, collectively, the “GHS Agreements”) with GHS. Pursuant to the GHS Agreements, GHS agrees to purchase up to $7,000,000 of PSID common stock from time to time from the Company over a twenty-four-month period. Additionally, the Company, upon filing of the registration statement of which this prospectus forms a part, shall issue GHS a promissory note in the amount of $30,000 with a maturity date of six (6) months as a commitment fee to offset transaction and diligence costs.

Where You Can Find Us

Our principal executive offices are located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Our telephone number is (561) 805-8000. Unless the context provides otherwise, when we refer to “we,” “our,” “us,” “PositiveID” or the “Company” in this prospectus, we are referring to PositiveID Corporation and its consolidated subsidiaries.

THE OFFERING

Common stock offered by Selling Stockholder	12,508,520 shares of common stock

Common stock outstanding before the offering	42,150,411 shares of common stock as of the date hereof.

Common stock outstanding after the offering	54,658,931 shares of common stock.

Use of proceeds

The Financing Agreement permits us to “put” up to seven million dollars ($7,000,000) in shares of our common stock to GHS over a period of up to twenty-four (24) months. We will receive proceeds from the sale of securities (i.e., the Put Shares) pursuant to our exercise of this put right offered by GHS. The initial issuance of the Put Shares is not being registered pursuant to the registration statement of which this prospectus forms a part. Rather, GHS’ resale of the Put Shares after issuance is being registered pursuant to the registration statement of which this prospectus forms a part. We will not receive any proceeds from GHS’ resale of these shares of common stock.

OTCQB Trading Symbol	PSID

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Operations and Business of PositiveID

We have a history of losses and expect to incur additional losses in the future. We are unable to predict the extent of future losses or when we will become profitable.

For the years ended December 31, 2015 and 2014, we experienced net losses of $11.4 million and $7.2 million, respectively, for the three months ended June 30, 2016 and 2015, we experienced losses of $1.909 million and $2.933 million, respectively, for the six months ended June 30, 2016 and 2015, we experienced net losses of $5.835 million and $6.794 million, respectively and our accumulated deficit at June 30, 2016 was $149.996 million. For the years ended December 31, 2015 and 2014, we reported revenue of $2.9 million and $0.9 million respectively. For the years ended December 31, 2015 and 2014 we reported gross profit from operations of $2.605 million and $0.651 million respectively.

We expect to continue to incur operating losses for the near future. Our ability in the future to achieve or sustain profitability is based on a number of factors, many of which are beyond our control. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

We have a history of losses and expect to incur additional losses in the future. We are unable to predict the extent of future losses or when we will become profitable.

For the years ended December 31, 2015 and 2014, we experienced net losses of $11.4 million and $7.2 million, respectively and our accumulated deficit at December 31, 2015 was $144.2 million. Until our ENG, Caregiver, Firefly and M-BAND businesses and products are profitable on a combined basis, we do not anticipate generating significant operating profits. We have submitted, or are in the process of submitting, bids on various potential new U.S. Government contracts; however, there can be no assurance that we will be successful in obtaining any such new or other contracts.

We expect to continue to incur operating losses for the near future. Our ability in the future to achieve or sustain profitability is based on a number of factors, many of which are beyond our control. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

Our financial statements indicate conditions exist that raise substantial doubt as to whether we will continue as a going concern.

Our annual audited financial statements for the years ended December 31, 2015 and 2014 indicate conditions exist that raise substantial doubt as to whether we will continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain financing to fund the continued development of products, and working capital requirements. If we cannot continue as a going concern, our stockholders may lose their entire investment.

Government contracts and subcontracts are generally subject to a competitive bidding process that may affect our ability to win contract awards or renewals in the future.

We bid on government contracts through a formal competitive process in which we may have many competitors. If awarded, upon expiration, these contracts may be subject, once again, to a competitive renewal process if applicable. We may not be successful in winning contract awards or renewals in the future. Our failure to renew or replace existing contracts when they expire could have a material adverse effect on our business, financial condition, or results of operations.

Contracts and subcontracts with United States government agencies that we may be awarded will be subject to competition and will be awarded on the basis of technical merit, personnel qualifications, experience, and price. Our business, financial condition, and results of operations could be materially affected to the extent that U.S. government agencies believe our competitors offer a more attractive combination of the foregoing factors. In addition, government demand and payment for our products may be affected by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting demand for our products. In particular, the, next generation BioWatch program is potentially a very large program, under which we intend to bid as a subcontractor to The Boeing Company. Our success in this process is an important factor in our ability to increase stockholder value.

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Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, and new regulations promulgated by the SEC. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our board members and executive officers could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

Changes in the regulatory environment could adversely affect our business, financial condition or results of operations.

Our operations are subject to varying degrees of regulation by the FDA, other federal, state and local regulatory agencies and legislative bodies. Adverse decisions or new or amended regulations or mandates adopted by any of these regulatory or legislative bodies could negatively impact our operations by, among other things, causing unexpected or changed capital investments, lost revenues, increased costs of doing business, and could limit our ability to engage in certain sales or marketing activities.

We depend on key personnel to manage our business effectively, and, if we are unable to hire, retain or motivate qualified personnel, our ability to design, develop, market and sell our systems could be harmed.

Our future success depends, in part, on certain key employees, including William J. Caragol, our Chairman of the Board and Chief Executive Officer and Lyle Probst, our President, and on our ability to attract and retain highly skilled personnel. The loss of the services of any of our key personnel may seriously harm our business, financial condition and results of operations. In addition, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly operations, finance, accounting, sales and marketing personnel, may also seriously harm our business, financial condition and results of operations. Our ability to attract and retain highly skilled personnel will be a critical factor in determining whether we will be successful in the future.

We may be unable to make or successfully integrate acquisitions.

Our business and growth strategies depend in large part on our ability to identify and acquire suitable companies. Delays or failures in acquiring new companies would materially and adversely affect our planned growth.

Strategic acquisitions, investments and alliances are intended to expand our ability to offer, high quality detection and diagnostic products and services. If we are unsuccessful in our acquisitions, investments and alliances, we may be unable to grow our business significantly or may record asset impairment charges in the future. The success of any acquisition, investment or alliance that we may undertake in the future will depend on a number of factors, including:

●	our ability to identify suitable opportunities for acquisition, investment or alliance, if at all;

●	our ability to finance any future acquisition, investment or alliance on terms acceptable to us, if at all;

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●	whether we are able to establish an acquisition, investment or alliance on terms that are satisfactory to us, if at all;

●	the strength of the other company’s underlying technology and ability to execute;

●	intellectual property and pending litigation related to these technologies;

●	regulatory approvals and reimbursement levels, if any, of the acquired products, if any; and

●	our ability to successfully integrate acquired companies and businesses with our existing business, including the ability to adequately fund acquired in-process research and development projects.

Any potential future acquisitions we consummate will be dilutive, possibly substantially, to the equity ownership interests of our shareholders since we intend to pay for such acquisitions by issuing shares of our common stock, and also may be dilutive to our earnings per share, if any.

Our acquisition strategy may not have the desired result, and notwithstanding effecting numerous acquisitions, we still may be unable to achieve profitability or, if profitability should be achieved, to sustain it.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which includes the filing with the SEC of periodic reports, proxy statements and other documents relating to our business, financial conditions and other matters, even though compliance with such reporting requirements is economically burdensome at this time.

The Company’s officers, directors and management hold preferred shares that give them voting control of the Company and they may make decisions that you do not consider to be in the best interests of our stockholders.

From September 30, 2013 through April 12, 2016 (the date our Annual Report on Form 10-K for the year ended December 31, 2015 was filed), the Company issued 2,025 shares of Series I Preferred to the following seven officers, directors and management for management and director compensation and payment of deferred obligations: our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel, as well as Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor. Each share of Series I Preferred had voting rights equivalent to 25 votes per common share equivalent. As a result, as of April 12, 2016, the Company’s officers and directors had control of 81% of the Company’s voting shares. Mr. Caragol had control of 38.6% of the Company’s voting shares. There exists an inherent conflict of interest in the board approval of the issuance of Series I Preferred Stock to officers and directors of the Company, which granted themselves voting control over the Company.

On July 25, 2016, the Board authorized a Certificate of Designations of Preferences, Rights and Limitations of Series II Convertible Preferred Stock (the “Certificate”). The Certificate was filed with the State of Delaware Secretary of State on July 25, 2016. The Series II Preferred ranks: (a) senior with respect to dividends and right of liquidation with the common stock; (b) pari passu with respect to dividends and right of liquidation with the Corporation’s Series I Preferred and Series J Convertible Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. The Series II Preferred has a stated value per share of $1,000, subject to adjustment as provided in the Certificate (the “Stated Value”), and a dividend rate of 6% per annum of the Stated Value. As with the Series I Preferred, the Series II Preferred has 25 votes per common share equivalent. The Series II Preferred is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series II Preferred, subject to a ten-day notice (to allow holder conversion). The Series II Preferred is convertible at the option of a holder or if the closing price of the common stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the common stock equal to 100% of the lowest daily volume weighted average price of the common stock during the subsequent 12 months following the date the Series II Preferred was issued. On August 11, 2016, the Board of PositiveID agreed to exchange 2,025 shares of its Series I Preferred, which shares have a stated value of $2,261,800, held by its directors, officers and management, namely, our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel, as well as Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor, for 2,262 shares of Series II Preferred (the “Exchange”). Pursuant to the Exchange each existing holder of Series I Preferred exchanged their Series I Preferred shares for Series II Preferred shares having equivalent stated value, maintaining the same voting rights as they had as holders of the Series I Preferred. Per the table below and the table under the heading “Security Ownership of Certain Beneficial Owners and Management,” as of September 23, 2016, the Company’s officers and directors had control of 97.8% of the Company’s voting shares. Mr. Caragol had control of 46.6% of the Company’s voting shares. Both the Series I Preferred and the Series II Preferred have a stated value per share of $1,000, and a dividend rate of 6% per annum. All shares of Series I Preferred previously issued have become null and void and any and all rights arising thereunder have been extinguished. The Series II Preferred will vest on January 1, 2019, subject to acceleration in the event of conversion or redemption.

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Name	Position	Preferred Series II Issued	Common Shares Issuable Upon Conversion	Total Votes
William J. Caragol	Chairman and Chief Executive Officer	1,077	35,881,933	897,048,333
Michael E. Krawitz	Director	169	5,647,167	141,179,167
Jeffrey S. Cobb	Director	154	5,139,333	128,483,333
Ned L. Siegel	Director	126	4,201,767	105,044,167
Lyle Probst	President	456	15,213,967	380,349,167
Allison F. Tomek	SVP of Corporate Development	166	5,530,367	138,259,167
Kimothy Smith	Chief Technology Advisor	55	1,825,567	45,639,167
Caragol Family Irrevocable Trust		59	1,953,233	48,830,833
Total		2,262	75,393,333	1,884,833,333

As of September 23, 2016, our current directors and executive officers beneficially owned, in the aggregate, approximately 97.8% of our outstanding voting securities, including 46.6% owned by our Chairman of the Board and Chief Executive Officer. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of the Board and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

In addition, our Board may, at any time, authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Since management has voting control over the Company, it also has the ability to approve any increase in the amount of authorized shares of common or preferred stock thus, there are no limitations on management’s ability to continue to make dilutive issuances of securities.

Risks Related to Our Product Development Efforts

We anticipate future losses and will require additional financing, and our failure to obtain additional financing when needed could force us to delay, reduce or eliminate our product development programs or commercialization efforts.

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We anticipate future losses and therefore may be dependent on additional financing to execute our business plan. In particular, we will require additional capital to continue to conduct the research and development and obtain regulatory clearances and approvals necessary to bring our products to market and to establish effective marketing and sales capabilities for existing and future products. Our operating plan may change, and we may need additional funds sooner than anticipated to meet our operational needs and capital requirements for product development, clinical trials and commercialization. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available on a timely basis, we may terminate or delay the development of one or more of our products, or delay establishment of sales and marketing capabilities or other activities necessary to commercialize our products.

Our future capital requirements will depend on many factors, including: the research and development of our molecular diagnostic products, the costs of expanding sales and marketing infrastructure and manufacturing operations; the number and types of future products we develop and commercialize; the costs, timing and outcomes of regulatory reviews associated with our current and future product candidates; the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and the extent and scope of our general and administrative expenses.

Our industry changes rapidly as a result of technological and product developments, which may quickly render our product candidates less desirable or even obsolete. If we are unable or unsuccessful in supplementing our product offerings, our revenue and operating results may be materially adversely affected.

The industry in which we operate is subject to rapid technological change. The introduction of new technologies in the market, including the delay in the adoption of these technologies, as well as new alternatives for the delivery of products and services will continue to have a profound effect on competitive conditions in this market. We may not be able to develop and introduce new products, services and enhancements that respond to technological changes on a timely basis. If our product candidates are not accepted by the market as anticipated, if at all, our business, operating results, and financial condition may be materially and adversely affected.

Industry and Business Risks Related to E-N-G Mobile Systems, Inc.

We expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

Our revenues and operating results could vary significantly from quarter to quarter and year-to-year because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly and annual results include:

●	our ability to accurately forecast revenues and appropriately plan our expenses;

●	the impact of worldwide economic conditions, including the resulting effect on consumer spending;

●	our ability to maintain an adequate rate of growth;

●	our ability to effectively manage our growth;

●	our ability to attract new customers;

●	our ability to successfully enter new markets and manage our expansion;

●	the effects of increased competition in our business;

●	our ability to keep pace with changes in technology and our competitors;

●	our ability to successfully manage any future acquisitions of businesses, solutions or technologies;

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●	the success of our marketing efforts;

●	interruptions in service and any related impact on our reputation;

●	the attraction and retention of qualified employees and key personnel;

●	our ability to protect our intellectual property;

●	costs associated with defending intellectual property infringement and other claims;

●	the effects of natural or man-made catastrophic events;

●	the effectiveness of our internal controls; and

●	changes in government regulation affecting our business.

As a result of these and other factors, the results of any prior quarterly or annual periods should not be relied upon as indications of our future operating performance, and any unfavorable changes in these or other factors could have a material adverse effect on our business, financial condition and results of operation.

We may face strong competition from larger, established companies.

We likely will face intense competition from other companies that provide the same or similar custom specialty vehicle manufacturing and other services that compete with acquired businesses, virtually all of whom can be expected to have longer operating histories, greater name recognition, larger installed customer bases and significantly more financial resources, R&D facilities and manufacturing and marketing experience than we have. There can be no assurance that developments by our potential competitors will not render our existing and future products or services obsolete. In addition, we expect to face competition from new entrants into the custom specialty vehicle business. As the demand for products and services grows and new markets are exploited, we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and services. We may not have sufficient resources to maintain our research and development, marketing, sales and customer support efforts on a competitive basis. Additionally, we may not be able to make the technological advances necessary to maintain a competitive advantage with respect to our products and services. Increased competition could result in price reductions, fewer product orders, obsolete technology and reduced operating margins, any of which could materially and adversely affect our business, financial condition and results of operations.

Growth may place significant demands on our management and our infrastructure.

We plan for substantial growth in our business, and this growth would place significant demands on our management and our operational and financial infrastructure. If our operations grow in size, scope and complexity, we will need to improve and upgrade our systems and infrastructure to meet customer demand. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase. Continued growth could also strain our ability to maintain reliable service levels for our customers and meet their expected delivery schedules, develop and improve our operational, financial and management controls, enhance our reporting systems and procedures and recruit, train and retain highly skilled personnel.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition would be harmed.

Industry and Business Risks Related to Thermomedics, Inc.

Cost and quality issues might arise from our dependence on a third-party, sole source manufacturer.

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We currently buy our products from one third-party, sole source supplier who produces our products in its plant in Taiwan. Although we have the right to engage other manufacturers, we have not done so. Accordingly, our reliance on this supplier involves certain risks, including:

●	The cost of our products might increase, for reasons such as inflation and increases in the price of the precious metals, if any, or other internal parts used to make them, which could cause our cost of goods to increase and reduce our gross margin and profitability if any; and

●	Poor quality could adversely affect the reliability and reputation of our products.

Any of these uncertainties also could adversely affect our business reputation and otherwise impair our profitability and ability to compete.

We may not be able to compete effectively.

Our competition includes Welch Allyn, Braun and Exergen, all of which market a line or lines of thermometers. Each competitor has national distribution and a longer operating history than we do; and these brands have greater brand name recognition and significantly greater financial, technical sales, marketing, distribution and research and development resources. We may be unable to compete successfully against this competition.

Our research and development may be unsuccessful; our next generation products may not be developed, or if developed may fail to win commercial acceptance.

Our business is characterized by extensive research and development, and rapid technological change. Developments by other companies of new or improved products or technologies, especially of thermometers for use by consumers on pet dogs may make our products or proposed products obsolete or less competitive and may negatively impact our net sales. We should, subject to having adequate financial resources (which we currently do not possess), devote continued efforts and financial resources to develop or acquire scientifically advanced technologies, apply our technologies cost-effectively across our product lines and markets and, attract and retain skilled electrical engineering and other development personnel. If we fail to develop new products or enhance existing products, it would have a material adverse effect on our business, financial condition and results of operations.

In order to develop new products and improve current product offerings, we are focusing our research and development programs largely on the development of next-generation models intended for the professional health care markets, principally with greater accuracy than our current models. If we are unable to develop, launch these products as anticipated, and have them accepted commercially, our ability to expand our market position may be materially adversely impacted. Further, we are investigating opportunities to further expand our presence in, and diversify into, medical treatment technologies and other medical devices. Expanding our focus beyond our current business would be expensive and time-consuming. There can be no assurance that we will be able to do so on terms favorable to us, or that these opportunities will achieve commercial feasibility, obtain regulatory approval or gain market acceptance. A delay in the development or approval of these technologies or our decision to reduce our investments my adversely impact the contribution of these technologies to our future growth.

Product shortages may arise if our contract manufacturer fails to comply with government regulations.

Medical device manufacturers are required to register with the FDA and are subject to periodic inspection by the FDA for compliance with its Qualify System Regulation requirements, which require manufacturers of medical devices to adhere to certain regulations, including testing, quality control and documentation procedures. In addition, the Federal Medical Device Reporting regulations require a manufacturer to provide information to the FDA whenever there is evidence that reasonably suggests that a device may have caused or contributed to a death or serious injury or, if a malfunction were to occur, could cause or contribute to a death or serious injury. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through period inspections by the FDA. Our manufacturer and supplier is International Standards Organization (“ISO”) certified, but if it were to fail to adhere to quality system regulations or ISO requirements, this could delay production of our products and lead to fines, difficulties in obtaining regulatory clearances, recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could, in turn, have a material adverse effect on our financial condition and results of operations.

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Our medical devices may not meet government regulations.

Our products and development activities are subject to regulation by the FDA pursuant to the Federal Food, Drug and Cosmetic Act (“FDC Act”), and, if we should sell our products abroad, by comparable agencies in foreign countries, and by other regulatory agencies and governing bodies. Under the FDC Act, medical devices must receive FDA clearance or approval before they can be commercially marketed in the U.S. The FDA is reviewing its clearance process in an effort to make it more rigorous, which may require additional clinical data, if any, time and effort for product clearance. In addition, most major markets for medical devices outside the U.S. require clearance, approval or compliance with certain standards before a product can be commercially marketed. The process of obtaining marketing approval or clearance from the FDA for new products, or with respect to enhancements or modifications to existing products, could:

●	Take a significant period of time;

●	Require the expenditure of substantial resources;

●	Involve rigorous pre-clinical and clinical testing, as well as increased post-market surveillance;

●	Require changes to products; and

●	Result in limitations on the indicated uses of products.

Countries around the world have adopted more stringent regulatory requirements that have added or are expected to add to the delays and uncertainties associated with new product releases, as well as the clinical, if any, and regulatory costs of supporting those releases. Even after products have received marketing approval or clearance, product approvals and clearances by the FDA can be withdrawn due to failure to comply with regulatory standards or the occurrence unforeseen problems following initial approval. There can be no assurance that we will receive the required clearances for new products or modifications to existing products on a timely basis or that any approval will not be subsequently withdrawn or conditioned upon extensive post-market study requirements.

In addition, regulations regarding the development, manufacture and sale of medical devices are subject to future change. We cannot predict what impact, if any, those changes might have on our business. Failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition and results of operations. Later discovery of previously unknown problems with a product could result in fines, delays or suspensions of regulatory clearances, seizures or recalls of products, physician advisories or other field actions, operating restrictions and/or criminal prosecution. We also may initiate field actions as a result of our manufacturer’s failure to strictly comply with our internal quality policies. The failure to receive product approval clearance on a timely basis, suspensions of regulatory clearances, seizures or recalls of products, physician advisories or other field actions, or the withdrawal of product approval by the FDA, could have a material adverse effect on our business, financial condition and results of operations.

Our intellectual property may not be protectable.

The medical device market in which we primarily participate is largely technology driven. Consumers historical move quickly to new products and new technologies. As a result, intellectual property rights, particularly patents and trade secrets, play a significant role in product development and differentiation. However, intellectual property litigation is inherently complex and unpredictable. Furthermore, appellate courts can overturn lower court patent decisions.

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We face intellectual property risks that may negatively affect our brand names, reputation, revenues, and potential profitability.

In our second-generation products we will be depending upon a variety of methods and techniques that we regard as proprietary trade secrets. We are also dependent upon a variety of trademarks and designs to promote brand name development and recognition, and we rely on a combination of trade secrets, patents, trademarks, and unfair competition and other intellectual property laws to protect our rights to such intellectual property. However, to the extent that our products violate the proprietary right of others we may be subject to damage awards or judgments prohibiting the use of our intellectual property. See, “Legal Proceedings,” for a description of a pending legal proceeding seeking to invalidate one of our design patents. In addition, our rights in our intellectual property, even if registered, may not be enforceable against any prior users of similar intellectual property. Furthermore, if we lose or fail to enforce any of our proprietary rights, our brand names, reputation, revenues and potential profitability may be negatively affected.

In addition, competing parties frequently file multiple suits to leverage patent portfolios across product lines, technologies and geographies and to balance risk and exposure between the parties. In some cases, several competitors may be parties in the same proceeding, or in a series of related proceedings, or litigate multiple features of a single class of devices. These forces frequently drive settlement not only of individual cases, but also of a series of pending and potentially related and unrelated cases. In addition, although monetary and injunctive relief is typically sought, remedies and restitution are generally not determined until the conclusion of the trial court proceeding and can be modified on appeal. Accordingly, the outcomes of individual cases are difficult to time, predict or quantify and are often dependent upon the outcomes of other cases in other geographies.

Patents and other proprietary rights are and will continue to be essential to our business, and our ability to compete effectively with other companies will be dependent upon the proprietary nature of our technologies. We rely upon trade secrets, know-how and continuing technological innovations to develop, maintain and strengthen our competitive position. We pursue a policy of generally seeking patent protection in the U.S. for patentable design or subject matter in our devices and attempt to review third-party patents and patent applications to the extent publicly available in order to develop an effective patent strategy, avoid infringement of third-party patents, identify licensing opportunities and monitor the patent claims of others. We own three U.S. design patents and have one U.S. utility patent application pending. We are not a party to any license agreements pursuant to which patent rights have been obtained or granted in consideration for cash, cross-licensing rights or royalty payments. No assurance can be made that any pending or future patent application will result in the issuance of patents, or that any future patents issued to, or licensed by, us will not be challenged or circumvented by our competitors. In addition, we may have to take legal action in the future to protect our patents, if any, trade secrets or know-how or to assert them against claimed infringement by others. Any legal action of that type could be costly and time consuming, and no assurances can be given that any lawsuit will be successful.

The invalidation of key patent or proprietary rights that we may own, or an unsuccessful outcome in lawsuits to protect our intellectual property, could have a material adverse effect on our business, financial position and results in operations.

Our trademarks are valuable, and any inability to protect them could reduce the value of our products and brands.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. Our trademarks “Thermomedics,” “Babytemp,” “Temp4sure,” Tempmature,” “Elitemp”, “Caregiver”, and “TouchFree” are registered with the U.S. Patent and Trademark Office. Protecting these intellectual property rights could be costly and time consuming, and any unauthorized use of our intellectual property could make it more expensive for us to do business and which also could harm our operating results.

Product warranties and product liabilities could be costly.

We typically warrant the workmanship and materials used in the products we sell. Failure of the products to operate properly or to meet specifications may increase our costs by requiring replacement or monetary reimbursement to the end user. To the extent we are unable to make a corresponding warranty claim against the manufacturer of the defective product, we would bear the loss associated with such warranties. In the ordinary course of our business, we may be subject to product liability claims alleging that products we sold failed or had adverse effects. We maintain liability insurance at a level which we believe to be adequate. A successful claim in excess of the policy limits of the liability insurance could materially adversely affect our business. There can be no assurance, however, that recourse against a manufacturer would be successful, or that our manufacturer maintains adequate insurance or otherwise would be able to pay such liability.

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Industry and Business Risks Related to Our Legacy Healthcare Businesses

The sale and license of our legacy healthcare products may not produce royalty streams.

In 2013, we licensed the assets related to our iglucose technology to Smart Glucose Meter and in 2015 we licensed our breath glucose detection system and its underlying patent, which was granted in 2014. Pursuant to these agreements, we are due royalties based on future product sales, if any. Should these businesses not generate significant revenues, we will not achieve royalty streams from these sales and licenses.

Implantation of our implantable microchip may be found to cause risks to a person’s health, which could adversely affect sales of our systems that incorporate the implantable microchip.

The implantation of the VeriChip, which we sold to VeriTeQ, may be found, or be perceived, to cause risks to a person’s health. Potential or perceived risks include adverse tissue reactions, migration of the microchip and infection from implantation. There have been articles published asserting, despite numerous studies to the contrary, that the implanted microchip causes malignant tumor formation in laboratory animals. If more people are implanted with our implantable microchip, it is possible that these and other risks to health will manifest themselves. Actual or perceived risks to a person’s health associated with the microchip implantation process could result in negative publicity could damage our business reputation, leading to loss in sales of our other systems targeted at the healthcare market which would harm our business and negatively affect our prospects.

In connection with its acquisition of the VeriChip business, VeriTeQ agreed to indemnify us for any liabilities relating to the implantable microchip. Further, we are aware that VeriTeQ has sold the assets of the business to an unaffiliated third party who is using it as an identification device inside of a cosmetic implant, which does not involve direct in vivo use in people. If VeriTeQ or the buyer of the assets is unable to fulfill indemnity obligations, we could be responsible for payment of such liabilities, which could have a material adverse impact on our financial condition.

Risks Related to Our Common Stock

Future sales of our common stock may depress the market price of our common stock and cause stockholders to experience dilution.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, including shares issuable on the conversion of convertible notes payable. We may seek additional capital through one or more additional equity or convertible debt transactions in 2016; however, such transactions will be subject to market conditions and there can be no assurance any such transaction will be completed.

Current stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock issued pursuant to convertible preferred stock and debt instruments.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our common stock offered hereby. We are currently authorized to issue an aggregate of 3,900,000,000 shares of capital stock consisting of 3,895,000,000 shares of common stock and 5,000,000 shares of preferred stock with preferences and rights to be determined by our Board. As of September 23, 2016, there are 42,150,411 shares of our common stock, 2,262 shares of our Series II Convertible Preferred stock and 71 shares of our Series J Convertible Preferred Stock outstanding. There are 1,419,717 shares of our common stock reserved for issuance pursuant to stock option agreements. We also have 292,800 shares of our common stock issuable upon the exercise of outstanding warrants. We also have convertible notes with approximate principal and accrued interest balances of $10,464,638 as of September 23, 2016. These notes and our Series II Convertible Preferred stock are convertible into common stock in the future at prices determined at the time of conversion. The Series II, Series J and convertible notes would convert into shares of common stock, based on the closing bid price of $0.031 on September 23, 2016, as follows:

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	Principal/	Common Share Conversion
	Liquidation	At Current	At 25%	At 50%	At 75%
	Value	Market	Discount	Discount	Discount

Series II	$2,262,000	72,967,742	97,290,323	145,935,484	291,870,968	(1)
Series J	71,000	2,290,323	3,053,763	4,580,645	9,161,290	(2)
Convertible Notes	7,487,432	367,410,433	322,040,098	483,060,148	966,120,295	(3)
	$9,820,432	442,668,498	422,384,184	633,576,277	1,267,152,553

(1)	Represents liquidation value on 2,262 shares of Series II converted at the closing bid price of $0.031 on September 23, 2016 at discounts of 25%, 50% and 75% from the closing price on September 23, 2016.

(2)	Represents liquidation value on 71 shares of Series J converted at the closing bid price of $0.031 on September 23, 2016 at discounts of 25%, 50% and 75% from the closing price on September 23, 2016.

(3)	The convertible notes are convertible into common stock of the company at prices determined, in the future, at the time of conversion, at discounts of between 25% and 40% of the market price or at the lesser of a fixed amount or discount to market. This table includes common shares conversions at the closing bid price of $0.031 on September 23, 2016, and at discounts of 25%, 50% and 75% from the closing bid price on September 23, 2016.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We do not anticipate declaring any cash dividends on our common stock.

In July 2008 we declared, and in August 2008 we paid, a special cash dividend of $15.8 million on our capital stock. Any future determination with respect to the payment of dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions, terms of financing arrangements and other factors that our Board may deem relevant. In addition, our Certificates of Designation for shares of Series I and Series J Preferred Stock prohibit the payment of cash dividends on our common stock while any such shares of preferred stock are outstanding.

Our shares may be defined as “penny stock,” the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

Shares of our common stock may be defined as a “penny stock” under the Exchange Act, and rules of the SEC. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

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The success and timing of development efforts, clinical trials, regulatory approvals, product introductions, collaboration and licensing arrangements, any termination of development efforts and other material events could cause volatility in our stock price.

Since our common stock is thinly traded, its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	success or lack of success in being awarded, as a subcontractor to The Boeing Company, the next stage procurement related to the BioWatch system;

●	success or lack of success in being awarded research and development contracts with U.S. Government agencies, related to our Firefly Dx product, or otherwise;

●	success or lack of success being granted patents for its core biological diagnostic and detection technologies;

●	introduction of competitive products into the market;

●	receipt of payments of any royalty payments under the sale and licensing agreements related to our legacy healthcare products;

●	unfavorable publicity regarding us or our products;

●	termination of development efforts of any product under development or any development or collaboration agreement.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

GHS will pay less than the then prevailing market price for our common stock.

Our common stock to be issued to GHS pursuant to the Financing Agreement dated August 29, 2016 will pay eighty percent (80%) off of the lowest volume-weighted average price of our common stock over the five consecutive trading days preceding the date of the applicable Put Notice. If GHS sells the shares, the price of our common stock could decrease. If our stock price decreases, GHS may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Financing Agreement.

Pursuant to the Financing Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to GHS at a discounted price. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

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We may not have access to the full amount available under the Financing Agreement.

Our ability to draw down funds and sell shares under the Financing Agreement requires that the registration statement of which this prospectus forms a part be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 12,508,520 shares issuable under the Financing Agreement, and our ability to sell any remaining shares issuable under the investment with GHS is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the SEC staff and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to GHS pursuant to the Financing Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Financing Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to GHS. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Financing Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $7,000,000 under the investment with GHS.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Financing Agreement, and as such, GHS may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

GHS has agreed to refrain from holding an amount of shares which would result in GHS or its affiliates owning more than 9.99% of the then outstanding shares of our common stock at any one time. These restrictions, however, do not prevent GHS from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, GHS could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

USE OF PROCEEDS

The Financing Agreement permits us to “put” up to seven million dollars ($7,000,000) in shares of our common stock to GHS over a period of up to twenty-four (24) months. We will receive proceeds from the sale of securities (i.e., the Put Shares) pursuant to our exercise of this put right offered by GHS. The initial issuance of the Put Shares is not being registered pursuant to the registration statement of which this prospectus forms a part. Rather, GHS’ resale of the Put Shares after issuance is being registered pursuant to the registration statement of which this prospectus forms a part. We will not receive any proceeds from GHS’ resale of these shares of common stock.

DILUTION

The sale of our common stock to GHS in accordance with the Financing Agreement dated August 29, 2016 will have a dilutive impact on our stockholders. As a result, our net loss per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to GHS in order to drawdown pursuant to the Financing Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

Securities Purchase Agreement and Financing Agreement with GHS

On August 16, 2016, 2016, the Company closed a Securities Purchase Agreement (“GHS SPA”) with GHS, dated August 11, 2016, providing for the purchase of a Secured Convertible Promissory Note in the aggregate principal amount of up to $330,000 (the “GHS Note”), with the first tranche funded being in the amount of $50,000. Subsequent tranches of $50,000 will be delivered to the Company bi-weekly and at the sole discretion of GHS. The GHS Note has a 10% original issuance discount to offset transaction, diligence and legal costs. The GHS Note bears an interest rate of 10%, which is payable in the Company’s common stock based on the conversion formula (as defined below), and the maturity date for each funded tranche will be 12 months from the date on which the funds are received by the Company. The GHS Note may be converted by GHS at any time into shares of Company’s common stock at a 37.5% discount to the lowest volume-weighted average price for the Company’s common stock during the 15 trading days immediately preceding a conversion date. The GHS Note is secured by all property of the Company, however, is behind the security interests previously in place with three other creditors as set forth in the GHS SPA.

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The GHS Note is a long-term debt obligation that is material to the Company. The GHS Note may be prepaid in accordance with the terms set forth in the GHS Note. The GHS Note also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission, and increases in the amount of the principal and interest rates under the GHS Note in the event of such defaults. In the event of default, at the option of GHS and in GHS’s sole discretion, GHS may consider the GHS Note immediately due and payable.

Pursuant to the terms of the Financing Agreement, GHS committed to purchase up to $7,000,000 of our common stock over a period of up to 24 months. From time to time during the 24-month period commencing from the effectiveness of this registration statement, we may deliver a Put Notice to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the Put Notice. The maximum investment amount per notice will be equal to twice the average of the daily trading dollar volume of our common stock for the five (5) consecutive trading days immediately prior to date of the applicable Put Notice and such amount must not exceed an accumulative amount of $250,000 without prior approval of GHS. The minimum put amount is $5,000. The purchase price per share to be paid by GHS will be 80% off of the lowest volume-weighted average price of the Common Stock during the pricing period applicable to the Put Notice. There also must be a minimum of ten (10) trading days between Put Notices unless agreed to otherwise by GHS in writing.

In connection with the Financing Agreement, we also entered into the Registration Agreement, pursuant to which we agreed to file a registration statement covering the resale of all registerable common stock to be issued pursuant to the Financing Agreement and to use our best efforts to get the registration statement effective. This prospectus forms a part of the initial registration statement with the SEC covering the resale of all registerable common stock to be issued pursuant to the Financing Agreement.

The 12,508,520 shares being offered pursuant to this prospectus represent 30% of the shares issued and outstanding held by nonaffiliates of the Company assuming that the selling stockholders will sell all of the shares offered for sale. The Financing Agreement is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Financing Agreement of $0.025 (equal to 80% of the closing price of our common stock of $0.031 on September 23, 2016), we will be able to receive up to $310,211.30 in gross proceeds, assuming the sale of the entire 12,508,520 Put Shares being registered hereunder pursuant to the Registration Agreement. At an assumed purchase price of $0.025 under the Financing Agreement, we would be required to register 269,749,545 additional shares to obtain the balance of $6,689,788.70 under the Financing Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Financing Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Financing Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell GHS periodically our common stock under the Financing Agreement and GHS will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to GHS to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $7,000,000 was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to GHS under the Financing Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our Board, in its good faith, deem to be in the best interest of the Company.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “PSID.” On September 29, 2016, the last reported bid price of our common stock was $0.026 per share. The following table presents the high and low bid price for our common stock for the periods indicated:

Fiscal Year Ending December 31, 2016	High	Low
July 1, 2016 through September 29, 2016	$0.345	$0.026
Quarter ended June 30, 2016	$0.01	$0.004
Quarter ended March 31, 2016	$0.02	$0.01

Fiscal Year Ended December 31, 2015	High	Low
Quarter ended December 31, 2015	$0.04	$0.02
Quarter ended September 30, 2015	$0.05	$0.02
Quarter ended June 30, 2015	$0.05	$0.01
Quarter ended March 31, 2015	$0.03	$0.02

Fiscal Year Ended December 31, 2014	High	Low
Quarter ended December 31, 2014	$0.09	$0.03
Quarter ended September 30, 2014	$0.07	$0.03
Quarter ended June 30, 2014	$0.09	$0.05
Quarter ended March 31, 2014	$0.14	$0.02

Holders

According to the records of our transfer agent, as of September 23, 2016, there were approximately 44 holders of record of our common stock, which number does not reflect beneficial stockholders who hold their stock in nominee or “street” name through various brokerage firms.

Dividend Policy

In July 2008, we declared and in August 2008, we paid a special cash dividend of $15.8 million on our capital stock. Any future determination with respect to the payment of dividends on our common stock will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions, terms of financing arrangements and other factors that our Board may deem relevant.

DESCRIPTION OF BUSINESS

The Company

PositiveID Corporation, including its wholly-owned subsidiaries PositiveID Diagnostics Inc. (“PDI”), and E-N-G Mobile Systems, Inc. (“ENG”), and Thermomedics, Inc. (“Thermomedics”), (collectively, the “Company” or “PositiveID”), develops molecular diagnostic systems for bio-threat detection and rapid medical testing; markets the Caregiver® non-contact clinical thermometer; and manufactures specialty technology vehicles. The Company’s fully automated pathogen detection systems and assays are designed to detect a range of biological threats. The Company’s M-BAND (Microfluidic Bio-agent Autonomous Networked Detector) system is an airborne bio-threat detection system developed for the homeland defense industry to detect biological weapons of mass destruction. The Company is developing Firefly Dx, an automated pathogen detection system for rapid diagnostics, both for clinical and point-of-need applications. The Company’s Caregiver® thermometer is an FDA-cleared infrared thermometer for the professional healthcare market. The Company also manufactures specialty technology vehicles focused primarily on mobile laboratory and communications applications.

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On May 23, 2011, we entered into a Stock Purchase Agreement to acquire PDI, pursuant to which PDI became a wholly-owned subsidiary. Since 2012, PDI has been doing business as PositiveID. The Company specializes in the production of automated instruments for a wide range of applications in the detection and processing of biological samples, ranging from rapid medical testing to airborne pathogen detection for homeland security.

On October 21, 2015, we entered into an agreement to acquire all of the outstanding capital stock of Thermomedics, Inc., a Nevada corporation (“Thermomedics”), pursuant to a Stock Purchase Agreement by and between PositiveID and Sanomedics Inc., a Delaware corporation (“Sanomedics”), the shareholder of Thermomedics (collectively the “Thermomedics Acquisition”). On December 4, 2015, we entered into a First Amendment to the Stock Purchase Agreement with the Sanomedics. PositiveID, Sanomedics and Thermomedics also entered into a Management Services and Control Agreement (the “Control Agreement”), dated December 4, 2015, whereby PositiveID was appointed the manager of Thermomedics. On March 4, 2016, PositiveID, Sanomedics and Thermomedics entered into a letter agreement (the “March Agreement”), which included an amendment to the Control Agreement, an agreement to terminate intercompany indebtedness, and an agreement for the transfer of Thermomedics’ intellectual property. Under the terms of the March Agreement, PositiveID, Sanomedics and Thermomedics agreed to extend the closing date for the Stock Purchase Agreement to March 31, 2016. As a result of the Company assuming control of Thermomedics on December 4, 2015, the Company determined, pursuant to ASC 805-10-25-6, that December 4, 2015 was the acquisition date of Thermomedics for accounting purposes and began consolidating the balance sheet and results of operations of Thermomedics as of that date. The Company completed the acquisition of the capital stock of Thermomedics in the third quarter of 2016.

On December 22, 2015, we entered into a Stock Purchase Agreement to acquire ENG, pursuant to which ENG became a wholly-owned subsidiary. ENG manufactures specialty technology vehicles focused primarily on mobile labs, command and communications centers, and cellular applications. The acquisition of ENG closed on December 24, 2015.

On April 8, 2016, our Board of Directors approved an amendment to the Amended and Restated By-Laws of the Corporation (the “By-Laws”), to allow for action by written consent of stockholders in lieu of an annual or special meeting if the consent is signed by the holders of outstanding shares having at least the minimum number of votes necessary to authorize or take that action. The foregoing summary of the By-Laws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, filed as Exhibit 3.1 to our 2015 Annual Report on Form 10-K filed with the SEC on April 12, 2016 and incorporated by reference herein.

Beginning with the acquisition of PDI in 2011, the Company began a process to focus its operations on diagnostics and detection. Since that acquisition, the Company has either sold or exclusively licensed all of its legacy businesses, including its VeriChip assets, its iglucose technology, the GlucoChip technology, and its patent related to a glucose breath detection system. See “Our Business” under Part I of this Form 10-K for more information and description of the Company’s current business.

Our principal executive offices are located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Our telephone number is (561) 805-8000. Unless the context provides otherwise, when we refer to the “Company,” “we,” “our,” or “us” in this Annual Report, we are referring to PositiveID Corporation and its consolidated subsidiaries.

Our Business

We are a life sciences and technology company focused primarily on the healthcare and homeland security markets. Within our detection and diagnostics business, we specialize in the development of microfluidic systems for the automated preparation of and performance of biological assays in order to detect biological threats at high-value locations and analyze biological samples at the point of need. Thermomedics markets the Caregiver non-contact thermometer to the professional healthcare market. Our ENG subsidiary manufactures specialty technology vehicles. PositiveID has a substantial portfolio of intellectual property related primarily to sample preparation and rapid medical testing applications, and the Caregiver non-contact thermometer.

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Since its inception, including PDI prior to its acquisition, we have received over $50 million in U.S. government grants and contracts, primarily from the Department of Homeland Security (“DHS”). We have submitted, or are in the process of submitting, bids on various potential U.S. government contracts.

M-BAND

Our M-BAND technology, developed under contract with the U.S. DHS Science & Technology directorate, is a bio-aerosol monitor with fully integrated systems for sample collection, processing and detection modules. M-BAND continuously and autonomously analyzes air samples for the detection of pathogenic bacteria, viruses, and toxins for up to 30 days. Results from individual M-BAND instruments are reported via a secure wireless network in real time to give an accurate and up-to-date status of field conditions. M-BAND performs high specificity detection for up to six organisms on the Centers for Disease Control’s category A and B select agents list. Further, we believe M-BAND was developed in accordance with DHS guidelines.

In December 2012, the Company entered into a Sole and Exclusive License Agreement (the “Boeing License Agreement”), a Teaming, (the “Teaming Agreement”) and a Security Agreement (the “Boeing Security Agreement”), with The Boeing Company, or Boeing. The Boeing License Agreement provides Boeing the exclusive license to sell PositiveID’s M-BAND airborne bio-threat detector for the DHS BioWatch next generation opportunity, as well as other opportunities (government or commercial) that may arise in the North American market. As consideration for entry into the Boeing License Agreement, Boeing paid a license fee of $2.5 million to PositiveID in three installments, all of which has been paid. Under the Teaming Agreement, which has now expired, and subject to certain conditions, the Company retained the exclusive rights to serve as the reagent and assay supplier of M-BAND systems to Boeing. The Company also retained all rights to sell M-BAND units, reagents and assays in international markets. Pursuant to the Boeing Security Agreement, the Company granted Boeing a security interest in all of its assets, including the licensed products and intellectual property rights (as defined in the Boeing License Agreement), to secure the Company’s performance under the Boeing License Agreement.

Firefly Dx

Our Firefly Dx system is designed to deliver molecular diagnostic results from a sample in less than 30 minutes, which, we believe, would enable accurate diagnostics leading to more rapid and effective treatment than what is currently available with existing systems. The Firefly Dx breadboard prototype system has already demonstrated the ability to detect and identify common pathogens and diseases such as E. coli, Methicillin-resistant Staphylococcus Aureus, Methicillin-susceptible Staphylococcus Aureus, Clostridium difficile, influenza and others. Firefly Dx is designed to be a simple-to-use, point-of-care, real-time polymerase chain reaction (“PCR”) device, which is designed for use by medical personnel at the point-of-need; first response teams to detect biological agents associated with weapons of mass destruction; agricultural screening in domestic sectors and developing countries; and point-of-need monitoring of pathogenic outbreaks. We have demonstrated in our labs that the entire Firefly Dx prototype design functions as intended through the complete sample purification and detection process without the use of any third-party hardware. The next step in the development of Firefly Dx is to combine these processes and breadboards into single units and demonstrate the capability to run a test from putting the raw sample in the cartridge through sample preparation, PCR and real-time detection as a single system. We are currently seeking a government contract or other partner to help us fund the remaining development and the build of the smaller, field-able prototype for testing by third parties to prepare for commercialization.

Caregiver

Caregiver is an FDA-cleared for clinical use, infrared thermometer that measures forehead temperature in adults, children and infants, without contact. Caregiver is the world’s first clinically validated, non-contact thermometer for the healthcare providers market, which includes hospitals, physicians’ offices, medical clinics, nursing homes and other long-term care institutions, and acute care hospitals. Our Caregiver thermometer with TouchFree™ technology is less likely to transmit infectious disease than devices that require even minimal contact. It therefore saves medical facilities the cost of probe covers ($0.05 to $0.10 per temperature reading), storage space and disposal costs.

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ENG Mobile Systems

Our ENG subsidiary is a leader in the specialty technology vehicle market, with a focus on mobile laboratories, command and communications applications, and mobile cellular systems. ENG has built mobile laboratories specifically designed for chemical and biological detection, monitoring and analysis than any other specialty vehicle manufacturer. The combination of PositiveID’s expert bio-detection technologies with ENG’s advanced mobile labs is expected to offer customers a next generation, best of breed solution in the mobile laboratory space. ENG also provides specialty vehicle manufacturing for TV news vans and trucks, emergency response trailers, mobile command centers, infrared inspection, and other special purpose vehicles. During the past 25 years, ENG has pioneered numerous engineering and design breakthroughs. ENG’s MobiLab™ Systems have become the primary choice of mobile labs for scientific and environmental agencies and organizations throughout the country because of their productivity in the field. ENG’s mobile cellular systems offer temporary cell sites to boost capacity, as well as the latest technology for testing site performance.

Legacy Products

Between 2011 and 2013, we entered into license or sale agreements to dispose of certain technologies concentrated in the area of diabetes management and patient identification. Those products and their status are as follows:

VeriChip

Through the end of 2011, our business also included the VeriMed system, which used an implantable, passive RFID microchip, (the “VeriChip”). On January 11, 2012, we contributed certain assets and liabilities related to the VeriChip business to our wholly-owned subsidiary, PositiveID Animal Health. On January 11, 2012, VeriTeQ Acquisition Corporation, or VeriTeQ, purchased all of the outstanding capital stock of PositiveID Animal Health in exchange for a secured promissory note in the amount of $200,000, (the “Note”), and 4 million shares of common stock of VeriTeQ. In connection with the sale, we entered into a license agreement with VeriTeQ, which granted VeriTeQ a license to utilize our bio-sensor implantable RFID device excluding for the GlucoChip or any product or application involving blood glucose detection or diabetes management. The Company also entered into a shared services agreement with VeriTeQ on January 11, 2012, (the “Shared Service Agreement”) pursuant to which the Company agreed to provide certain services to VeriTeQ in exchange for a monthly payment. Amendments were made to the Shared Service Agreement in 2012 reducing the level and dollar amount of shared services. On July 8, 2013, the Company entered into a Letter Agreement with VeriTeQ that defined the conditions of termination of the Shared Services Agreement, including payment of the approximate $274,000 owed from VeriTeQ to PositiveID, and to amend the Note, which has a current balance of $228,000, to include a conversion feature under which the Note may be repaid, at VeriTeQ’s option, in equity in lieu of cash.

Throughout the course of 2012 through 2014, the Company and VeriTeQ entered into a number of agreements for the intellectual property related to the Company’s embedded biosensor portfolio, which ultimately resulted in a GlucoChip and Settlement Agreement, entered into on October 20, 2014 (the “GlucoChip Agreement”), under which the final element of the Company’s implantable microchip business was transferred to VeriTeQ.

During October 2013 VeriTeQ arranged a financing with a group of buyers (the “Buyers”). In conjunction with that transaction the Buyers offered the Company a choice of either selling its interest in VeriTeQ, or alternatively, to lock up its shares for a period of one year. The Board concluded that it was in the best interest of Company to sell its interest in VeriTeQ to the Buyers after considering a number of factors. As a result, on November 8, 2013 the Company entered into a letter agreement (the “November Letter Agreement”) with VeriTeQ and on November 13, 2013, the Company entered into a Stock Purchase Agreement (“SPA”) with the Buyers. Pursuant to the SPA, the Company sold its interest in VeriTeQ including 871,754 shares and a convertible promissory note (which had a balance of $203,694 at the time of the transaction), which was convertible into 135,793 shares of VeriTeQ stock, for $750,000. Pursuant to the November Letter Agreement, VeriTeQ delivered to the Company a warrant to purchase 300,000 shares of VeriTeQ common stock at price of $2.84. The warrant has a term of five years and full pricing and quantity reset provisions.

On October 19, 2015, VeriTeQ received a default notice from its senior lender demanding repayment of approximately $2.1 million of indebtedness, secured by substantially all of VeriTeQ’s assets, which VeriTeQ was unable to repay. VeriTeQ also received a Notice of Disposition of Collateral advising the Company that the senior lender, acting as collateral agent, intended to sell the assets at auction, which it did on November 4, 2015. VeriTeQ has ceased its business operations related to implantable medical device identification. On November 25, 2015, VeriTeQ entered into a Stock Purchase Agreement with The Brace Shop, LLC, whereby VeriTeQ agreed to acquire all of the issued and outstanding membership interests of The Brace Shop. Based on information available to us, VeriTeQ’s acquisition of The Brace Shop has not yet closed.

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iglucose

The iglucose system uses machine-to-machine technology to automatically communicate a diabetic’s glucose readings to the iglucose online database. iglucose is intended to provide next generation, real-time data to improve diabetes management and help ensure patient compliance, data accuracy and insurance reimbursement. In November 2011, we obtained Federal Drug Administration of the United States Government (“FDA”) clearance.

On February 15, 2013, we entered into an agreement, or the SGMC Agreement, with SGMC, Easy Check, Easy-Check Medical Diagnostic Technologies Ltd., an Israeli company, and Benjamin Atkin, an individual, or Atkin, pursuant to which we licensed our iglucose™ technology to SGMC for up to $2 million based on potential future revenues of glucose test strips sold by SGMC. These revenues will range between $0.0025 and $0.005 per strip. A person with diabetes who tests three times per day will use over 1,000 strips per year. The parties to the SGMC Agreement were parties to that certain Easy Check Asset Purchase Agreement. We and Atkin were also parties to a consulting agreement dated as of February 10, 2010, which agreement was terminated upon entry into the SGMC Agreement.

Pursuant to the SGMC Agreement, we granted SGMC an exclusive right and license to the intellectual property rights in the iglucose patent applications; a non-exclusive right and license to use and make a “white label” version of the iglucose websites; a non-exclusive right and license to use all documents relating to the iglucose 510(k) application to the FDA; and an exclusive right and license to the iglucose trademark. We also agreed to transfer to SGMC all right, title, and interest in the www.iglucose.com and www.iglucose.net domain names.

In consideration for the rights and licenses discussed above, and the transfer of the domain names, SGMC shall pay to us the amount set forth below for each glucose test strip sold by SGMC and any sublicenses of SGMC for which results are posted by SGMC via its communications servers, or the Consideration:

(i)	$0.0025 per strip sold until SGMC has paid aggregate Consideration of $1,000,000; and

(ii)	$0.005 per strip sold thereafter until SGMC has paid aggregate Consideration of $2,000,000; provided, however, that the aggregate. Consideration payable by SGMC pursuant to the SGMC Agreement shall in no event exceed $2,000,000.

Based in information available to us SGMC has not yet begun commercial sales of iglucose.

GlucoChip

On October 20, 2014, the Company entered into the GlucoChip Agreement with VeriTeQ to transfer the final element of the Company’s implantable microchip business to VeriTeQ, to provide for a period of financial support to VeriTeQ to develop that technology, and to provide for settlement of amounts owed by VeriTeQ to the Company under a shared services agreement. As discussed above, in November 2015, VeriTeQ’s senior lender, acting as collateral agent, sold VeriTeQ’s assets at auction, and VeriTeQ has ceased its business operations related to implantable medical device identification. The GlucoChip Agreement also provided for the settlement of the amounts owed pursuant to the Shared Services Agreement entered into between the Company and VeriTeQ on January 11, 2012, as amended. The current outstanding amount of $222,115, pursuant to the Shared Services Agreement was settled by VeriTeQ issuing a Convertible Promissory Note to the Company (“Note I”). Note I bears interest at the rate of 10% per annum; is due and payable on October 20, 2016; and may be converted by the Company at any time after 190 days of the date of closing into shares of VeriTeQ common stock at a conversion price equal to a 40% discount of the average of the three lowest daily trading prices (as set forth in Note I) calculated at the time of conversion. Note I also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under Note I in the event of such defaults. Additionally, pursuant to the GlucoChip Agreement, VeriTeQ agreed to provide an initial common share reserve of 10,000,000 shares of common stock under its outstanding warrant with the Company. In addition, VeriTeQ has agreed to increase the reserved shares to cover twice the number of shares of common stock due if the warrant were exercised in full and maintain the number of reserved shares of common stock at that level.

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Pursuant to the GlucoChip Agreement, the Company also agreed to provide financial support to VeriTeQ, for a period of up to two years, in the form of convertible promissory notes. In 2014, the Company funded VeriTeQ $60,000 and an additional $140,000 less $5,000 OID during 2015. VeriTeQ issued the Company a Convertible Promissory Note (“Note II”) in the total principal amount of $200,000 as of December 31, 2015. The terms of Note II are substantially the same as Note I. As VeriTeQ is in default of its agreements with the Company, there is no intention to provide any additional funding to VeriTeQ under the GlucoChip Agreement.

Breath Glucose Test

The breath glucose test is a patented, non-invasive glucose detection system that measures acetone levels in a patient’s exhaled breath. The association between acetone levels in the breath and glucose is well documented, but previous data on the acetone/glucose correlation has been insufficient for reliable statistics. The breath glucose test detection system combines a proprietary chemical mixture of sodium nitroprusside with breath exhalate, which is intended to create a new molecular compound that can be measured with its patent pending technology. We believe that the use of a heavy molecule to generate a chemical reaction that can be reliably measured may prove the close correlation between acetone concentrations found in a patient’s exhaled breath and glucose found in his or her blood. This could eliminate a patient’s need to prick his or her finger multiple times per day to get a blood sugar reading. In the first quarter of 2012, we commenced the first clinical trial of the breath glucose test, which was held at Schneider Children’s Medical Center of Israel, a preeminent research hospital. The study was put on hold pending a determination by the Company as to the potential changes in the study protocol. The purpose of the clinical study was to assess the feasibility of the breath glucose test compared to a standard invasive blood glucose meter and to assess the reliability of the breath glucose test in measuring blood glucose levels under conditions of altered blood glucose levels. The preliminary results of the first half of the study were inconclusive. In December 2015, the Company entered into an exclusive license with Sanomedics, Inc. related to the patent underlying the breath glucose test. This license includes development milestones related to the development and commercialization of the technology. Failure to meet such milestones would allow the Company to terminate the license. The Company does not have any expectation of earning royalties under this license in the near term.

Sales, Marketing and Distribution

Our sales, marketing and distribution plan for our healthcare products is to align with large medical distribution companies, and either manufacture the products to their specification or license the products and underlying technology to them. We have entered into various distribution agreements with several medical equipment suppliers to distribute our Caregiver thermometer. We will also sell the Caregiver thermometer under separate agreements with commissioned independent sales representatives and smaller distributors who have non-exclusive territorial agreements. ENG markets directly to customers through its internal sales force, website, referrals and channel partners.

We are subject to certain indemnification obligations in connection with our distribution agreements. We are usually required to procure and maintain product liability insurance of specified limits per occurrence and in the aggregate, naming the contracting party as an additional insured. Our distributors, resellers, and sales representatives typically agree not to sell competitive products during the term of their agreements with us.

Manufacturing; Supply Arrangements

We have historically outsourced the manufacturing of all the hardware components of our systems to third parties. As of June 30, 2016, we have not had material difficulties obtaining system components. We believe that if any of our manufacturers or suppliers were to cease supplying us with system components, we would be able to procure alternative sources without material disruption to our business. We plan to continue to outsource any manufacturing requirements of our current and under development products.

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The technology and functionality of the Caregiver thermometer was co-designed by our new supplier in Taiwan, which, as discussed below, is the manufacturer and the assignor to us of the requisite U.S. governmental pre-marketing approvals. We designed the housing of our products, incorporating our extensive thermometry engineering and clinical expertise. We are in the process of designing and developing, with our supplier, all aspects, inducing technology, of our proposed second-generation products.

Under certain agreements, the Company may be subject to penalties if they are unable to supply products under its obligations. Since inception, the Company has never incurred any such penalties.

Environmental Regulation

We must comply with local, state, federal, and international environmental laws and regulations in the countries in which we do business, including laws and regulations governing the management and disposal of hazardous substances and wastes. We expect our operations and products will be affected by future environmental laws and regulations, but we cannot predict the effects of any such future laws and regulations at this time. Our distributors who place our products on the market in the European Union are required to comply with EU Directive 2002/96/EC on waste electrical and electronic equipment, known as the WEEE Directive. Noncompliance by our distributors with EU Directive 2002/96/EC would adversely affect the success of our business in that market. Additionally, we are investigating the applicability of EU Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment, known as the RoHS Directive which took effect on July 1, 2006. We do not expect the RoHS Directive will have a significant impact on our business.

Government Regulation

Regulation by the FDA

The thermometers that we market are subject to regulation by numerous regulatory bodies, including the Food and Drug Administration (“FDA”) and comparable international regulatory agencies. These agencies require manufacturers of medical devices, such as our manufacturer, to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of medical devices. In addition, the Quality Management System employed by our contract manufacturer must meet the FDA 21 CFR Part 820, and its manufacturing facility is subject to periodic FDA audit. Devices are generally subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation be conducted before a device receives approval for commercial distribution. Our products are subject to the lowest level of regulation and only require pre-marketing approval, as described below.

In the United States, permission to distribute a new device generally can be met in one of three ways. The process relevant to our products requires that a pre-market notification (“510(k) Submission”) be made to the FDA to demonstrate that the device is as safe and effective as, or substantially equivalent to, a legally marketed device that is not subject to pre-market approval (“PMA”), i.e., the “predicate” device. An appropriate predicate device for a pre-market notification is one that (i) was legally marketed prior to May 28, 1976, (ii) was approved under a PMA but then subsequently reclassified from class III to class II or I, or (iii) has been found to be substantially equivalent and cleared for commercial distribution under a 510(k) Submission. Applicants must submit descriptive data and, when necessary, performance data to establish that the device is substantially equivalent to a predicate device. (In some instances not relevant to our products, data from human clinical trials must also be submitted in support of a 510(k) Submission. The FDA must issue an order finding substantial equivalence before commercial distribution can occur. Changes to existing devices covered by a 510(k) Submission that do not raise new questions of safety or effectiveness can generally be made without additional 510(k) Submissions. More significant changes, such as new designs or materials, may require a separate 510(k) with data to support that the modified device remains substantially equivalent. The FDA has recently begun to review its clearance process in an effort to make it more rigorous, which may require additional clinical data, time and effort for product clearance.

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We have received a 510(k) pre-market approval from the FDA for our thermometers. This 510(k) will allow us to sell our second- generation thermometers without additional approvals. However, we may need to obtain recertification, depending on product changes this recertification may require a complete documentation package, an abbreviated documentation package or an internal documentation package, a determination to be made by guidance documents from the FDA and in concert with our regulatory consultants.

Some countries do not have medical device regulations, but in most foreign countries, medical devices are regulated. Frequently, regulatory approval may first be obtained in a foreign country prior to application in the United States to take advantage of differing regulatory requirements. If we market in foreign countries, such as the European countries, ISO 13485 is the internationally recognized standard for medical devices. Products must comply with ISO 13485 to receive the “CE” mark. We design our products to comply with the requirements of both the FDA and ISO 13485. We intend to conduct audits of our contract manufacturers to ensure compliance with these regulations. If an audit uncovers problems, there is a risk of disruption in product availability.

Upon the completion of development, we intend to apply for a Clinical Laboratory Improvement Amendments (“CLIA”) waiver from the FDA to market Firefly Dx.

CLIA Waiver. Congress passed the CLIA in 1988 establishing quality standards for all laboratory testing to ensure the accuracy, reliability and timeliness of patient test results regardless of where the test was performed. The requirements are based on the complexity of the test and not the type of laboratory where the testing is performed. As defined by CLIA, waived tests are categorized as “simple laboratory examinations and procedures that have an insignificant risk of an erroneous result.” The FDA determines the criteria for tests being simple with a low risk of error and approves manufacturer’s applications for test system waiver.

FDA Premarket Clearance and Approval Requirements. Generally speaking, unless an exemption applies such as applying for a CLIA waiver, each medical device we wish to distribute commercially in the United States will require either prior clearance under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, or FFDCA, or a premarket approval application, or PMA, approved by the FDA. Medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk to the patient associated with the medical device and the extent of control needed to ensure its safety and effectiveness. Devices deemed to pose low or moderate risks are placed in either Class I or II, respectively. The manufacturer of a Class II device is required to submit to the FDA a premarket notification requesting permission to commercially distribute the device and demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of a PMA. This process is known as 510(k) clearance. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are considered high risk and placed in Class III, requiring premarket approval.

Pervasive and Continuing Regulation. After a medical device is placed on the market, numerous regulatory requirements continue to apply. These include:

●	quality system regulations, or QSR, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

●	labeling regulations and FDA prohibitions against the promotion of regulated products for uncleared, unapproved or off-label uses;

●	clearance or approval of product modifications that could significantly affect safety or effectiveness or that would constitute a major change in intended use;

●	medical device reporting, or MDR, regulations, which require that a manufacturer report to the FDA if the manufacturer’s device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

●	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device; and

●	medical device tracking requirements apply when the failure of the device would be reasonably likely to have serious adverse health consequences.

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Fraud and Abuse

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws and false claims laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state healthcare programs, including Medicare, Medicaid and Veterans Affairs health programs. We have never been challenged by a government authority under any of these laws and believe that our operations are in material compliance with such laws. However, because of the far-reaching nature of these laws, there can be no assurance that we would not be required to alter one or more of our practices to be in compliance with these laws. In addition, there can be no assurance that the occurrence of one or more violations of these laws would not result in a material adverse effect on our financial condition and results of operations.

Anti-Kickback Laws

We may directly or indirectly be subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws. In particular, the federal healthcare program Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending a good or service, for which payment may be made in whole or part under federal healthcare programs, such as the Medicare and Medicaid programs. Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs.

Federal False Claims Act

We may become subject to the Federal False Claims Act, or FCA. The FCA imposes civil fines and penalties against anyone who knowingly submits or causes to be submitted to a government agency a false claim for payment. The FCA contains so-called “whistle-blower” provisions that permit a private individual to bring a claim, called a qui tam action, on behalf of the government to recover payments made as a result of a false claim. The statute provides that the whistle-blower may be paid a portion of any funds recovered as a result of the lawsuit.

State Laws and Regulations

Many states have enacted laws similar to the federal Anti-Kickback Statute and FCA. The Deficit Reduction Act of 2005 contains provisions that give monetary incentives to states to enact new state false claims acts. The state Attorneys General are actively engaged in promoting the passage and enforcement of these laws. While the Federal Anti-Kickback Statute and FCA apply only to federal programs, many similar state laws apply both to state funded and to commercial health care programs. In addition to these laws, all states have passed various consumer protection statutes. These statutes generally prohibit deceptive and unfair marketing practices, including making untrue or exaggerated claims regarding consumer products. There are potentially a wide variety of other state laws, including state privacy laws, to which we might be subject. We have not conducted an exhaustive examination of these state laws.

Laws and Regulations Governing Privacy and Security

There are various federal and state laws and rules regulating the protection of consumer and patient privacy. We have never been challenged by a governmental authority under any of these laws and believe that our operations are in material compliance with such laws. However, because of the far reaching nature of these laws, there can be no assurance that we would not be required to alter one or more of our systems and data security procedures to be in compliance with these laws. Our failure to protect health information received from customers could subject us to civil or criminal liability and adverse publicity and could harm or business and impair our ability to attract new customers.

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U.S. Federal Trade Commission Oversight

An increasing focus of the United States Federal Trade Commission’s, or FTC, consumer protection regulation is the impact of technological change on protection of consumer privacy. Under the FTC’s statutory authority to prosecute unfair or deceptive acts and practices, the FTC vigorously enforces promises a business makes about how personal information is collected, used and secured.

Since 1999, the FTC has taken enforcement action against companies that do not abide by their representations to consumers of electronic security and privacy. More recently, the FTC has found that failure to take reasonable and appropriate security measures to protect sensitive personal information is an unfair practice violating federal law. In the consent decree context, offenders are routinely required to adopt very specific cyber security and internal compliance mechanisms, as well as submit to twenty years of independent compliance audits. Businesses that do not adopt reasonable and appropriate data security controls or that misrepresent privacy assurances to users have been subject to civil penalties as high as $22.5 million.

In 2009, the FTC issued rules requiring vendors of personal health records to notify customers of any breach of unsecured, individually identifiable health information. Also, a third party service provider of such vendors or entities that experiences a breach must notify such vendors or entities of the breach. If we experience a breach of our systems containing personal health records, we will be required to provide these notices and may be subject to penalties. Violations of these requirements may be prosecuted by the FTC as an unfair or deceptive act or practice and could result in significant harm to our reputation.

Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act of 2009

The Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, or HIPAA, govern how various entities and individuals can use and disclose protected health information. If we begin transmitting individually identifiable health information in connection with certain standard transactions regulated by HIPAA, we would likely have to implement a HIPAA compliance program to ensure our uses and disclosures of health information are done in accordance with the regulations. Under the federal Health Information Technology for Economic and Clinical Health Act, (the “HITECH Act”), we may be subject to certain federal privacy and security requirements relating to individually identifiable health information we maintain. We may be required to enter into written business associate agreements with certain health care providers and health plans relating to the privacy and security of protected health information, to the extent our customers are covered entities under HIPAA and to the extent we receive, use or disclose protected health information on their behalf. Under the HITECH Act, we would be required by federal law to comply with those business associate agreements, as well as certain privacy and security requirements found in HIPAA and the HITECH Act as they relate to our activities as a business associate. If we are a covered entity or business associate under HIPAA and the HITECH Act, compliance with those requirements would require us to, among other things, conduct a risk analysis, implement a risk management plan, implement policies and procedures, and conduct employee training. The HITECH Act would also require us to notify patients or our customers, to the extent that they are covered entities subject to HIPAA, of a breach of privacy or security of individually identifiable health information. Breaches may also require notification to the Department of Health and Human Services and the media. Experiencing a breach could have a material impact on our reputation. The standards under HIPAA and the HITECH Act could be interpreted by regulatory authorities in ways that could require us to make material changes to our operations. Failure to comply with these federal privacy and security laws could subject us to civil and criminal penalties. Civil penalties can go as high as $50,000 per violation, with an annual maximum of $1.5 million for all violations of an identical provision in a calendar year.

State Legislation

Many states have privacy laws relating specifically to the use and disclosure of healthcare information. Federal healthcare privacy laws may preempt state laws that are less restrictive or offer fewer protections for healthcare information than the federal law if it is impossible to comply with both sets of laws. More restrictive or protective state laws still may apply to us, and state laws will still apply to the extent that they are not contrary to federal law. Therefore, we may be required to comply with one or more of these multiple state privacy laws. Statutory penalties for violation of these state privacy laws varies widely. Violations also may subject us to lawsuits for invasion of privacy claims, or enforcement actions brought by state Attorneys General. We have not conducted an exhaustive examination of these state laws.

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Many states currently have laws in place requiring organizations to notify individuals if there has been unauthorized access to certain unencrypted personal information. Several states also require organizations to notify the applicable state Attorney General or other governmental entity in the event of a data breach, and may also require notification to consumer reporting agencies if the number of individuals involved surpasses a defined threshold. We may be required to comply with one or more of these notice of security breach laws in the event of unauthorized access to personal information. In addition to statutory penalties for a violation of the notice of security breach laws, we may be exposed to liability from affected individuals.

Regulation of Government Bid Process and Contracting

Contracts with federal governmental agencies are obtained by primarily through a competitive proposal/bidding process. Although practices vary, typically a formal Request for Proposal is issued by the governmental agency, stating the scope of work to be performed, length of contract, performance bonding requirements, minimum qualifications of bidders, selection criteria and the format to be followed in the bid or proposal. Usually, a committee appointed by the governmental agency reviews proposals and makes an award determination. The committee may award the contract to a particular bidder or decide not to award the contract. The committees consider a number of factors, including the technical quality of the proposal, the offered price and the reputation of the bidder for providing quality care. The award of a contract may be subject to formal or informal protest by unsuccessful bidders through a governmental appeals process. Our contracts with governmental agencies often require us to comply with numerous additional requirements regarding recordkeeping and accounting, non-discrimination in the hiring of personnel, safety, safeguarding confidential information, management qualifications, professional licensing requirements and other matters. If a violation of the terms of an applicable contractual provision occurs, a contractor may be disbarred or suspended from obtaining future contracts for specified periods of time. We have never been disbarred or suspended from seeking procurements by any governmental agency.

Health Care Reform

The Patient Protection and Affordable Care Act, or Affordable Care Act, will likely have a dramatic effect on health care financing and insurance coverage for Americans. A portion of the Affordable Care Act, referred to as the “Physician Sunshine Payment” provisions, requires applicable manufacturers and distributors of drugs, devices, biological, or medical supplies covered under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the Department of Health and Human Services certain payments or other transfers of value to physicians and teaching hospitals. They also require applicable manufacturers and applicable group purchasing organizations to report certain information regarding the ownership or investment interests held by physicians or the immediate family members of physicians in such entities. Final regulations implementing the Physician Sunshine Payment provisions were issued on February 8, 2013 and are effective on April 9, 2013. The required data was required to be reported to the Centers for Medicare and Medicaid Services by March 31, 2014. Civil monetary penalties apply for failure to report payments, transfers of value, or physician ownership interests. In light of the scope of health care reform and the Affordable Care Act, and the uncertainties associated with how it will be implemented on the state and federal level, we cannot predict its impact on the PositiveID at this time.

Risk Management

The testing, marketing and sale of human healthcare products entails an inherent risk of product liability claims. In the normal course of business, product liability claims may be asserted against us in the future related to events unknown at the present time. We have obtained and maintain insurance with respect to product liability claims in amounts we believe are appropriate. However, product liability claims, product recalls, litigation in the future, regardless of outcome, could have a material adverse effect on our business. We believe that our risk management practices are reasonably adequate to protect against reasonable product liability losses. However, unanticipated catastrophic losses could have a material adverse impact on our financial position, results of operations and liquidity.

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Competitive Conditions

We compete with many companies in the molecular diagnostics industry and the homeland defense and clinical markets. We believe that Luminex Corporation, Cepheid, Roche, BioMerieux, and Life Technologies Corporation will be competitors for our molecular diagnostics products. We believe Welch Allyn, which markets a line of oral, infrared, tympanic and axillary thermometers, is our main competitor in the clinical-use thermometry market. In our ENG business, we believe our competitors include GermFree Laboratories, Inc., LDV Inc., and North American Custom Specialty Vehicles, LLC.

Key characteristics of our markets include long operating cycles and intense competition, which is evident through the number of bid protests (competitor protests of U.S. government procurement awards) and the number of competitors bidding on program opportunities. It is common in the homeland defense industry for work on major programs to be shared market among a number of companies. A company competing to be a prime contractor may, upon ultimate award of the contract to another competitor, become a subcontractor for the ultimate prime contracting company. It is not unusual to compete for a contract award with a peer company and, simultaneously, perform as a supplier to or a customer of that same competitor on other contracts, or vice versa.

Research and Development

The principal objectives of our research and development program are to develop high-value molecular diagnostic products such as M-BAND and Firefly Dx, as well as to improve the accuracy of our thermometer products so that we can complete development of and introduce our next-generation line of human thermometers to healthcare professionals and institutions. We focus our efforts on five main areas: 1) engineering efforts to extend the capabilities of our systems and to develop new systems; 2) assay development efforts to design, optimize and produce specific tests that leverage the systems and chemistry we have developed; 3) target discovery research to identify novel micro RNA targets to be used in the development of future assays; 4) chemistry research to develop innovative and proprietary methods to design and synthesize oligonucleotide primers, probes and dyes to optimize the speed, performance and ease-of-use of our assays; 5) developing hardware and software for all our new thermometer models, and further clinical studies for validation. Total research and development expense was $1,616,000 and $588,000 for the years ended December 31, 2015 and 2014, respectively.

Employees

As of September 23, 2016, we had 31 full-time employees, of whom 3 were in management; 5 were in finance and administration; 6 in sales, marketing and business development; 6 in research, development and engineering; and 11 in manufacturing. We consider our relationship with our employees to be satisfactory and have not experienced any interruptions of our operations as a result of labor disagreements. None of our employees are represented by labor unions or covered by collective bargaining agreements.

DESCRIPTION OF PROPERTY

The Company leases certain office space under non-cancelable operating leases, including the Company’s corporate offices in Delray Beach, Florida under a lease scheduled to expire in October 18, 2018, lab and office space in Pleasanton, California a lease scheduled to expire in September 30, 2018 and office and manufacturing space in Concord, California which is currently on a month-to-month commitment. Rent expense under operating leases totaled approximately $121,000 and $45,000 for the six months ended June 30, 2016 and 2015, respectively.

LEGAL PROCEEDINGS

The Company is a party to certain legal actions, as either plaintiff or defendant, arising in the ordinary course of business, none of which is expected to have a material adverse effect on its business, financial condition or results of operations. However, litigation is inherently unpredictable, and the costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings, whether civil or criminal, settlements, judgments and investigations, claims or charges in any such matters, and developments or assertions by or against the Company relating to it or to its intellectual property rights and intellectual property licenses could have a material adverse effect on the Company’s business, financial condition and operating results.

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On October 10, 2012, the Thermomedics and its former parent company, Sanomedics (together “Sano”) received a cease and desist demand letter from Exergen Corporation (“Exergen”), claiming that Sano infringed on certain Exergen patents relating to Sano’s non-contact thermometers. On May 21, 2013, Exergen filed a complaint in the U.S. District Court of the District of Massachusetts against Sano. On September 3, 2013, Sano filed its answer to Exergen’s complaint and asserted counterclaims and affirmative defenses for non-infringement and invalidity of certain patents. On March 26, 2015, Exergen and Sano filed a partial dismissal that removes Sano’s previous product, the Talking Non-Contact Thermometer, from the lawsuit. On September 15, 2015, the United States District Court – District of Massachusetts, entered an order granting Sano’s motion for summary judgment, ruling that that patents claims made by Exergen against Sano were invalid. On June 22, 2016, the U.S. Court of Appeals affirmed the United States District Court – District of Massachusetts’ summary judgment decision in favor of Thermomedics that the patent claims asserted against Thermomedics by Exergen are invalid. The Company has assumed responsibility to defend these claims and will continue to vigorously defend its rights to market and sell the Caregiver® thermometer. Management believes the Company will be successful in its defense.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Special Note Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

PositiveID is a life sciences and technology company operating in three segments: Molecular Diagnostics, Medical Devices, and Mobile Labs.

In its Molecular Diagnostics segment, since its inception (including prior to acquisition of its wholly owned subsidiary), PositiveID, has received over $50 million in government grants and contract work for the Department of Defense, DHS, the Federal Bureau of Investigation, the National Aeronautics and Space Administration, the Defense Advanced Research Projects Agency and industrial clients. The Company’s M-BAND (Microfluidic Bio-agent Autonomous Networked Detector) system is an airborne bio-threat detection system developed for the homeland defense industry, to detect biological weapons of mass destruction. PositiveID is also developing the Firefly Dx, an automated pathogen detection system for rapid diagnostics, both for clinical and point of need applications. PositiveID has a substantial portfolio of intellectual property related primarily to sample preparation and rapid medical testing applications.

On December 4, 2015, the Company entered into an agreement giving it complete operational control of Thermomedics, Inc. and its FDA-cleared Caregiver® ™ product. Caregiver® is a clinical grade, infrared thermometer for measurement of forehead temperature in adults, children, and infants, without contact. It delivers an oral-equivalent temperature directly from the forehead in 1-2 seconds. Since there is no skin contact and Caregiver® does not require probe cover supplies, it reduces the risk of cross-contamination, which is an increasing concern, and saves healthcare facilities the cost of covers. The results of the Caregiver business are included in the Medical Devices segment.

On December 24, 2015, the Company acquired E-N-G Mobile Systems, Inc. (“ENG”), a leader in mobile labs, homeland security and communications vehicles. The largest and fastest growing aspect of ENG’s business over the last decade has been its mobile labs segment, which includes chemical, biological, nuclear, radiological and explosives testing in the field. ENG designs and builds these labs to customer specification in its facilities in Concord, California. The results of ENG are included in the Mobile Labs Segment.

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Results of Operations

Three Months Ended June 30, 2016 Compared to Three Months Ended June 30, 2015

During 2015, the Company operated in a single segment. The following is the selected segment data for the three months ended June 30, 2016.

	Three Months Ended June 30,
	2016					2015
	Mobile Labs	Medical Devices	Molecular Diagnostics	Corporate	Total	Total
Revenue	$1,768	$80	$—	$—	$1,848	$51
Cost of revenue	1,194	18	—	—	1,212	46

Gross profit (loss)	574	62	—	—	636	5

Selling, general and administrative	442	211	192	942	1,787	1,122
Research and development	—	—	101	—	101	243

Total operating expenses	442	211	293	942	1,888	1,365
Operating income (loss)	$132	$(149)	$(293)	$(942)	$(1,252)	$(1,360)

Revenue and Gross Profit

Revenue

We reported revenue of $1.8 million and $51,000 for the three months ended June 30, 2016 and 2015, respectively. The increased revenue was attributable to the Company’s acquisition of E-N-G and Thermomedics in December 2015, resulting in the Medical Device and Mobile Labs segments reporting for the entire three months ended June 30, 2016. The Company’s current revenues are primarily generated from its Mobile Labs segment. Such revenue is recorded at the completion and delivery of mobile lab and telecommunications vehicles. As individual projects may be material, revenues from quarter to quarter can vary materially based on the timing of such deliveries.

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Cost of Revenue and Gross Profit

Cost of revenue consist of inventory cost and compensation expense for employees and consultants working directly on the Company’s revenue generating products and agreements. Cost of revenue was $1.2 million and $46,000 for three months ended June 30, 2016 and 2015, respectively. Gross profit increased from $5,000 in the three months ended June 30, 2015 to $636,000 in the three months ended June 30, 2016. The increased cost of revenue and gross profit was attributable to the Company’s acquisition of ENG and Thermomedics in December 2015, resulting in the Medical Device and Mobile Labs segments reporting for the entire three months ended June 30, 2016.

Selling, General and Administrative Expense

Selling, general and administrative expense consists primarily of compensation for employees in executive, sales, marketing and operational functions, including finance and accounting and corporate development. Included in selling, general and administrative expense is all non-cash, equity based compensation. Other significant costs include depreciation and amortization, professional fees for accounting and legal services, consulting fees and facilities costs.

Selling, general and administrative expense increased by $665,000, or 59%, for the three months ended June 30, 2016 compared to the three months ended June 30, 2015. This increase was primarily driven by an increase in marketing and overhead, netted by increased segment selling, general and administrative costs at our Mobile Lab and Medical Device segments, which were both acquired in December 2015.

Research and Development

Our research and development expense consists primarily of labor (both internal and contract) and materials costs associated with various development projects, including testing, developing prototypes and related expenses. Our research and development costs include payments to our development partners and acquisition of in process research and development. We seek to structure our research and development on a project basis to allow the management of costs and results on a discrete short term project basis. This may result in quarterly expenses that rise and fall depending on the underlying project status. We expect this method of managing projects to allow us to minimize our firm fixed commitments at any given point in time.

Research and development expense decreased by approximately $142,000, or 58%, for the three months ended June 30, 2016 compared to the three months ended June 30, 2015. The decrease was primarily attributable to the decrease in labor, and engineering costs related to the development of Firefly Dx product. During the three months ended June 30, 2015 our Firefly Dx benchtop prototype was in development phase and was completed by the end of the three months ended December 31, 2015. The Company does not expect to increase its research and development expenses until it arranges contractual or strategic arrangements to share in the costs of that development.

Change in Fair Value of Embedded Conversion Option Liability

The change in fair value of embedded conversion option liability changed by approximately $1.8 million or 367%, for the three months ended June 30, 2016 compared to the three months ended June 30, 2015. The change was primarily attributed to the revaluation of the fair value of the embedded conversion option liability charged to other expense and the change in the fair-value of the derivative liability in the three months ended June 30, 2016. This is a non-cash income/expense item.

Interest Expense

Interest expense increased by approximately $771,000 or 66%, for the three months ended June 30, 2016 compared to the three months ended June 30, 2015. The increase was primarily attributed to the amortization of fair value premiums and debt discounts related to the increased level of borrowing, through convertible notes, the three months ended June 30, 2016. The amortization of fair value premiums and debt discounts are non-cash income/expense items.

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Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015

During 2015, the Company operated in a single segment. The following is the selected segment data for the six months ended June 30, 2016.

	Six Months Ended June 30,
	2016					2015
	Mobile Labs	Medical Devices	Molecular Diagnostics	Corporate	Total	Total
Revenue	$3,312	$200	$—	$—	$3,512	$182
Cost of revenue	2,297	50	—	—	2,347	148

Gross profit (loss)	1,015	150	—	—	1,165	34

Selling, general and administrative	900	420	329	1,938	3,587	2,911
Research and development	—	5	217	—	222	539

Total operating expenses	900	425	546	1,938	3,809	3,450
Operating income (loss)	$115	$(275)	$(546)	$(1,938)	$(2,644)	$(3,416)

Revenue

We reported revenue of $3.5 million and $0.2 million for the six months ended June 30, 2016 and 2015, respectively. The increased revenue was attributable to the Company’s acquisition of ENG and Thermomedics in December 2015, resulting in the Medical Device and Mobile Labs segments reporting for the entire six months ended June 30, 2016. The Company’s current revenues are primarily generated from its Mobile Labs segment. Such revenue is recorded at the completion and delivery of mobile lab and telecommunications vehicles. As individual projects may be material, revenues from quarter to quarter can vary materially based on the timing of such deliveries.

Cost of Revenue and Gross Profit

Cost of revenue consist of inventory cost and compensation expense for employees and consultants working directly on the Company’s revenue generating products and agreements. Cost of revenue was $2.3 million and $0.1 million for six months ended June 30, 2016 and 2015, respectively. Gross profit increased from $34,000 in the six months ended June 30, 2015 to $1.2 million in the six months ended June 30, 2016. The increased cost of revenue and gross profit was attributable to the Company’s acquisition of ENG and Thermomedics in December 2015, resulting in the Medical Device and Mobile Labs segments reporting for the entire six months ended June 30, 2016.

Selling, General and Administrative Expense

Selling, general and administrative expense consists primarily of compensation for employees in executive, sales, marketing and operational functions, including finance and accounting and corporate development. Included in selling, general and administrative expense is all non-cash, equity based compensation. Other significant costs include depreciation and amortization, professional fees for accounting and legal services, consulting fees and facilities costs.

Selling, general and administrative expense increased by $676,000, or 53%, for the six months ended June 30, 2016 compared to the six months ended June 30, 2015. This increase was primarily driven by an increase in marketing and overhead, netted by increased segment selling, general and administrative costs at our Mobile Lab and Medical Device segments, which were both acquired in December 2015.

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Research and Development

Our research and development expense consists primarily of labor (both internal and contract) and materials costs associated with various development projects, including testing, developing prototypes and related expenses. Our research and development costs include payments to our development partners and acquisition of in process research and development. We seek to structure our research and development on a project basis to allow the management of costs and results on a discrete short term project basis. This may result in quarterly expenses that rise and fall depending on the underlying project status. We expect this method of managing projects to allow us to minimize our firm fixed commitments at any given point in time.

Research and development expense decreased by approximately $317,000, or 59%, for the six months ended June 30, 2016 compared to the six months ended June 30, 2015. The decrease was primarily attributable to the decrease in labor, and engineering costs related to the development of Firefly Dx product. During the six months ended June 30, 2015 our Firefly Dx benchtop prototype, was in development phase and was completed by the end of the three months ended December 31, 2015. The Company does not expect to increase its research and development expenses until it arranges contractual or strategic arrangements to share in the costs of that development.

Change in Fair Value of Embedded Conversion Option Liability

The change in fair value of embedded conversion option liability decreased by approximately $1.5 million or 129%, for the six months ended June 30, 2016 compared to the six months ended June 30, 2015. The decrease was primarily attributed to the revaluation of the fair value of the embedded conversion option liability charged to other expense and the change in the fair-value of the derivative liability in the six months ended June 30, 2016. This is a non-cash income/expense item.

Interest Expense

Interest expense increased by approximately $1.3 million or 61%, for the six months ended June 30, 2016 compared to the six months ended June 30, 2015. The increase was primarily attributed to the amortization of fair value premiums and debt discounts related to the increased level of borrowing, through convertible notes, the six months ended June 30, 2016. The amortization of fair value premiums and debt discounts are non-cash income/expense items.

Liquidity and Capital Resources

As of June 30, 2016, cash totaled $192,000 compared to cash of $173,000 at December 31, 2015.

Cash Flows from Operating Activities

Net cash used in operating activities totaled approximately $1.8 million and $2.3 million during the six months ended June 30, 2016 and 2015, respectively, primarily to fund operating losses. This decrease in cash used in operating activities was primarily the result of decrease in operating costs related to the development of Firefly Dx product and Company marketing programs.

Cash Flows from Investing Activities

Net cash (used in) and provided by investing activities totaled approximately ($11,000) and $205,000 during the six months ended June 30, 2016 and 2015, respectively. The cash proceeds for 2015 primarily resulted from the net cash inflows from the sales of the Company’s warrant position in VeriTeQ.

Cash Flows from Financing Activities

Financing activities provided cash of approximately $1.8 million and $2.6 million during the six months ended June 30, 2016 and 2015, respectively, primarily related to proceeds from the issuance of convertible notes and debentures.

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Financial Condition

As of June 30, 2016, we had a working capital deficiency of approximately $12 million and an accumulated deficit of approximately $150 million, compared to a working capital deficit of approximately $10.7 million and an accumulated deficit of approximately $144 million as of December 31, 2015. The decrease in working capital was primarily due to operating losses for the period, offset by cash received from capital raised through convertible debt financings, that was spent on operations.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Revenue

Revenue increased 210% from $0.9 million to $2.9 million for the years ended December 31, 2015 and 2014. During 2014, the majority of the Company’s revenue was generated under a purchase order, from UTC Aerospace Systems (“UTAS”) to support a contract for the U.S. Department of Defense (“DoD”). Pursuant to the agreement, work commenced in April 2014 and was completed in early 2015. The terms of this fixed price agreement, as amended, included a total value of $1,008,000 to PositiveID.

In 2015, the Company has recognized the $2.5 million received in conjunction with the Boeing License Agreement as revenue. The license fee was received in 2013 and the Company had deferred recognition of the revenue until all revenue recognition criteria had been met. The Company continues to bid on various potential new U.S. Government contracts; however, there can be no assurance that we will be successful in obtaining any such contracts.

Cost of Revenue

Cost of revenue consist of inventory cost and compensation expense for employees and consultants working directly on the Company’s revenue producing products and agreements. Cost of revenue was $335,000 and $294,000 for years ended December 31, 2015 and 2014, respectively.

Selling, General and Administrative Expense

Selling, general and administrative expense consists primarily of compensation for employees in executive, sales, marketing and operational functions, including finance and accounting and corporate development. Included in selling, general and administrative expense is all non-cash, equity based compensation. Other significant costs include depreciation and amortization, professional fees for accounting and legal services, consulting fees and facilities costs.

Selling, general and administrative expense increased by approximately $1.3 million, or 30%, for the year ended December 31, 2015 compared to the year ended December 31, 2014. This increase was primarily driven by overhead support of our increased research and development and Company marketing expenses

Research and Development

Our research and development expense consists primarily of labor (both internal and contract) and materials costs associated with various development projects, including testing, developing prototypes and related expenses. Our research and development costs include payments to our project partners. We seek to structure our research and development on a project basis to allow the management of costs and results on a discrete short-term project basis. This may result in quarterly expenses that rise and fall depending on the underlying project status. We expect this method of managing projects to allow us to minimize our firm fixed commitments at any given point in time.

Research and development expense increased by approximately $0.8 million or 141%, from $0.6M to $1.4 million, for the year ended December 31, 2014 compared to the year ended December 31, 2015. The increase was primarily attributable to the increase in third party costs to our development partners, direct labor, and other costs related to our Firefly Dx product.

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Change in Contingent Earn-Out Liability and Change in Fair Value of Embedded Conversion Option Liability

The change in contingent earn-out liability decreased by $514,000 or 100%, for the year ended December 31, 2015 compared to the year ended December 31, 2014. The earn-out period was completed in 2014, the contingent earn-out liability has been reduced to nil. This is a non-cash income/expense item.

The change in fair value of embedded conversion option liability increased by approximately $2.2 million or 434%, for the year ended December 31, 2015 compared to the year ended December 31, 2014. The increase was primarily attributed to note inception date fair value charged to other expense and the change in the fair-value of the derivative liability in the year ended December 31, 2015. This is a non-cash income/expense item.

Interest Expense and Other Income (Expense) (net)

Interest expense increased by approximately $1.7 million or 58%, for the year ended December 31, 2015 compared to the year ended December 31, 2014. The increase was primarily attributed to the amortization of fair value premiums and debt discounts related to the increased level of borrowing, through convertible notes, in the year ended December 31, 2015. The amortization of fair value premiums and debt discounts are non-cash income/expense items.

Other income, net, increased by approximately $0.4 million or 100%, for the year ended December 31, 2015compared to the year ended December 31, 2014. The increase was primarily attributed to the 2014 exercise of the VeriTeQ warrants and sale of VeriTeQ shares which had a book value of nil.

Beneficial Conversion Dividend on Preferred Stock

Beneficial conversion dividend on preferred stock for the years ended December 31, 2015 and 2014 was approximately nil and $0.9 million, respectively. This amount is a non-cash charge. The decrease is primarily the result of conversion of all outstanding Series F preferred stock during the year ended December 31, 2014.

Liquidity and Capital Resources

As of December 31, 2015, cash and cash equivalents totaled approximately $173,000 compared to cash and cash equivalents of approximately $145,000 at December 31, 2014.

Cash Flows from Operating Activities

Net cash used in operating activities totaled approximately $4.5 million during the year ended December 31, 2015 and approximately $2.6 million during the year ended December 31, 2014, primarily to fund operating losses. This increase in cash used in operating activities was primarily the result of increased research and development expenses and increased marketing costs.

Cash Flows from Investing Activities

Cash flow used in investing activities totaled $0.6 million during the year ended December 31, 2015 and were not significant for the year ended December 31, 2014. The increase was primarily due to the acquisition of Thermomedics, Inc. and E-N-G Mobile Systems, Inc. in 2015, net of proceeds received in the sale of VeriTeQ shares.

Cash Flows from Financing Activities

Financing activities provided net cash of approximately $5.2 million and $2.6 million during the years ended December 31, 2015 and 2014, respectively, primarily related to proceeds from the issuance of convertible notes.

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Financial Condition

As of December 31, 2015, we had a working capital deficiency of approximately $10.7 million and a stockholders’ deficit of approximately $11.8 million, compared to a working capital deficit of approximately $8.1 million and a stockholders’ deficit of approximately $8.4 million as of December 31, 2014. The increase in the working capital deficit was primarily due to operating losses for the period and capital raised through convertible debt financings.

We have incurred operating losses since our inception. The current operating losses are the result of research and development expenditures, selling, and general and administrative expenses related to our projects and products. We expect our operating losses to continue through at least the next 12 months. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to obtain financing to fund the continued development of our products and to support working capital requirements. Until we are able to achieve operating profits, we will continue to seek to access the capital markets.

During 2016, we will need to raise additional capital, including capital not currently available under our current financing agreements, in order to execute our business plan.

The Company intends to continue to access capital to provide funds to meet its working capital requirements for the near-term future. In addition, and if necessary, the Company could reduce and/or delay certain discretionary research, development and related activities and costs. However, there can be no assurances that the Company will be able to negotiate additional sources of equity or credit for its long term capital needs. The Company’s inability to have continuous access to such financing at reasonable costs could materially and adversely impact its financial condition, results of operations and cash flows, and result in significant dilution to the Company’s existing stockholders. The Company’s consolidated financial statements do not include any adjustments relating to recoverability of assets and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

The following are descriptions of the accounting policies that our management believes involve a high degree of judgment and complexity, and that, in turn, could materially affect our consolidated financial statements if various estimates and assumptions made in connection with the application of such policies were changed significantly. The preparation of our consolidated financial statements requires that we make certain estimates and judgments that affect the amounts reported and disclosed in our consolidated financial statements and related notes. We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, collectability of arrangement consideration is reasonably assured, the arrangement fees are fixed or determinable and upon completion and delivery in accordance with the customer contract or purchase order.

If at the outset of an arrangement, the Company determines that collectability is not reasonably assured, revenue is deferred until the earlier of when collectability becomes probable or the receipt of payment. If there is uncertainty as to the customer’s acceptance of the Company’s deliverables, revenue is not recognized until the earlier of receipt of customer acceptance or expiration of the acceptance period. If at the outset of an arrangement, the Company determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes estimable, assuming all other revenue recognition criteria have been met.

To date, the Company has generated revenue from three sources: (1) professional services (consulting & advisory), (2) technology licensing, and (3) product sales.

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Specific revenue recognition criteria for each source of revenue is as follows:

(1)	Revenues for professional services, which are of short term duration, are recognized when services are provided,

(2)	Technology license revenue is recognized upon the completion of all terms of that license. Payments received in advance of completion of the license terms are recorded as deferred revenue.

(3)	Revenue from sales of the Company’s products is recorded when risk of loss has passed to the buyer and criteria for revenue recognition discussed above is met. Payments received in advance of delivery and revenue recognition are recorded as deferred revenue.

If these criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized ratably over the contract term or being deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If these criteria are met for each element and there is a relative selling price for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative selling price.

Intangible Assets and Goodwill

Intangible assets are carried at cost less accumulated amortization, computed using the straight-line method over the estimated useful lives. Customer contracts and relationships are being amortized over a period of 3 years, patents and other intellectual property are being amortized over a period of 5 years, and non-compete agreements are being amortized over 2 years.

The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful lives of its definite-lived intangible assets may warrant revision or that the remaining balance of such assets may not be recoverable. The Company uses an estimate of the related undiscounted cash flows attributable to such asset over the remaining life of the asset in measuring whether the asset is recoverable.

The Company records goodwill as the excess of the purchase price over the fair values assigned to the net assets acquired in business combinations. Goodwill is allocated to reporting units as of the acquisition date for the purpose of goodwill impairment testing. The Company’s reporting units are those businesses for which discrete financial information is prepared. Goodwill of a reporting unit is tested for impairment at year-end, or between testing dates if an impairment condition or event is determined to have occurred.

In assessing potential impairment of the intangible assets recorded in connection with the PID, ENG and Thermomedics acquisitions, as of June 30, 2016, we considered the likelihood of future cash flows attributable to such assets. Based on our analysis, we have concluded based on information currently available, that no impairment of the intangible assets exists as of June 30, 2016. The Company performed its annual impairment test of goodwill as of December 31, 2015. As a result of this annual test, using the market capitalization method of valuation, it was determined that the goodwill balance as of December 31, 2015 was not impaired.

Amortization expense for the three months ended June 30, 2016 and 2015 were $79,000 and $31,000, respectively and $179,000 and $62,000 for six months ended June 30, 2016 and 2015, respectively.

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Convertible Notes With Variable Conversion Options

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at the time of conversion. The Company measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion, and records the premium as accretion to interest expense to the date of first conversion.

The Company accounts for debt issuance cost paid to lenders, or on behalf of lenders, in accordance with ASC 470, Debt. The costs associated with the issuance of debt are recorded as debt discount and amortized over the life of the underlying debt instrument.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). For certain of our financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, also approximate fair value because current interest rates available to the Company for debt with similar terms and maturities are substantially the same.

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ASC Topic 820 provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC Topic 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Stock-Based Compensation

Stock-based compensation expense is recognized using the fair-value based method for all awards granted. Compensation expense for employees is recognized over the requisite service period based on the grant-date fair value of the awards. Forfeitures of stock-based grants are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Black-Scholes model, which the Company uses to determine compensation expense, requires the Company to make several key judgments including:

●	the value of the Company’s common stock;

●	the expected life of issued stock options;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yield to be realized over the life of the stock option; and

●	the risk-free interest rate over the expected life of the stock options.

The Company’s computation of the expected life of issued stock options was determined based on historical experience of similar awards giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations about employees’ future length of service. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock.

Stock-based compensation expenses are reflected in the Company’s consolidated statements of operations under selling, general and administrative expenses and research and development expenses.

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Stock Compensation (“ASC Topic 718”). The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the vesting term. Vesting terms vary based on the individual grant terms.

The Company estimates the fair value of stock-based compensation awards on the date of grant using the Black-Scholes-Merton (“BSM”) option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and are freely transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The BSM option pricing model considers, among other factors, the expected term of the award and the expected volatility of the Company’s stock price. Expected terms are calculated using the Simplified Method, volatility is determined based on the Company’s historical stock price trends and the discount rate is based upon treasury rates with instruments of similar expected terms. Warrants granted to non-employees are accounted for in accordance with the measurement and recognition criteria of ASC Topic 505-50, Equity Based Payments to Non-Employees.

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DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

Our directors, their ages and business experience, as of September 23, 2016, are set forth below:

Name	Positions with the Company
William J. Caragol	Chairman, Chief Executive Officer, and Acting Chief Financial Officer
Jeffrey S. Cobb	Director
Michael E. Krawitz	Director
Ned L. Siegel	Director

William J. Caragol, 49, has served as our Chief Executive Officer since August 26, 2011 and as our Chairman of the Board of Directors since December 6, 2011 and previously served as our President from May 2007 until August 26, 2011, and Treasurer since December 2006. Since September 28, 2012, Mr. Caragol has also been our acting chief financial officer. Previously Mr. Caragol was the Chief Financial Officer of Millivision Technologies and was a Senior Manager with Deloitte & Touche LLP. Mr. Caragol served as a member of the Board of Directors of Gulfstream International Group, Inc. during 2010 and on the Board of Directors of VeriTeQ Corporation until July 8, 2013. He is a member of the American Institute of Certified Public Accountants and graduated from the Washington & Lee University with a bachelor of science in Administration and Accounting. The Board of Directors nominated Mr. Caragol as a director because of his past experience as a senior executive of other companies in the technology industry and because he holds the position of chief executive officer.

Jeffrey S. Cobb, 55, has served as a member of our Board of Directors since March 2007. Since April 2004, Mr. Cobb is the chief operating officer of IT Resource Solutions.net, Inc. Mr. Cobb served as a member of the Board of Directors of Steel Vault from March 2004 through July 22, 2008. Mr. Cobb earned his bachelor of science in Marketing and Management from Jacksonville University. Mr. Cobb was nominated to the Board of Directors because of his management and business development experience in technology companies.

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Michael E. Krawitz, 47, has served as a member of our Board of Directors since November 2008. He currently serves as Senior Vice President, General Counsel and Corporate Secretary of York Risk Services Group, Inc. and its affiliated entities. From January 2014 to June 2015, he served as Chief Legal and Financial Officer of VeriTeQ Corporation. From November 2010 to January 2014 he served as chief executive officer and general counsel of PEAR, LLC, a company that finances renewable energy and energy efficiency projects throughout the United States. From June 2010 until February 2011, he served as chief executive officer of Florida Sunshine Investments I, Inc. He previously served as the chief executive officer and president of Digital Angel Corporation from December 2006 to December 2007, executive vice president, general counsel and secretary from March 2003 until December 2006, and as a member of its Board of Directors from July 2007 until December 2007. Mr. Krawitz served as a member on the Board of Directors of Steel Vault from July 2008 until November 2009. Mr. Krawitz earned a bachelor of arts degree from Cornell University and a juris doctorate from Harvard Law School. Mr. Krawitz was nominated to the Board of Directors due to his past experience as a chief executive officer of Digital Angel, our former parent company, as well as his experience as an attorney.

Ned L. Siegel, 65, has served as a member of our Board of Directors since February 2011. Ambassador Siegel has had a long and distinguished career as a senior U.S. government official and businessman. He was appointed by then President George W. Bush as the U.S. Ambassador to the Commonwealth of the Bahamas from October 2007 to January 2009. He was also appointed by President Bush to serve under Ambassador John R. Bolton at the United Nations in New York, serving as the Senior Advisor to the U.S. Mission and as the U.S. representative to the 61st Session of the United Nations General Assembly. Prior to his ambassadorship, he was appointed to the Board of Directors of the Overseas Private Investment Corporation (OPIC). In addition to his public service, Ambassador Siegel has over 30 years of entrepreneurial successes. Presently, he serves as President of The Siegel Group, a multi-disciplined international business management advisory firm specializing in infrastructure, real estate, ports, energy, technology, financial and cyber security services. Ambassador Siegel also serves on the Board of Directors and Advisory Boards of other numerous public and private companies, and private equity groups. He graduated Phi Beta Kappa from the University of Connecticut in 1973 and received a Juris Doctorate from the Dickinson School of Law in 1976. In December 2014, he received an honorary degree of Doctor of Business Administration from the University of South Carolina.

Executive Officers

Our executive officers, their ages and positions, as of September 23, 2016, are set forth below:

Name	Age	Position
William J. Caragol	49	Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer
Lyle L. Probst	45	President

A summary of the business experience of Mr. Caragol is set forth above.

Lyle L. Probst, 45, has served as our President since April 2014 and previously served as our vice president of operations and product development from May 2011 until April 2014. He has 15 years of management experience with large bio-detection programs and products, and joined PositiveID in 2011 at the time that PositiveID acquired Microfluidic Systems. Mr. Probst joined Microfluidic Systems in February 2007 and served as the director of project management until February 2010, and then served as the senior director of project management until April 2011. At Microfluidic Systems, Mr. Probst managed a series of programs such as the Department of Homeland Security Science & Technology BAND (Bioagent Autonomous Networked Detector) program. Before joining Microfluidic Systems, Mr. Probst directed bio-detection programs at Lawrence Livermore National Laboratory (“LLNL”) as a biomedical scientist project manager from February 2000 until February 2007. While he was at LLNL, he was instrumental in the development and deployment of BioWatch Generation 1, and was principal investigator/developer of the high-throughput BioWatch mobile laboratory and a subject matter expert within the Biodefense Knowledge Center. Mr. Probst was previously the Director of Capillary Electrophoresis and Director of Chemistries at the Joint Genome Institute. He holds a B.S. in Biology and an M.B.A in Executive Management.

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Audit Committee

Our audit committee currently consists of Ned L. Siegel and Jeffrey S. Cobb. Mr. Siegel chairs the audit committee. Our Board has determined that each of the members of our audit committee is “independent,” as defined under, and required by, the federal securities laws and the rules of the SEC, including Rule 10A-3(b)(i) under the Exchange Act. Although we are no longer listed on the Nasdaq Capital Market, each of the members of our audit committee is “independent” under the listing standards of the Nasdaq Capital Market. Our Board has determined that Mr. Siegel qualifies as an “audit committee financial expert” under applicable federal securities laws and regulations. A copy of the current audit committee charter is available on our website at www.positiveidcorp.com.

The audit committee assists our Board in its oversight of:

●	our accounting, financial reporting processes, audits and the integrity of our financial statements;

●	our independent auditor’s qualifications, independence and performance;

●	our compliance with legal and regulatory requirements;

●	our internal accounting and financial controls; and

●	our audited financial statements and reports, and the discussion of the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors and for overseeing their work. All audit and non-audit services to be provided to us by our independent auditors must be approved in advance by our audit committee, other than de minimis non-audit services that may instead be approved in accordance with applicable rules of the SEC.

Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are not required to comply with Section 16 of the Exchange Act.

Code of Business Conduct and Ethics

Our Board has approved and we have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, which applies to all of our directors, officers and employees. Our Board has also approved and we have adopted a Code of Ethics for Senior Financial Officers or the Code for SFO, which applies to our chief executive officer and chief financial officer. The Code of Conduct and the Code for SFO are available upon written request to PositiveID Corporation, Attention: Secretary, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. The audit committee of our Board is responsible for overseeing the Code of Conduct and the Code for SFO. Our audit committee must approve any waivers of the Code of Conduct for directors and executive officers and any waivers of the Code for SFO.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned in or with respect to our fiscal year 2015 and 2014 by:

●	each person who served as our chief executive officer in 2015; and

●	each person who served as our chief financial officer in 2015; and

●	each person who served as our President in 2015.

We had no other executive officers during any part of 2015.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

William J. Caragol	2015	200,000	(1)	345,000	(2)	—		—	—	55,812	(3)	600,812
Chairman, Chief Executive Officer and Acting Chief Financial Officer	2014	200,000	(1)	405,000	(4)	145,590	(5)	—	—	178,774	(6)	929,364

Lyle Probst	2015	200,000	(7)	237,500	(8)	—			—	—		437,500
President	2014	200,000	(7)	272,500	(9)	—		—	—	—		427,500

(1)	Represents the $200,000 salary pursuant to Mr. Caragol’s employment contract, as amended.

(2)	Represents the (i) grant date fair value of 150 Series I Convertible Preferred Stock (“Series I Preferred”) shares issued as a component of Mr. Caragol’s 2015 incentive compensation and $150,000 accrued incentive compensation for 2015. The Series I Preferred shares were issued on December 22, 2015, which were exchanged for Series II Preferred and will vest on January 1, 2019. The accrued incentive compensation will be paid in the future as working capital allows.

(3)	The amount shown includes (i) $25,000 for an expense allowance, and (ii) $30,812 for an automobile lease, insurance and gasoline expenses.

(4)	Represents the (i) grant date fair value of 10,000 shares of common stock, (ii) grant date fair value of 225 Series I Preferred shares issued as a component of Mr. Caragol’s 2014 incentive compensation and, (iii) $75,000 accrued incentive compensation for 2014. The Series I Preferred shares were issued on January 12, 2015, which were exchanged for Series II Preferred and will vest on January 1, 2019. The accrued incentive compensation was paid out during 2015.

(5)	Represents the aggregate grant date fair value, of 2,000 shares of our common stock and the grant date fair value of 143 Series shares granted to Mr. Caragol related to the reduction of his salary pursuant to his amended employment contract.

(6)	The amount shown includes (i) $25,000 for an expense allowance, (ii) $23,774 for an automobile lease, insurance and gasoline expenses, and (iii) grant date fair value of 100 Series I Preferred shares issued to Mr. Caragol as tax equalization payments for previous equity awards.

(7)	Represents a salary of $200,000. Mr. Probst was appointed President of the Company on April 16, 2014.

(8)	Represents the (i) grant date fair value of 125 Series I Preferred shares issued as a component of Mr. Probst’s 2015 incentive compensation and $75,000 accrued incentive compensation for 2015. The Series I Preferred shares were issued on December 22, 2015, which were exchanged for Series II Preferred and will vest on January 1, 2019. The accrued incentive compensation will be paid in the future as working capital allows.

(9)	Represents the (i) grant date fair value of the 7,333 shares of common stock, (ii) grant date fair value of 150 Series I Preferred shares issued as a component of Mr. Probst’s 2014 incentive compensation and, (iii) $50,000 accrued incentive compensation for 2014. The Series I Preferred shares were issued on January 12, 2015, which were exchanged for Series II Preferred and will vest on January 1, 2019. The accrued incentive compensation was paid out during 2015.

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Director Compensation

The following table provides compensation information for persons serving as members of our Board during 2015:

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Jeffrey S. Cobb	20,000	—	—	—	—	65,000	85,000
Michael E. Krawitz	20,000	—	—	—	—	65,000	85,000
Ned L. Siegel	20,000	—	—	—	—	65,000	85,000

(1)	These fees are comprised of $5,000 per quarter, per director

(2)	Each non-executive board member was granted 50 shares of Series I Preferred on January 12, 2015, which have been exchanged for Series II Preferred and vest on January 1, 2019. These grants were components of 2015 director’s compensation.

On January 9, 2015, the Board of Directors approved the 2015 Board Compensation Plan, effective immediately, where each director receives a quarterly compensation of $5,000.

The total Series I Preferred shares that were issued to the independent board of directors as of April 12, 2016 (the date our Annual Report on Form 10-K for the year ended December 31, 2015 was filed) is detailed as follows:

Name	Position	Preferred Series I Issued	Common Shares Issuable Upon Conversion	Total Votes
Michael E. Krawitz	Director	151	5,985,151	149,628,768
Jeffrey S. Cobb	Director	138	5,569,487	139,237,177
Ned L. Siegel	Director	114	4,802,108	120,052,702
Total		403	16,356,746	408,918,647

Narrative Disclosure to Summary Compensation Table and Additional Narrative Disclosure

Executive Employment Arrangements

2011 Executive Employment Arrangements

On November 10, 2010, our Compensation Committee approved a five-year employment and non-compete agreement for Mr. Caragol. Beginning in 2011, Mr. Caragol began receiving a base salary of $225,000. His salary was set to increase a minimum of 5% per annum during each calendar year of the term. During the term, Mr. Caragol was due to receive a minimum annual bonus for each calendar year of the term in an amount equal to a minimum of one (1) times such executive’s base salary. Additionally, the Compensation Committee has the authority to approve a discretionary bonus for each year of the term. In 2010, Mr. Caragol received 30,000 shares of restricted stock, under the PositiveID Corporation 2009 Stock Incentive Plan. These restricted shares vested according to the following schedule: (i) 50% vest on January 1, 2012; and (ii) 50% vest on January 1, 2013. Mr. Caragol’s rights and interests in the unvested portion of the restricted stock were subject to forfeiture in the event he resigned prior to January 1, 2013 or was terminated for cause prior to January 1, 2013, with said cause being defined as a conviction of a felony or such person being prevented from providing services to us as a result of such person’s violation of any law, regulation and/or rule. Mr. Caragol is also entitled to Company-paid health insurance and disability insurance, non-allocable expenses of $25,000, and is entitled to use of an automobile leased by us and other automobile expenses, including insurance, gasoline and maintenance costs.

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Amendments to 2011 Executive Employment Arrangements

Mr. Caragol’s annual base salary was increased from $225,000 to $275,000 in connection with his appointment as our chief executive officer effective August 26, 2011.

On December 6, 2011, the Compensation Committee approved a First Amendment to Employment and Non-Compete Agreement, or the First Amendment, between us and William J. Caragol, our Chief Executive Officer, in connection with Mr. Caragol’s assumption of the position of chairman of the Board effective December 6, 2011. The First Amendment amends the Employment and Non-Compete Agreement dated November 11, 2010, between us and Mr. Caragol and provides for, among other things, the elimination of any future guaranteed raises and bonuses, other than a 2011 bonus of $375,000 to be paid beginning January 1, 2012 in twelve (12) equal monthly payments. This bonus was not paid during 2012 and on January 8, 2013, $300,000 of such bonus was converted into 738,916 shares of our restricted common stock, which vest on January 1, 2016. The remaining $75,000 was paid in 2013. In addition, the First Amendment amends the change of control provision by increasing the multiplier from 3 to 5 and capping any change in control compensation to 10% of the transaction value. The First Amendment also obligated us to grant to Mr. Caragol an aggregate of 500,000 shares of restricted stock over a 4 year period as follows: (i) 100,000 shares upon execution of the First Amendment, which shall vest on January 1, 2014, (ii) 100,000 shares on January 1, 2012, which shall vest on January 1, 2015, (iii) 100,000 shares on January 1, 2013, which shall vest on January 1, 2015, (iv) 100,000 shares on January 1, 2014, which shall vest on January 1, 2018, and (v) 100,000 shares on January 1, 2015, which shall vest on January 1, 2018. We and Mr. Caragol agreed to delay the issuance of the first and second restricted share grants, for a total of 200,000 shares, until we had available shares under one of our stock incentive plans. The restricted shares were granted on October 4, 2012. Upon a change in control or in the event that Mr. Caragol terminates his employment for “constructive termination” (as such term is defined his employment agreement) or in the event we terminate his employment without cause, the restricted stock described above shall be issued within five (5) business days of such triggering event and all of the restricted stock shall vest immediately. If Mr. Caragol resigns, is terminated for cause, or his employment is terminated due to his death or disability, Mr. Caragol will forfeit the restricted shares discussed above.

Also effective September 28, 2012, we appointed William J. Caragol, our Chairman and Chief Executive Officer, as our acting Chief Financial Officer.

On January 14, 2014, the Company and Mr. Caragol agreed to amend his employment contract and reduce his annual salary from the remainder of its term to $200,000, per annum, in exchange for 143 shares of Series I Preferred Stock, with a face value of $143,000. The Company also granted Mr. Caragol 100 shares of Series I Preferred Stock as a tax equalization payment to compensate Mr. Caragol for taxes paid on unrealized stock compensation during past years.

2015 Executive Employment Arrangements

The term of Mr. Caragol’s employment agreement ended on December 31, 2015. On April 8, 2016, the Company entered into employment contracts with both Mr. Caragol and Mr. Probst, effective January 1, 2016. The terms of Mr. Caragol’s employment contract include a three-year term and a salary of $275,000, with $75,000 of that salary deferred until such time as the Company’s working capital is sufficient to fund such payments. Mr Caragol’s salary will automatically adjust to $350,000 at the time that PositiveID’s common stock is listed on a national exchange. Mr. Caragol is eligible for annual bonuses and was granted 500,000 stock options, which vest; (i) 170,000 on January 1, 2017; (ii) 165,000 on January 1, 2018; (iii) 165,000 on January 1, 2019. Mr. Caragol is also entitled to the use of a Company car and related expenses and an unaccountable expense allowance of $25,000. The terms of Mr. Probst’s employment contract include a three-year term and a salary of $200,000. Mr Probst’s salary will automatically adjust to $250,000 at the time that PositiveID’s common stock is listed on a national exchange. Mr. Probst is eligible for annual bonuses and was granted 300,000 stock options, which vest; (i) 102,000 on January 1, 2017; (ii) 99,000 on January 1, 2018; (iii) 99,000 on January 1, 2019.

If either Mr. Caragol or Mr. Probst’s employment is terminated prior to the expiration of the term of his employment agreement, certain significant payments become due. The amount of such payments depends on the nature of the termination. In addition, the employment agreement contains a change of control provision that provides for the payment of 2.0 times and 2.95 times in the case of Mr. Probst and Mr. Caragol, respectively of the then current base salary and the same multipliers of the highest bonus paid to the executive during the three calendar years immediately prior to the change of control. Any outstanding stock options or restricted shares held by the executive as of the date of his termination or a change of control become vested and exercisable as of such date, and remain exercisable during the remaining life of the option. The employment agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through two years from the date the employment agreement is terminated.

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Outstanding Equity Awards as of December 31, 2015

The following table provides information as of December 31, 2015 regarding unexercised stock options and restricted stock outstanding held by Messrs. Caragol and Probst:

Outstanding Equity Awards as of December 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William J. Caragol	—	—	—	—	—	36,778	(1)(2)	$39,537	(3)	—	—
	—	—	—	—	—	—		—		—	—

Lyle Probst	60	—	—	$462.50	5/23/2021	—		—		—	—
	20	—	—	$287.50	8/31/2021	—		—		—	—
	20	—	—	$287.50	8/31/2022	—		—		—	—
	400	—	—	$50.00	6/06/2022	—		—		—	—
	—	—	—	—	—	12,226	(4)	$13,143	(3)	—	—

(1)	Mr. Caragol owns, as of December 31, 2015, an aggregate of 36,778 unvested shares of common stock which will vest on January 1, 2018.

(2)	Pursuant to Mr. Caragol’s employment agreements we are obligated to grant to Mr. Caragol an aggregate of 10,000 shares of restricted stock over a 4 year period as follows: (i) 2,000 shares upon execution of the agreement, which shall vest on January 1, 2014, (ii) 2,000 shares on January 1, 2012, which shall vest on January 1, 2015, (iii) 2,000 shares on January 1, 2013, which shall vest on January 1, 2015, (iv) 2,000 shares on January 1, 2014, which shall vest on January 1, 2018, and (v) 2,000 shares on January 1, 2015, which shall vest on January 1, 2018. Upon a change in control or in the event that Mr. Caragol terminates his employment for “constructive termination” (as such term is defined his employment agreement) or in the event we terminate his employment without cause, the restricted stock described above shall be issued within five (5) business days of such triggering event and all of the restricted stock shall vest immediately. If Mr. Caragol resigns, is terminated for cause, or his employment is terminated due to his death or disability, Mr. Caragol will forfeit the restricted shares discussed above.

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(3)	Computed by multiplying the closing market price of a share of our common stock on December 31, 2015, or $1.075, by the number of shares of common stock that have not vested.

(4)	Mr. Probst was granted 4,893 of restricted stock on January 8, 2013 and 7,333 of restricted stock on April 16, 2014 as employee incentive compensation for 2012 and 2014, respectively. These restricted shares will vest on January 1, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William J. Caragol	—	—	—	—	—	36,778	(1)(2)	$39,537	(3)	—	—
	—	—	—	—	—	—		—		—	—

Lyle Probst	60	—	—	$462.50	5/23/2021	—		—		—	—
	20	—	—	$287.50	8/31/2021	—		—		—	—
	20	—	—	$287.50	8/31/2022	—		—		—	—
	400	—	—	$50.00	6/06/2022	—		—		—	—
	—	—	—	—	—	12,226	(4)	$13,143	(3)	—	—

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(1)	Mr. Caragol owns, as of December 31, 2015, an aggregate of 1,838,916 unvested shares of common stock which will vest on January 1, 2018.

(2)	Pursuant to Mr. Caragol’s employment agreements we are obligated to grant to Mr. Caragol an aggregate of 500,000 shares of restricted stock over a 4 year period as follows: (i) 100,000 shares upon execution of the agreement, which shall vest on January 1, 2014, (ii) 100,000 shares on January 1, 2012, which shall vest on January 1, 2015, (iii) 100,000 shares on January 1, 2013, which shall vest on January 1, 2015, (iv) 100,000 shares on January 1, 2014, which shall vest on January 1, 2018, and (v) 100,000 shares on January 1, 2015, which shall vest on January 1, 2018. Upon a change in control or in the event that Mr. Caragol terminates his employment for “constructive termination” (as such term is defined his employment agreement) or in the event we terminate his employment without cause, the restricted stock described above shall be issued within five (5) business days of such triggering event and all of the restricted stock shall vest immediately. If Mr. Caragol resigns, is terminated for cause, or his employment is terminated due to his death or disability, Mr. Caragol will forfeit the restricted shares discussed above.

(3)	Computed by multiplying the closing market price of a share of our common stock on December 31, 2015, or $0.0215, by the number of shares of common stock that have not vested.

(4)	Mr. Probst was granted 244,631 of restricted stock on January 8, 2013 and 366,667 of restricted stock on April 16, 2014 as employee incentive compensation for 2012 and 2014, respectively. These restricted shares will vest on January 1, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of September 23, 2016 by:

●	each of our directors;

●	each of our named executive officers;

●	all of our executive officers and directors as a group; and

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 23, 2016 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name. The percentage of beneficial ownership is based on 42,150,411 shares of our common stock outstanding and 1,926,983,744 voting shares as of September 23, 2016. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. The percentage of voting rights in the table below assumes that all Series II Preferred shares held by directors and named officers are voted in any instance requiring shareholder vote. Each owner of record of our Series II Preferred has voting rights equal to the number of shares of common stock that Series II Preferred is convertible into times twenty-five.

The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)	Percent of Voting Rights (%)
Five Percent Stockholders:
William J. Caragol (1)	35,926,602	46.0%	46.3%
Dominion Capital LLC (2)	4,210,826	9.9%	* %
Toledo Advisors LLC (3)	4,210,826	9.9%	* %
Union Capital, LLC (4)	4,210,826	9.9%	* %
Lyle L. Probst (5)	15,226,693	26.5%	19.7%
Jeffrey S. Cobb (6)	5,151,584	10.9%	6.7%
Michael E. Krawitz (7)	5,660,343	11.8%	7.3%
Ned L. Siegel (8)	4,215,108	9.1%	5.5%
Named Executive Officers and Directors:
William J. Caragol (1)	35,926,602	46.0%	46.6%
Lyle L. Probst (5)	15,226,693	26.5%	19.7%
Jeffrey S. Cobb (6)	5,151,584	10.9%	6.7%
Michael E. Krawitz (7)	5,660,343	11.8%	7.3%
Ned L. Siegel (8)	4,215,108	9.1%	5.5%
Executive Officers and Directors as a group (5 persons) (9)	66,180,329	61.1%	85.7%

*Less than 1%

(1)	Mr. Caragol beneficially owns 35,926,602 shares which include 44,668 shares of common stock directly owned by Mr. Caragol. Mr. Caragol has sole voting power over 44,668 shares of our common stock. Mr. Caragol has sole dispositive power over 7,890 shares of our common stock. Mr. Caragol lacks dispositive power over 36,778 shares which are restricted as to transfer until January 1, 2018. Mr. Caragol owns 1,077 shares of Series II Preferred, which may convert to 35,881,933 shares of common stock. The Series II Preferred vests on January 1, 2019. On January 7, 2016, Mr. Caragol was granted 500,000 stock options, which vest: (i) 170,000 on January 1, 2017; (ii) 165,000 on January 1, 2018; (iii) 165,000 on January 1, 2019. Those shares are not included in the table above.

(2)

Dominion Capital LLC (“Dominion”), and Dominion’s managing members Mikhail Gurevich and Daniel Kordash, may be deemed to beneficially own shares of common stock beneficially owned by Dominion, including shares issuable to Dominion upon conversion of a series of convertible notes. The address of the principal business office of Dominion is 3 Fraser Lane, Westport, Connecticut 06880. Voting and dispositive power with respect to the shares owned by Dominion is exercised by Messrs. Gurevich and Kordash. Each of Dominion and Messrs. Gurevich and Kordash disclaims beneficial ownership or control of any of the securities listed above as control may be deemed to be held by the other members of Dominion. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, Dominion or Messrs. Gurevich and Kordash may be deemed to beneficially own or control the shares owned by Dominion.

(3)

Toledo Advisors LLC (“Toledo”), and Toledo’s managing member Moshe Mueller, may be deemed to beneficially own shares of common stock beneficially owned by Toledo, including shares issuable to Toledo upon conversion of a series of convertible notes. The address of the principal business office of Toledo is 641 5th Street, Lakewood, NJ 08701. Voting and dispositive power with respect to the shares owned by Toledo is exercised by Mr. Mueller. Each of Toledo and Mr. Mueller disclaims beneficial ownership or control of any of the securities listed above as control may be deemed to be held by the other members of Toledo. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, Toledo or Mr. Mueller may be deemed to beneficially own or control the shares owned by Toledo.

(4)

Union Capital, LLC (“Union”), and Union’s managing member Yakov Borenstein, may be deemed to beneficially own shares of common stock beneficially owned by Union, including shares issuable to Union upon conversion of a series of convertible notes. The address of the principal business office of Union is 525 Norton Parkway, New Haven, CT 06511. Voting and dispositive power with respect to the shares owned by Union is exercised by Mr. Borenstein. Each of Union and Mr. Borenstein disclaims beneficial ownership or control of any of the securities listed above as control may be deemed to be held by the other members of Union. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, Union and Mr. Borenstein may be deemed to beneficially own or control the shares owned by Union.

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(5)	Includes 12,226 shares of our common stock and 5,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of September 23, 2016. Mr. Probst lacks dispositive power over 14,892 shares, which are restricted until January 1, 2018. Mr. Probst owns 456 shares of Series II Preferred, which may convert to 15,213,967 shares of common stock. The Series II Preferred vests on January 1, 2019. On January 7, 2016, Mr. Probst was granted 300,000 stock options, which vest: (i) 102,000 on January 1, 2017; (ii) 99,000 on January 1, 2018; (iii) 99,000 on January 1, 2019. Those shares are not included in the table above.

(6)	Includes 11,496 shares of our common stock and 755 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of September 23, 2016. Mr. Cobb lacks dispositive power over 1,200 shares, which are restricted until January 1, 2018. Mr. Cobb owns 154 shares of Series II Preferred, which may convert to 5,139,333 shares of common stock. The Series II Preferred vests on January 1, 2019.

(7)	Includes 12,456 shares of our common stock and 720 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of September 23, 2016. Mr. Krawitz lacks dispositive power over 2,000 shares, which are restricted until January 1, 2018. Mr. Krawitz owns 169 shares of Series II Preferred, which may convert to 5,647,167 shares of common stock. The Series II Preferred vests on January 1, 2019.

(8)	Includes 12,622 shares of our common stock and 720 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of September 23, 2016. Mr. Siegel lacks dispositive power over 2,400 shares, which are restricted until January 1, 2018. Mr. Siegel owns 126 shares of Series II Preferred, which may convert to 4,201,767 shares of common stock. The Series II Preferred vests on January 1, 2019.

(9)	Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of September 23, 2016, in each case as set forth in the footnotes to this table.

Equity Compensation Plan Information

The following table presents information regarding options and rights outstanding under equity our compensation plans as of December 31, 2015:

Plan Category (1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	406,288	$8.70	1,179,766
Equity compensation plans not approved by security holders (2)	24,190,000	$0.02	—
Total	24,596,288	$0.17	1,179,766

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(1)	A narrative description of the material terms of our equity compensation plans is set forth in Note 9 to our consolidated financial statements for the year ended December 31, 2015.

(2)	We have made grants outside of our equity plans and have 13,490,000 outstanding warrants exercisable for shares of our common stock, 2,800,000 of which are unvested as of December 31, 2015. These warrants were granted as compensation for financing transactions or for the rendering of consulting services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Since the beginning of our fiscal year 2015, there has not been, and there is not currently proposed any transaction or series of similar transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person, including any director, executive officer, holder of more than 5% of our capital stock during such period, or entities affiliated with them, had a material interest, other than as described in the transactions set forth below.

Former Related Party Transactions

Sale of VeriChip Business to Former Related Party

In a series of transactions between 2012 and 2014 PositiveID first licensed and subsequently sold all of the intellectual property related to its VeriChip implantable microchip business to VeriTeQ Corporation, a business run by a former related party (CEO of the Company through 2011). The final agreement in the series was the GlucoChip Agreement, dated October 20, 2014.

Pursuant to the VeriTeQ agreements, the Company holds a Note that was received as payment for shared services payments that the Company made on behalf of VeriTeQ during 2011 and 2012 which Note had an original value of $222,115. The note has been fully reserved in all periods presented. The Company also holds a five-year warrant dated November 13, 2013, with original terms entitling the Company to purchase 300,000 shares of VeriTeQ common stock at a price of $2.84. Pursuant to the terms of the warrant, in particular the full quantity and pricing reset provisions, the warrant had an original dollar value of $852,000 and can be exercised using a cashless exercise feature.

Pursuant to the GlucoChip Agreement, the Company transferred the intellectual property related to its GlucoChip development and agreed to provide financial support to VeriTeQ, for a period of up to two years, in the form of convertible promissory notes. The Company funded VeriTeQ $60,000 in 2014 and $140,000 less a $5,000 OID, as of the year ended December 31, 2015, VeriTeQ issued the Company Convertible Promissory Notes in total principal amount of $200,000. These notes have been fully reserved in all periods presented. The notes bear interest at the rate of 10% per annum; are due and payable twelve months from the effective date of the notes; and may be converted by the Company at any time after 190 days of the date of closing into shares of VeriTeQ common stock at a conversion price equal to a 40% discount of the average of the three lowest daily trading prices (as set forth in the notes) calculated at the time of conversion. The notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates in the event of such defaults. Pursuant to the GlucoChip Agreement, the Company agreed to provide VeriTeQ with continuing financial support through issuance of additional convertible promissory notes with similar terms and conditions as the original note up to an additional amount of $205,000. The continuing financial support is not required to be more frequent than every 100 days and may not be in excess of $50,000 in any individual note. As of December 31, 2015 the Company had issued Notes with a principal value of $200,000 under the GlucoChip Agreement. As VeriTeQ is in default of its agreements with the Company, there is no intention to provide any additional notes until such time as all defaults are cured.

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As of December 31, 2015 the Company had outstanding convertible notes receivable from VeriTeQ of $465,388 which includes $43,273 of accrued interest receivable and $5,000 OID.

Pursuant to the cashless exercise feature of the VeriTeQ warrant, the Company realized $335,600 of income during the year ended December 31, 2015. Proceeds from the cashless exercise of the VeriTeQ warrant was measured at fair value at the time of the sale and reported as other income. As VeriTeQ is an early stage company, not yet fully capitalized, the Company plans to continue to fully reserve all note receivable and warrant balances. If and when proceeds are realized in the future, gains will be recognized.

On October 19, 2015, VeriTeQ received a default notice from its senior lender demanding repayment of approximately $2.1 million of indebtedness, secured by substantially all of VeriTeQ’s assets, which VeriTeQ was unable to repay. VeriTeQ also received a Notice of Disposition of Collateral advising the Company that the senior lender, acting as collateral agent, intended to sell the assets at auction, which it did on November 4, 2015. VeriTeQ has ceased its business operations related to implantable medical device identification. On November 25, 2015, VeriTeQ entered into a Stock Purchase Agreement with an unaffiliated company whereby VeriTeQ agreed to acquire all of the issued and outstanding membership interests of that company.

Exchange of Shares of Series I Preferred for Series II Preferred

From September 30, 2013 through April 12, 2016 (the date our Annual Report on Form 10-K for the year ended December 31, 2015 was filed), the Company issued 2,025 shares of Series I Preferred to the following seven officers, directors and management for management and director compensation and payment of deferred obligations: our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel, as well as Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor. Each share of Series I Preferred had voting rights equivalent to 25 votes per common share equivalent. As a result, as of April 12, 2016, the Company’s officers and directors had control of 81% of the Company’s voting shares. Mr. Caragol had control of 38.6% of the Company’s voting shares. There exists an inherent conflict of interest in the board approval of the issuance of Series I Preferred Stock to officers and directors of the Company, which granted themselves voting control over the Company.

On July 25, 2016, the Board authorized a Certificate of Designations of Preferences, Rights and Limitations of Series II Convertible Preferred Stock (the “Certificate”). The Certificate was filed with the State of Delaware Secretary of State on July 25, 2016. The Series II Preferred ranks: (a) senior with respect to dividends and right of liquidation with the common stock; (b) pari passu with respect to dividends and right of liquidation with the Corporation’s Series I Preferred and Series J Convertible Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. The Series II Preferred has a stated value per share of $1,000, subject to adjustment as provided in the Certificate (the “Stated Value”), and a dividend rate of 6% per annum of the Stated Value. As with the Series I Preferred, the Series II Preferred has 25 votes per common share equivalent. The Series II Preferred is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series II Preferred, subject to a ten-day notice (to allow holder conversion). The Series II Preferred is convertible at the option of a holder or if the closing price of the common stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the common stock equal to 100% of the lowest daily volume weighted average price of the common stock during the subsequent 12 months following the date the Series II Preferred was issued. On August 11, 2016, the Board of PositiveID agreed to exchange 2,025 shares of its Series I Preferred, which shares have a stated value of $2,261,800, held by its directors, officers and management, namely, our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel, as well as Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor, for 2,262 shares of Series II Preferred (the “Exchange”). Pursuant to the Exchange each existing holder of Series I Preferred exchanged their Series I Preferred shares for Series II Preferred shares having equivalent stated value, maintaining the same voting rights as they had as holders of the Series I Preferred. Per the table below and the table under the heading “Security Ownership of Certain Beneficial Owners and Management,” as of September 23, 2016, the Company’s officers and directors had control of 97.8% of the Company’s voting shares. Mr. Caragol had control of 46.6% of the Company’s voting shares. Both the Series I Preferred and the Series II Preferred have a stated value per share of $1,000, and a dividend rate of 6% per annum. All shares of Series I Preferred previously issued have become null and void and any and all rights arising thereunder have been extinguished. The Series II Preferred will vest on January 1, 2019, subject to acceleration in the event of conversion or redemption.

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Name	Position	Preferred Series II Issued	Common Shares Issuable Upon Conversion	Total Votes
William J. Caragol	Chairman and Chief Executive Officer	1,077	35,881,933	897,048,333
Michael E. Krawitz	Director	169	5,647,167	141,179,167
Jeffrey S. Cobb	Director	154	5,139,333	128,483,333
Ned L. Siegel	Director	126	4,201,767	105,044,167
Lyle Probst	President	456	15,213,967	380,349,167
Allison F. Tomek	SVP of Corporate Development	166	5,530,367	138,259,167
Kimothy Smith	Chief Technology Advisor	55	1,825,567	45,639,167
Caragol Family Irrevocable Trust		59	1,953,233	48,830,833
Total		2,262	75,393,333	1,884,833,333

Caragol Note

On September 7, 2012, we issued a Secured Promissory Note, or the Caragol Note, in the principal amount of $200,000 to William J. Caragol, or Caragol, our chairman and chief executive officer, in connection with a $200,000 loan to us by Caragol. The Caragol Note accrues interest at a rate of 5% per annum, and principal and interest on the Caragol Note were due and payable on September 6, 2013. We agreed to accelerate the repayment of principal and interest in the event that we raise at least $1,500,000 from any combination of equity sales, strategic agreements, or other loans, with no prepayment penalty for any paydown prior to maturity. The Caragol Note was secured by a subordinated security interest in substantially all of our assets of pursuant to a Security Agreement between us and Caragol dated September 7, 2012, or the Caragol Security Agreement. The Caragol Note may be accelerated if an event of default occurs under the terms of the Caragol Note or the Caragol Security Agreement, or upon our insolvency, bankruptcy, or dissolution. During 2012, the Company paid $100,000 of the principal amount of the Caragol Note and all accrued interest owed on the date of payment on December 18, 2012. Additionally, we and Caragol terminated the Caragol Security Agreement effective January 16, 2013. As of December 31, 2015, all outstanding principal and interest of the Caragol Note was fully paid.

Review, Approval or Ratification of Transactions with Related Parties

Our audit committee’s charter requires review and discussion of any transactions or courses of dealing with parties related to us that are significant in size or involve terms or other aspects that differ from those that would be negotiated with independent parties. Our nominating and governance committee’s charter requires review of any proposed related party transactions, conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance. It is also our unwritten policy, which policy is not otherwise evidenced, for any related party transaction that involves more than a de minimis obligation, expense or payment, to obtain approval by our Board of Directors prior to our entering into any such transaction. In conformity with our various policies on related party transactions, each of the above transactions discussed in this “Certain Relationships and Related Transactions” section has been reviewed and approved by our Board of Directors.

Director Independence

Our Board of Directors currently consists of four members: William J. Caragol, Jeffrey S. Cobb, Michael E. Krawitz and Ned L. Siegel. Although we are no longer listed on the Nasdaq Capital Market, our Board has determined that three of our four directors, Messrs. Cobb, Krawitz and Siegel, are independent under the standards of the Nasdaq Capital Market. Mr. Caragol, who is our Chief Executive Officer and acting Chief Financial Officer is not considered independent.

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For transactions, relationships or arrangements that were considered by the Board in determining whether each director was independent, please see “Certain Relationships and Related Transactions — Director and Officer Roles and Relationships” above.

SELLING SECURITY HOLDERS

Pursuant to the terms of the Financing Agreement, GHS committed to purchase up to $7,000,000 of our common stock over a period of up to 24 months. From time to time during the 24-month period commencing from the effectiveness of this registration statement, we may deliver a Put Notice to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the Put Notice. The maximum investment amount per notice will be equal to twice the average of the daily trading dollar volume of our common stock for the five (5) consecutive trading days immediately prior to date of the applicable Put Notice and such amount must not exceed an accumulative amount of $250,000 without prior approval of GHS. The minimum put amount is $5,000. The purchase price per share to be paid by GHS will be 80% off of the lowest volume-weighted average price of the Common Stock during the pricing period applicable to the Put Notice. There also must be a minimum of ten (10) trading days between Put Notices unless agreed to otherwise by GHS in writing.

In connection with the Financing Agreement, we also entered into the Registration Agreement, pursuant to which we agreed to file a registration statement covering the resale of all registerable common stock to be issued pursuant to the Financing Agreement and to use our best efforts to get the registration statement effective. This prospectus forms a part of the initial registration statement with the SEC covering the resale of all registerable common stock to be issued pursuant to the Financing Agreement.

The 12,508,520 shares being offered pursuant to this prospectus represent 30% of the shares issued and outstanding held by nonaffiliates of the Company assuming that the selling stockholders will sell all of the shares offered for sale. The Financing Agreement is not transferable and any benefits attached thereto may not be assigned.

The table below lists the following information with respect to GHS: (i) the number of outstanding shares of common stock beneficially owned by GHS prior to this offering; (ii) the number of shares of common stock offered by GHS in this offering; (iii) the number of shares of common stock to be beneficially owned GHS after the completion of this offering, assuming the sale of all of the shares of common stock offered by GHS; and (iv) the percentage of outstanding shares of common stock to be beneficially owned by the selling security holder after the completion of this offering, assuming the sale of all of the shares of common stock offered by GHS.

GHS is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Financing Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. GHS will pay eighty percent (80%) off of the lowest volume-weighted average price of our common stock over the five (5) consecutive trading days preceding the date of the Put Notice, subject to the terms of the Financing Agreement.

	Shares Beneficially Owned Prior to the	Number of Shares Offered	Shares Beneficially Owned After the Offering
Selling Security Holder	Offering	Hereby	Number	%

GHS Investments, LLC (1)	0	12,508,520	0	0%

(1)	The address of the principal business office of GHS is 200 Stonehinge Lane, Suite 3, Carle Place, NY 11514. Voting and dispositive power with respect to the shares owned by GHS is exercised by Sarfraz Hajee, Matt Schissler, and Mark Grober.

To our knowledge, the preceding table represents the holdings by GHS. Information concerning GHS may change from time to time, which changed information will be set forth in supplements to this prospectus if and when necessary. Because GHS may offer all or some of the common stock that it holds, we can only give an estimate as to the amount of common stock that will be held by the selling security holders upon the termination of this offering. See “Plan of Distribution.”

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PLAN OF DISTRIBUTION

GHS and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. GHS may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

GHS may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the GHS may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from GHS (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, GHS may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. GHS may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Any persons deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by GHS.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by GHS without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, GHS will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

The authorized capital stock of the Company consists of, 3,900,000,000 shares of the common stock, par value $0.01 per share, of which as of September 23, 2016, 42,150,411 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01, of which, as of September 23, 2016, 3,000 shares have been previously designated as Series II Convertible Preferred Stock and 2,262 shares are issued and outstanding, and 1,700 shares have been previously designated as Series J Convertible Preferred Stock and 71 shares are issued and outstanding.

On June 27, 2016, the Board approved a reverse stock split in the ratio of 1-for-50 and the Company filed the Eighth Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to affect the reverse stock split. The reverse split only affected utstanding common stock and the number of authorized shares was not adjusted. On July 5, 2016, the reverse stock split became effective. All share amounts in this prospectus have been adjusted to reflect the 1-for-50 reverse stock split.

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Common Stock

As of September 23, 2016, 42,150,411 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series II Preferred Stock

On July 25, 2016, the Board authorized a Certificate of Designations of Preferences, Rights and Limitations of Series II Convertible Preferred Stock (the “Certificate”). The Certificate was filed with the State of Delaware Secretary of State on July 25, 2016. The Series II Preferred ranks: (a) senior with respect to dividends and right of liquidation with the common stock; (b) pari passu with respect to dividends and right of liquidation with the Corporation’s Series I Preferred and Series J Convertible Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. The Series II Preferred has a stated value per share of $1,000, subject to adjustment as provided in the Certificate (the “Stated Value”), and a dividend rate of 6% per annum of the Stated Value. As with the Series I Preferred, the Series II Preferred has 25 votes per common share equivalent. The Series II Preferred is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series II Preferred, subject to a ten-day notice (to allow holder conversion). The Series II Preferred is convertible at the option of a holder or if the closing price of the common stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the common stock equal to 100% of the lowest daily volume weighted average price of the common stock during the subsequent 12 months following the date the Series II Preferred was issued. On August 11, 2016, the Board of PositiveID agreed to exchange 2,025 shares of its Series I Preferred, which shares have a stated value of $2,261,800, held by its directors, officers and management, namely, our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel, as well as Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor, for 2,262 shares of Series II Preferred (the “Exchange”). Pursuant to the Exchange each existing holder of Series I Preferred exchanged their Series I Preferred shares for Series II Preferred shares having equivalent stated value, maintaining the same voting rights as they had as holders of the Series I Preferred. Per the table under the heading “Security Ownership of Certain Beneficial Owners and Management,” as of September 23, 2016, the Company’s officers and directors had control of 97.8% of the Company’s voting shares. Mr. Caragol had control of 46.6% of the Company’s voting shares. Both the Series I Preferred and the Series II Preferred have a stated value per share of $1,000, and a dividend rate of 6% per annum. All shares of Series I Preferred previously issued have become null and void and any and all rights arising thereunder have been extinguished. The Series II Preferred will vest on January 1, 2019, subject to acceleration in the event of conversion or redemption.

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Anti-Takeover Provisions

Delaware Anti-Takeover Law

Pursuant to our second amended and restated certificate of incorporation, we have elected not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to limited exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our voting stock.

Provisions in our certificate of incorporation and by-laws.

Certain provisions of our certificate of incorporation and by-laws could make the acquisition of us by means of a tender offer, or the acquisition of control of us by means of a proxy contest or otherwise, more difficult. These provisions, summarized below, are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Our certificate of incorporation and by-laws provide other mechanisms that may help to delay, defer or prevent a change in control. For example, our certificate of incorporation does not provide for cumulative voting in the election of directors. Cumulative voting provides for a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock that such stockholder holds as it would if cumulative voting were permitted. The elimination of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence the board’s decision regarding a takeover.

Under our certificate of incorporation, 4,998,300 shares of preferred stock remain undesignated. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.

Our by-laws contain advance-notice procedures that apply to stockholder proposals and the nomination of candidates for election as directors by stockholders, other than nominations made pursuant to the notice given by us with respect to such meetings or nominations made by or at the direction of the board of directors.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

OTCQB

Our common stock is quoted on the OTCQB under the symbol “PSID.”

Registration Rights

In connection with the execution of the Financing Agreement, on August 29, 2016, the Company and GHS also entered into the Registration Agreement. Pursuant to the Registration Agreement, the Company agreed to file a registration statement covering the resale of all registerable common stock to be issued pursuant to the Financing Agreement and to use its best efforts to get the registration statement effective. This prospectus forms a part of the initial registration statement with the SEC covering the resale of all registerable common stock to be issued pursuant to the Financing Agreement.

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Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is 212-828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

As of September 23, 2016, we had 42,150,411 shares of common stock outstanding, not including shares issuable upon exercise of our warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

On June 27, 2016, the Board approved a reverse stock split in the ratio of 1-for-50 and the Company filed the Eighth Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to affect the reverse stock split. The reverse split only affected outstanding common stock and the number of authorized shares was not adjusted. On July 5, 2016, the reverse stock split became effective. All share amounts in this prospectus have been adjusted to reflect the 1-for-50 reverse stock split.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

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EXPERTS

The consolidated balance sheets of PositiveID Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2015, have been audited by Salberg & Company, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

The balance sheets of E-N-G Mobile Systems, Inc. as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2014 have been audited by Salberg & Company, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein, in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

The balance sheets of Thermomedics, Inc. as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2014, have been audited by Salberg & Company, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning the ability of Thermomedics, Inc. to continue as a going concern, in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, with the SEC under the Securities Act with respect to our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. For further information pertaining to us and our common stock, we refer you to our registration statement and the exhibits thereto, copies of which may be inspected without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the SEC’s Public Reference Room is available by calling the SEC at 1-800-SEC-0330. Copies of all or any part of the registration statement may be obtained at prescribed rates from the SEC. The SEC also makes our filings available to the public on its Internet site (http://www.sec.gov). Quotations relating to our common stock appear on the OTCQB, and such reports, proxy statements and other information concerning us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Such periodic reports, proxy and information statements and other information are available for inspection and copying at the public reference facilities and Internet site of the SEC referred to above.

Website Access to Information and Disclosure of Web Access to Company Reports

Our website address is: http://www.psidcorp.com. We make available free of charge through our website our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, Forms 3, 4 and 5 and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

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F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:

PositiveID Corporation

We have audited the accompanying consolidated balance sheets of PositiveID Corporation and its Subsidiaries as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PositiveID Corporation and its Subsidiaries and controlled entity as of December 31, 2015 and 2014 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company reported a net loss, and used cash for operating activities of approximately $11,404,000 and $4,507,000 respectively, in 2015. At December 31, 2015, the Company had a working capital deficiency, stockholders’ deficit and accumulated deficit of approximately $10,694,000, $11,842,000 and $144,161,000 respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 11, 2016

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7328

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-2

POSITIVEID CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2015	December 31, 2014

Assets
Current Assets:
Cash and cash equivalents	$173	$145
Accounts receivable, net	641	—
Inventories, net	1,768	—
Other receivables	123	—
Prepaid expenses and other current assets	243	5
Total Current Assets	2,948	150

Equipment, net	163	3
Goodwill	817	510
Intangibles, net	749	347
Other assets	18	11
Total Assets	$4,695	$1,021

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$248	$127
Accrued expenses and other current liabilities	950	693
Deferred revenue	1,847	2,571
Notes and loans payable, net of discounts	359	676
Short-term convertible debt and accrued interest, net of discounts and premiums	2,128	1,527
Embedded conversion option liability	7,786	2,152
Tax contingency	201	480
Contingent earn-out liability	123	—
Total Current Liabilities	13,642	8,226

Long Term Liabilities:
Loan payable	31	—
Contingent earn-out liability	184	—
Mandatorily redeemable preferred stock, 2,500 shares authorized; $0.001 par value; Series I Preferred – 2,025 and 1,000 shares issued and outstanding at December 31, 2015 and 2014, respectively; liquidation preference and redemption value of $2,196 and $1,065 at December 31, 2015 and 2014, respectively.	2,680	1,241
Total Liabilities	16,537	9,467

Commitments and contingencies (Note 11)

Stockholders’ Deficit:
Convertible preferred stock, 5,000,000 shares authorized, $.01 par value; Series J Preferred – 125 and 0 shares issued and outstanding at December 31, 2015 and 2014, respectively; liquidation preference of $125,000 and $0, at December 31, 2015 and 2014, respectively	1	—
Common stock, 3,895,000,000 shares authorized, $.01 par value; 440,791,258 and 169,531,322 shares issued and outstanding at December 31, 2015 and 2014, respectively	4,408	1,695
Additional paid-in capital	127,910	122,616
Accumulated deficit	(144,161)	(132,757)
Total Stockholders’ Deficit	(11,842)	(8,446)
Total Liabilities and Stockholders’ Deficit	$4,695	$1,021

See accompanying notes to consolidated financial statements.

F-3

POSITIVEID CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended December 31,
	2015	2014

Revenues	$2,940	$945

Cost of revenues	335	294

Gross profit	2,605	651

Operating expenses:
Selling, general and administrative	5,611	4,313
Research and development	1,420	588
Total operating expenses	7,031	4,901

Operating loss	(4,426)	(4,250)

Other income (expense):
Interest expense	(4,719)	(3,010)
Change in contingent earn-out liability	—	514
Change in fair value of embedded conversion option liability	(2,427)	(198)
Loss on extinguishment of debt	(233)	(246)
Other income (expense)	401	(1)
Total other income (expense)	(6,978)	(2,941)

Net loss before income tax provision	(11,404)	(7,191)

Income tax expense	—	—
Net loss	(11,404)	(7,191)

Preferred stock dividends	(106)	(89)
Beneficial conversion dividend on preferred stock	—	(943)
Net loss attributable to common stockholders	$(11,510)	$(8,223)

Net loss per common share attributable to common stockholders – basic and diluted	$(0.04)	$(0.09)
Weighted average shares outstanding – basic and diluted	306,245	96,602

See accompanying notes to consolidated financial statements.

F-4

POSITIVEID CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2015 and 2014

(In thousands)

	Preferred Shares		Common Shares		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2013	600	$—	45,425	$454	$119,256	$(124,623)	$(4,913)

Net loss	—	—	—	—	—	(7,191)	(7,191)
Stock based compensation	—	—	9,330	93	844	—	937
Issuance of Series F Preferred shares, net of costs	450	—	—	—	350	—	350
Conversion of Series F Preferred shares and accrued dividends payable	(1,050)	—	44,084	441	(396)	—	45
Beneficial conversion dividends for Series F Preferred conversion	—	—	—	—	943	(943)	—
Common Stock issued pursuant to convertible note conversions	—	—	62,161	622	772	—	1, 394
Relative fair-value of warrant issued with debt	—	—	—	—	70	—	70
Reclassification of premium upon debt conversion and redemption	—	—	—	—	722	—	722
Reclassification of derivative liability upon debt conversion	—	—	—	—	207	—	207
Cashless exercise of warrants issued related to financing agreements	—	—	8,531	85	(85)	—	—
Reclassification of warrant liability upon conversion of warrants	—	—	—	—	22	—	22
Preferred stock dividends	—	—	—	—	(89)	—	(89)
Balance at December 31, 2014	—	$—	169,532	$1,695	$122,616	$(132,757)	$(8,446)

Net loss	—	—	—	—	—	(11,404)	(11,404)
Stock based compensation	—	—	12,300	123	901	—	1,024
Issuance of Series J Preferred shares	125	1	—	—	124	—	125
Common Stock issued pursuant to convertible note conversions	—	—	258,958	2,590	831	—	3,421
Reclassification of premium upon debt conversion and redemption	—	—	—	—	421	—	421
Reclassification of derivative liability upon debt conversion	—	—	—	—	3,123	—	3,123
Preferred stock dividends	—	—	—	—	(106)	—	(106)
Balance at December 31, 2015	125	$1	440,790	$4,408	$127,910	$(144,161)	$(11,842)

See accompanying notes to consolidated financial statements.

F-5

POSITIVEID CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(11,404)	$(7,191)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	258	288
Stock-based compensation	2,259	1,701
Allowance on note receivable	140	60
Series F preferred stock issued as penalty fee	—	250
Loss on extinguishment of debt	233	246
Convertible debt discounts and premium amortization	4,089	2,719
Gain on sale of investment shares	(336)	—
Note issued as consideration for services	150	—
Change in fair value of embedded conversion option liability	2,427	198
Decrease in fair value of contingent earn-out liability	—	(514)
Changes in operating assets and liabilities:
(Increase) decrease in:
Account receivable	(124)	—
Prepaid expenses	(135)	(76)
Inventory	128	—
Increase (decrease) in:
Accounts payable and other accrued expense	(125)	(321)
Accrued interest	629	—
Deferred revenue	(2,696)	71
Net cash used in operating activities	(4,507)	(2,569)
Cash flows from investing activities:
Acquisition of Thermomedics, Inc.	(175)	—
Acquisition of E-N-G Mobile Systems, Inc.,net	(667)	—
Proceeds from sale of investment shares, net	336	—
Loan under note receivable	(140)	—
Purchase of property & equipment	(3)	(5)
Net cash used in investing activities	(649)	(5)
Cash flows from financing activities:
Proceeds from issuances of Series F Preferred Stock, net of fees	—	100
Proceeds from convertible debt financing, net of fees	5,913	2,582
Principal payments of short-term debt	(729)	(128)
Net cash provided by financing activities	5,184	2,554

Net increase (decrease) in cash and cash equivalents	28	(20)

Cash and cash equivalents, beginning of year	145	165
Cash and cash equivalents, end of year	$173	$145

Supplementary Cash Flow Information:
Cash paid for interest	$13	$—
Cash paid for income taxes	$—	$—
Non-cash financing and investing activities:
Preferred dividends converted into common stock	$—	$45
Conversion of promissory notes into common stock	$3,842	$1,394
Relative fair value of warrants issued with debt	$—	$70
Reclassification of embedded conversion option liability upon conversion of debt	$3,123	$207
Reclassification of warrant liability upon exercise of warrants	$—	$22
Issuance of shares for fee	$—	$409
Embedded conversion option liability recorded as debt discount	$6,330	$2,161
Promissory note issued for prepaid services	$150	$—
Capital lease financing	$47	$—
Stock issued for prepaid services	$186	$—
Preferred stock, notes payable and earn-out liability consideration recorded for business combinations	$471	$—

See accompanying notes to consolidated financial statements.

F-6

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

1. Organization

PositiveID Corporation, including its wholly-owned subsidiaries Microfluidic Systems (“PDI”) and E-N-G Mobile Systems, Inc. (“ENG”), and Thermomedics, Inc. (“Thermomedics”), which the Company contractually controls (collectively, the “Company” or “PositiveID”), develops molecular diagnostic systems for bio-threat detection and rapid medical testing; markets the Caregiver® non-contact clinical thermometer; and manufactures specialty mobile labs and communication vehicles. The Company’s fully automated pathogen detection systems and assays are designed to detect a range of biological threats. The Company’s M-BAND (Microfluidic Bio-agent Autonomous Networked Detector) system is an airborne bio-threat detection system developed for the homeland defense industry, to detect biological weapons of mass destruction. The Company is developing Firefly Dx, an automated pathogen detection system for rapid diagnostics, both for clinical and point-of-need applications.

Authorized Common Stock

As of December 31, 2015, the Company was authorized to issue 3.9 billion shares of common stock. On April 30, 2015, the Company filed the Sixth Amendment to the Second Amendment and Restated Certificate of Incorporation, as amended, with the State of Delaware to increase the number of authorized common shares to 1.97 billion shares. On February 25, 2016, the Company filed the Seventh Amendment to the Second Amendment and Restated Certificate of Incorporation, as amended, with the State of Delaware to increase the number of authorized common shares to 3.9 billion shares. The change in authorized shares is retrospectively reflected on the consolidated balance sheet.

Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2015, we had a working capital deficiency of approximately $10.7 million and a stockholders’ deficit of approximately $11.8 million, compared to a working capital deficit of approximately $8.1 million and a stockholders’ deficit of approximately $8.4 million as of December 31, 2014. The increase in the working capital deficit was primarily due to operating losses for the period and capital raised through convertible debt financings.

We have incurred operating losses prior to and since the merger that created PositiveID. The current 2015 operating losses are the result of research and development expenditures, selling, general and administrative expenses related to our molecular diagnostics and detection and Caregiver products. We expect our operating losses to continue through 2016. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to obtain financing to fund the continued development of our products and to support working capital requirements. Until we are able to achieve operating profits, we will continue to seek to access the capital markets. In 2014 and 2015, we raised approximately $2.7 and $5.9 million, respectively from the issuance of convertible preferred stock and convertible debt.

The Company intends to continue to access capital to provide funds to meet its working capital requirements for the near-term future. In addition and if necessary, the Company could reduce and/or delay certain discretionary research, development and related activities and costs. However, there can be no assurances that the Company will be able to negotiate additional sources of equity or credit for its long-term capital needs. The Company’s inability to have continuous access to such financing at reasonable costs could materially and adversely impact its financial condition, results of operations and cash flows, and result in significant dilution to the Company’s existing stockholders. The Company’s consolidated financial statements do not include any adjustments relating to recoverability of assets and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

Principles of Consolidations

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries of which all are inactive except for PDI, Thermomedics and ENG. All significant intercompany balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the reported periods include valuation of assets acquired and liabilities assumed in business combinations, allowance for doubtful accounts receivable, inventories valuation, valuation of goodwill and intangible assets, valuation of loss and other contingencies, product warranty liabilities, valuation of derivatives, valuation of beneficial conversion features, estimate of contingent earn-out liabilities, valuation of stock-based compensation and an estimate of the deferred tax asset valuation allowance.

F-7

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2015 or 2014 respectively. The Company maintained its cash in various financial institutions during the years ended December 31, 2015 and 2014. Balances were insured up to Federal Deposit Insurance Corporation (“FDIC”) limits. At times, cash deposits exceeded the federally insured limits. There were no cash deposits that exceeded the federally insured limits as of December 31, 2015.

Accounts receivable

Accounts receivable are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. No allowance was deemed necessary at December 31, 2015 and 2014.

Inventories

Inventory for Thermomedics consists of finished goods of our Caregiver non-contact thermometers and inventory for ENG consists of standard and manufactured frames and bodies of vehicles, and components of mobile units and is stated at lower of cost or market and net realizable value on a first in first out basis. Reserves, if necessary, are recorded to reduce inventory to market value based on assumptions about consumer demand, current inventory levels and product life cycles for the various inventory items. These assumptions are evaluated periodically and are based on the Company’s business plan and from feedback from customers and the product development team; however, estimates can vary significantly. As of December 31, 2015, inventory reserves were not material.

Reserves for Warranty

The Company records a reserve at the time product revenue is recorded based on historical rates. The reserve is reviewed during the year and is adjusted, if appropriate, to reflect new product offerings or changes in experience. Actual warranty claims are tracked by product line. The warranty reserve was not material during either year ended.

Equipment

Equipment is carried at cost less accumulated depreciation, computed using the straight-line method over the estimated useful lives. Leasehold improvements are depreciated over the shorter of the lease term or useful life, software is depreciated over 5 years, and equipment is depreciated over periods ranging from 1 to 8 years. Repairs and maintenance which do not extend the useful life of the asset are charged to expense as incurred. Gains and losses on sales and retirements are reflected in the consolidated statements of operations.

Equipment consists of the following (in thousands):

	Est. Useful Lives	December 31, 2015	December 31, 2014
Computer and software	5 years	$-	$190
Furniture and equipment	3-5 years	83	312
Machinery and equipment	1-8 years	59	-
Autos	3 -5 years	35	-
Leasehold improvements	1-3 years	14	11
Total equipment		191	513
Less accumulated depreciation		(28)	(510)

Property and Equipment, Net		$163	$3

Depreciation expense for 2015 and 2014 was $4,493 and $12,206, respectively.

Intangible Assets and Goodwill

Intangible assets are carried at cost less accumulated amortization, computed using the straight-line method over the estimated useful lives. Customer contracts and relationships are being amortized over a period of 3 years, patents and other intellectual property are being amortized over a period of 5 years, and non-compete agreements are being amortized over 2 years.

The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful lives of its definite-lived intangible assets may warrant revision or that the remaining balance of such assets may not be recoverable. The Company uses an estimate of the related undiscounted cash flows attributable to such asset over the remaining life of the asset in measuring whether the asset is recoverable.

The Company records goodwill as the excess of the purchase price over the fair values assigned to the net assets acquired in business combinations. Goodwill is allocated to reporting units as of the acquisition date for the purpose of goodwill impairment testing. The Company’s reporting units are those businesses for which discrete financial information. Goodwill of a reporting unit is tested for impairment at year-end, or between testing dates if an impairment condition or event is determined to have occurred.

In assessing potential impairment of the intangible assets recorded in connection with the PDI, ENG and Thermomedics acquisitions, as of December 31, 2015, we considered the likelihood of future cash flows attributable to such assets. Based on our analysis, we have concluded based on information currently available, that no impairment of the intangible assets exists as of December 31, 2015. The Company performed its annual impairment test of goodwill as of December 31, 2015. As a result of this annual test, using the market capitalization method of valuation, it was determined that the goodwill balance as of December 31, 2015 was not impaired.

F-8

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, collectability of arrangement consideration is reasonably assured, the arrangement fees are fixed or determinable and upon completion and delivery in accordance with the customer contract or purchase order.

If at the outset of an arrangement, the Company determines that collectability is not reasonably assured, revenue is deferred until the earlier of when collectability becomes probable or the receipt of payment. If there is uncertainty as to the customer’s acceptance of the Company’s deliverables, revenue is not recognized until the earlier of receipt of customer acceptance or expiration of the acceptance period. If at the outset of an arrangement, the Company determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes estimable, assuming all other revenue recognition criteria have been met.

To date, the Company has generated revenue from three sources: (1) professional services (consulting & advisory), (2) technology licensing, and (3) product sales

Specific revenue recognition criteria for each source of revenue is as follows:

(1)	Revenues for professional services, which are of short term duration, are recognized when services are provided,

(2)	Technology license revenue is recognized upon the completion of all terms of that license. Payments received in advance of completion of the license terms are recorded as deferred revenue.

(3)	Revenue from sales of the Company’s products is recorded when risk of loss has passed to the buyer and criteria for revenue recognition discussed above is met. Payments received in advance of delivery and revenue recognition are recorded as deferred revenue.

If these criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized ratably over the contract term or being deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If these criteria are met for each element and there is a relative selling price for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative selling price.

Concentrations

Concentration of Deferred Revenue

For the years ended December 31, 2015 and 2014, the Company had deferred revenue of 100% from product sale and 97% from the Boeing License Agreement, respectively.

Concentration of Revenues

The Company recognized the deferred revenue in conjunction with the Boeing License Agreement during the year ended December 31, 2015, which made up 91% of total revenue in 2015; 99% of the revenue in the year ended December 31, 2014, was generated under a purchase order, from UTC Aerospace Systems.

Concentration of Accounts Receivable

For the year ended December 31, 2015, the Company had accounts receivable of approximately $641,000 from product sales, of which 60% and 19% are from two of the Company’s largest customers. The Company had no account receivable for year ended December 31, 2014.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2015 and 2014 were minimal and nil, respectively.

Shipping and Handling

Costs incurred by the Company for freight in are included in costs of revenue. Freight in costs incurred for the year ended December 31, 2015 and 2014 were minimal and nil, respectively.

Legal Expenses

All legal costs for litigation matters are charged to expense as incurred.

F-9

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Convertible Notes With Variable Conversion Options

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at the time of conversion. The Company measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion, and records the premium as accretion to interest expense to the date of first conversion.

The Company accounts for debt issuance cost paid to lenders, or on behalf of lenders, in accordance with ASC 470, Debt. The costs associated with the issuance of debt are recorded as debt discount and amortized over the life of the underlying debt instrument.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). For certain of our financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, also approximate fair value because current interest rates available to the Company for debt with similar terms and maturities are substantially the same.

ASC Topic 820 provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC Topic 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Stock-Based Compensation

Stock-based compensation expenses are reflected in the Company’s consolidated statements of operations under selling, general and administrative expenses and research and development expenses.

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Stock Compensation (“ASC Topic 718”). The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the vesting term. Vesting terms vary based on the individual grant terms.

The Company estimates the fair value of stock-based compensation awards on the date of grant using the Black-Scholes-Merton (“BSM”) option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and are freely transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The BSM option pricing model considers, among other factors, the expected term of the award and the expected volatility of the Company’s stock price. Expected terms are calculated using the Simplified Method, volatility is determined based on the Company’s historical stock price trends and the discount rate is based upon treasury rates with instruments of similar expected terms. Warrants granted to non-employees are accounted for in accordance with the measurement and recognition criteria of ASC Topic 505-50, Equity Based Payments to Non-Employees.

F-10

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Income Taxes

The Company accounts for income taxes under the asset and liability approach for the financial accounting and reporting of income taxes. Deferred taxes are recorded based upon the tax impact of items affecting financial reporting and tax filings in different periods. A valuation allowance is provided against net deferred tax assets when the Company determines realization is not currently judged to be more likely than not.

The Company follows a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition purposes by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, the Company reports a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken on a tax return and recognizes interest and penalties, if any, related to uncertain tax positions as interest expense. The Company does not have any uncertain tax positions at December 31, 2015 and 2014.

Research and Development Costs

The principal objective of our research and development program is to develop high-value molecular diagnostic products such as M-BAND and Firefly Dx. We focus our efforts on four main areas: 1) engineering efforts to extend the capabilities of our systems and to develop new systems; 2) assay development efforts to design, optimize and produce specific tests that leverage the systems and chemistry we have developed; 3) target discovery research to identify novel micro RNA targets to be used in the development of future assays; 4) chemistry research to develop innovative and proprietary methods to design and synthesize oligonucleotide primers, probes and dyes to optimize the speed, performance and ease-of-use of our assays. Research and development cost are expensed as incurred. Total research and development expense was $1,420,000 and $588,000 for the years ended December 31, 2015 and 2014, respectively.

Segments

The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During 2015 and 2014, the Company only operated in one segment – diagnostics and detection; therefore, segment information has not been presented.

Reclassifications

The Company grouped $294,000 of costs reported in 2014 as Direct Labor into Cost of Revenues in 2015 to conform to the 2015 presentation.

New Accounting Pronouncements

There are no new accounting pronouncements during the year ended December 31, 2015 that affect the consolidated financial position of the Company or the results of its’ operations. Accounting Standard Updates which are not effective until after December 31, 2015, including the pronouncements discussed below, are not expected to have a significant effect on the Company’s consolidated financial position or results of its’ operations.

ASU 2014 – 09:

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts. The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

F-11

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

ASU 2014-12:

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities.

Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

ASU 2014-15:

In August 2014, the FASB” issued Accounting Standards Update 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40); Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This update requires management of the Company to evaluate whether there is substantial doubt about the Company’s ability to continue as a going concern. This update is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company does not expect this standard to have an impact on the Company’s consolidated financial statements upon adoption.

ASU 2015-03:

In April 2015, the Financial Accounting Standards Board issued Accounting Standards Update No. 2015-03,“Simplifying the Presentation of Debt Issuance Costs,” which changes the presentation of debt issuance costs in financial statements. Under this guidance such costs would be presented as a direct deduction from the related debt liability rather than as an asset. This guidance is effective for interim and annual reporting periods beginning after December 15, 2015. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

ASU 2015-08:

On May 8, 2015, the FASB issued ASU 2015-08, “Business Combinations (Topic 805) Pushdown Accounting” which conforms the FASB’s guidance on pushdown accounting with the SEC’s guidance. ASU 2015-08 is effective for annual periods beginning after December 15, 2015. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

AUS No. 2015-11:

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The accounting standard is effective prospectively for annual periods beginning after December 15, 2016, and interim periods therein. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this accounting standard.

Loss Per Common Share

The Company presents basic income (loss) per common share and, if applicable, diluted income (loss) per share. Basic income (loss) per common share is based on the weighted average number of common shares outstanding during the year and after preferred stock dividend requirements. The calculation of diluted income (loss) per common share assumes that any dilutive convertible preferred shares outstanding at the beginning of each year or the date issued were convertible at those dates, with preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options and warrants for which the average period market price exceeds the exercise price, less shares that could have been purchased by the Company with related proceeds. Additionally, shares issued upon conversion of convertible debt are included.

F-12

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

The following potentially dilutive equity securities outstanding as of December 31, 2015 and 2014 were not included in the computation of dilutive loss per common share because the effect would have been anti-dilutive (in thousands):

	December 31, 2015	December 31, 2014
Common shares issuable under:
Convertible notes	546,524	84,784
Convertible Series I Preferred Stock	70,490	38,078
Convertible Series J Preferred Stock	5,814	—
Stock options	24,596	2,856
Warrants	13,490	4,490
Unvested restricted common stock	3,332	3,432
	664,426	133,640

3. Inventories

Inventories consisted of the following:

	December 31, 2015	December 31, 2014
Finished goods of non-contact thermometers	$14,965	$—
Materials inventory	966,162	—
Mobile vehicle inventory	787,318	—
	$1,768,445	$—

4. Acquisitions/Dispositions

Microfluidic Acquisition

On May 23, 2011, the Company acquired all of the outstanding capital stock of PDI in a transaction accounted for using the purchase method of accounting (the “Acquisition”). Since PDI’s inception, its key personnel have had an important role in developing technologies to automate the process of biological pathogen detection. PDI’s substantial portfolio of intellectual property related to sample preparation and rapid medical testing applications is complementary to the Company’s portfolio of virus detection and diabetes management products in development.

In connection with the Acquisition, the Company was also required to make certain earn-out payments, which as of January 1, 2014 could total up to a maximum of $2,000,000 payable in shares of the Company’s common stock, upon certain conditions being achieved in 2014 (the “Earn-Out Payment”). There was also opportunity for the PDI sellers to achieve Earn-Out Payments in 2011 through 2013. Targets were not met in any of the years 2011 - 2014. The earn-out for 2014 was based on PDI achieving certain earnings targets for the respective year, subject to a maximum Earn-Out Payment of $2,000,000. Additionally, approximately two-thirds of the earn-out is capped at $8.00 per share. Further, the Company is prohibited from making any Earn-Out Payment until stockholder approval is obtained if the aggregate number of shares to be issued exceeds 19.99% of the Company’s common stock outstanding immediately prior to the closing. In the event the Company is unable to obtain any required stockholder approval, the Company is obligated to pay the applicable Earn-Out Payment in cash to the sellers. The earn-out period expired in 2014 and no monies are owed as of December 31, 2015.

The original estimated purchase price of the Acquisition included the contingent earn-out consideration of approximately $750,000. The fair value of the contingent consideration at each balance sheet date was estimated based upon the present value of the probability-weighted expected future payouts under the earn-out arrangement. On October 31, 2011, the Company entered into an agreement with two of the selling PDI shareholders pursuant to which the two individuals waived their right to any earn-out compensation for 2011 in settlement of the closing working capital adjustment provisions of the purchase agreement. The two individuals, who had a combined ownership interest in PDI of 68% also agreed to receive any future earn-out consideration at a price of no lower than $8 per share.

(In thousands)
Contingent Earn-Out Liability:
Balance of contingent earn-out liability as of January 1, 2014	$514
Change in liability during 2014	(514)
Balance of contingent earn-out liability as of December 31, 2014	-

Themomedics Acquisition

On December 4, 2015, the Company entered into several agreements related to its acquisition of all of the outstanding common stock of Thermomedics, Inc. (“Thermomedics”). One of those agreements was a Management Services and Control Agreement, dated December 4, 2015 (the “Control Agreement”), between the Company, Thermomedics, and Sanomedics, Inc. (“Sanomedics”), whereby PositiveID was appointed the manager of Thermomedics. In a separate agreement the Company entered into a First Amendment to the Stock Purchase Agreement (the “Amendment”) with Sanomedics. The original Stock Purchase Agreement (“Purchase Agreement”) was entered into on October 21, 2015, and defines the agreed upon terms of the Company’s acquisition of all of the common stock of Thermomedics from Sanomedics. As a result of the Company assuming control of Thermomedics on December 4, 2015, it determined, pursuant to ASC 805-10-25-6, that December 4, 2015 was the acquisition date of Thermomedics for accounting purposes.

F-13

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

In connection with the acquisition, additional earn-out payments of up to $750,000 for each of the fiscal years ending December 31, 2016 and 2017 may be earned by the Thermomedics if certain revenue thresholds are met as described in the Purchase Agreement. Such earn-out payments, if any, will consist of 25% in cash, up to $187,000 and 75% and in shares of preferred stock of the Company, up to 563 shares of Preferred Stock, for each of the fiscal years ending December 31, 2016 and 2017, respectively. The Company has recorded a contingent earn-out liability of $184,000, as a non-current liability, as reflected in the consolidated balance sheet as of December 31, 2015.

The estimated purchase price of the acquisition totaled $484,000, comprised of $175,000 in cash, Series J preferred stock consideration of $125,000, and the fair value of the contingent consideration estimated at approximately $184,000. The fair value of the contingent consideration was estimated based upon the present value of the expected future payouts of the contingent consideration and is subject to change upon the finalization of the purchase accounting.

On December 4, 2015, the Board of Directors authorized and on December 7, 2015, the Company filed with the State of Delaware, a Certificate of Designations of Preferences, Rights and Limitations of Series J Preferred Stock. The Series J Preferred Stock ranks; (a) senior with respect to dividends and right of liquidation with the Company’s common stock (b) pari passu with respect to dividends and right of liquidation with the Company’s Series I Convertible Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company. Without the prior written consent of Holders holding a majority of the outstanding shares of Series J Preferred Stock, the Company may not issue any Preferred Stock that is senior to the Series J Preferred Stock in right of dividends and liquidation. At any time after the date of the issuance of shares of Series J Preferred Stock, the Corporation will have the right, at the Corporation’s option, to redeem all or any portion of the shares of Series J Preferred Stock at a price per share equal to 100% of the $1,000 per share stated value of the shares being redeemed. Series J Preferred Stock is not entitled to dividends, interest and voting rights. The Series J Preferred Stock is convertible into the Company’s common stock, at stated value, at a conversion price equal to 100% of the arithmetic average of the VWAP of the common stock for the fifteen trading days prior to the six month anniversary of the Issuance Date.

 The Company acquired Thermomedics for a number of reasons including the quality of its Caregiver product, its prospects for sales and profit growth, its management team strengths in sales and marketing FDA cleared medical devices, and their regulatory experience.

ENG Mobile Systems Acquisition

On December 24, 2015, the Company acquired all of the outstanding common stock of E-N-G Mobile Systems, Inc. (“ENG”) from its sole shareholder (the “Seller”). Pursuant to the Purchase Agreement, as consideration at the time of closing of the Acquisition, PositiveID paid the Seller $750,000 in cash and issued a convertible secured promissory note to the Seller in the amount of $150,000. The Company has also entered into a two year consulting agreement with the Seller. The consulting agreement was determined not to represent additional purchase price.

Additional earn-out payments may be earned by ENG. Each Earn-Out Payment, if any, will be calculated at 5% of the revenue actually recognized and realized from each of the contracts and purchase orders identified, with an earn-out value indicated for each on the signed backlog schedule (the “Signed Backlog Schedule”) subsequent to Closing. For purposes of determining whether any earn-out payments will be made and the amount of such payment, the term Signed Backlog Schedule means those signed contracts and purchase orders in effect as of the date of Closing but under which the product is yet to be delivered and all or a portion of the revenue is yet to be recognized as of Closing. The earn-out payments will be paid in cash within five business days following the date the Company recognizes the revenue (including deposits held) and receives full payment from the applicable contract or purchase order on the Signed Backlog Schedule. Earn-out payments will be made (i) prior to January 1, 2016, or (ii) later than March 15, 2017. The Earn-Out Payments shall be subject to adjustment finalization of the purchase accounting. The Company has recorded a contingent earn-out liability of $123,000, as a current liability, as reflected in the consolidated balance sheet as of December 31, 2015.

The estimated purchase price of the acquisition totaled $912,000, comprised of $750,000 in cash, a convertible seller note of $150,000 (“ENG Note”), the fair value of the contingent consideration estimated at approximately $123,000 net of an estimated recovery based on the closing net worth of ENG, estimated at $111,000. The fair value of the contingent consideration was estimated based upon the present value of the expected future payouts of the contingent consideration and is subject to change upon the finalization of the purchase accounting.

 The Company acquired ENG for a number of reasons including the experience of its workforce, the quality and long history of its product offerings, its prospects for sales and profit growth, and the Company’s ability to leverage its business relationships to create new growth opportunities.

In connection with the issuance of the ENG Note, the Company computed a premium of $50,000 as the note is considered a stock settled debt under ASC 480, all of which was amortized immediately as a non-cash expense charged to interest expense.

Under the acquisition method of accounting, the estimated purchase price of the acquisitions was allocated to net tangible and identifiable intangible assets and liabilities of Thermomedics and ENG assumed based on their estimated fair values. The estimated fair values of certain assets and liabilities have been estimated by management and are subject to change upon the finalization of the fair value assessments.

	Themomedics	ENG
Assets acquired:
Net tangible assets	$35	$2,584
Customer contracts and relationships	240	238
Other assets	12	7
Patents and other intellectual property	178	-
Goodwill	108	200
	573	3,029
Liabilities acquired:
Current liabilities	(89)	(2,116)
Long term debt	-	(1)
Total estimated purchase price	$484	$912

F-14

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

The Company has recorded a contingent earn-out liability for Thermomedics and ENG in aggregate total of $307,000, as of December 31, 2015.

(In thousands)
Contingent Earn-Out Liability:
Balance of contingent earn-out liability as of December 31, 2014	$-
Change in liability during year ended December 31, 2015	307
Balance of contingent earn-out liability as of December 31, 2015	$307

The results of operations of Thermomedics and ENG are included in the Company’s consolidated statement of operations from the date of the acquisition of December 4, 2015 and December 24, 2015, respectively, including approximately $120,000 of net loss and $30,000 of net income, respectively. The following supplemental unaudited pro forma information assumes that these acquisitions had occurred as of January 1 for each period presented (in thousands except per share data):

	Year Ended December 31,
	2015	2014
	(unaudited)	(unaudited)
Revenue	$8,323	$4,124
Net loss	$(12,043)	$(7,561)
Loss per common share – basic and diluted	$(0.04)	$(0.08)

The pro forma financial information is not necessarily indicative of the results that would have occurred if these acquisitions had occurred on the dates indicated or that may result in the future.

Sale of VeriChip Business to Former Related Party

In a series of transactions between 2012 and 2014 PositiveID first licensed and subsequently sold all of the intellectual property related to its VeriChip implantable microchip business to VeriTeQ Corporation, a business run by a former related party (CEO of the Company through 2011). The final agreement in the series was the GlucoChip Agreement, dated October 20, 2014.

Pursuant to the VeriTeQ agreements, the Company holds a Note that was received as payment for shared services payments that the Company made on behalf of VeriTeQ during 2011 and 2012 which Note had an original value of $222,115. The note has been fully reserved in all periods presented. The Company also holds a five year warrant dated November 13, 2013, with original terms entitling the Company to purchase 300,000 shares of VeriTeQ common stock at a price of $2.84. Pursuant to the terms of the warrant, in particular the full quantity and pricing reset provisions, the warrant had an original dollar value of $852,000 and can be exercised using a cashless exercise feature.

Pursuant to the GlucoChip Agreement, the Company transferred the intellectual property related to its GlucoChip development and agreed to provide financial support to VeriTeQ, for a period of up to two years, in the form of convertible promissory notes. The Company funded VeriTeQ $60,000 in 2014 and $140,000 less a $5,000 OID, as of the year ended December 31, 2015, VeriTeQ issued the Company Convertible Promissory Notes in total principal amount of $200,000. These notes have been fully reserved in all periods presented. The notes bear interest at the rate of 10% per annum; are due and payable twelve months from the effective date of the notes; and may be converted by the Company at any time after 190 days of the date of closing into shares of VeriTeQ common stock at a conversion price equal to a 40% discount of the average of the three lowest daily trading prices (as set forth in the notes) calculated at the time of conversion. The notes also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates in the event of such defaults. Pursuant to the GlucoChip Agreement, the Company agreed to provide VeriTeQ with continuing financial support through issuance of additional convertible promissory notes with similar terms and conditions as the original note up to an additional amount of $205,000. The continuing financial support is not required to be more frequent than every 100 days and may not be in excess of $50,000 in any individual note. As of December 31, 2015 the Company had issued Notes with a principal value of $200,000 under the GlucoChip Agreement. As VeriTeQ is in default of its agreements with the Company, there is no intention to provide any additional notes until such time as all defaults are cured.

F-15

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

As of December 31, 2015 the Company had outstanding convertible notes receivable from VeriTeQ of $465,388 which includes $43,273 of accrued interest receivable and $5,000 OID.

Pursuant to the cashless exercise feature of the VeriTeQ warrant, the Company realized $335,600 of other income during the year ended December 31, 2015. Proceeds from the cashless exercise of the VeriTeQ warrant was measured at fair value at the time of the sale and reported as other income. As VeriTeQ is an early stage company, not yet fully capitalized, the Company plans to continue to fully reserve all note receivable and warrant balances. If and when proceeds are realized in the future, gains will be recognized.

On October 19, 2015, VeriTeQ received a default notice from its senior lender demanding repayment of approximately $2.1 million of indebtedness, secured by substantially all of VeriTeQ’s assets, which VeriTeQ was unable to repay. VeriTeQ also received a Notice of Disposition of Collateral advising the Company that the senior lender, acting as collateral agent, intended to sell the assets at auction, which it did on November 4, 2015. VeriTeQ has ceased its business operations related to implantable medical device identification. On November 25, 2015, VeriTeQ entered into a Stock Purchase Agreement with an unaffiliated company whereby VeriTeQ agreed to acquire all of the issued and outstanding membership interests of that company. As of the date of this filing, VeriTeQ’s acquisition of has not closed.

License of iglucose

In February 15, 2013, the Company entered into an agreement the (“SGMC Agreement”) with SGMC, Easy Check, Easy-Check Medical Diagnostic Technologies Ltd., an Israeli company, and Benjamin Atkin, an individual (“Atkin”), pursuant to which the Company licensed its iglucose ™ technology to SGMC for up to $2 million based on potential future revenues of glucose test strips sold by SGMC. These revenues will range between $0.0025 and $0.005 per strip. A person with diabetes who tests three times per day will use over 1,000 strips per year.

Pursuant to the SGMC Agreement, the Company granted SGMC an exclusive right and license to the intellectual property rights in the iglucose patent applications; a non-exclusive right and license to use and make a “white label” version of the iglucose websites; a non-exclusive right and license to use all documents relating to the iglucose 510(k) application to the Food and Drug Administration of the United States Government; and an exclusive right and license to the iglucose trademark. The Company has also agreed to transfer to SGMC all right, title, and interest in the www.iglucose.com and www.iglucose.net domain names.

In consideration for the rights and licenses discussed above, and the transfer of the domain names, SGMC shall pay to the Company the amount set forth below for each glucose test strip sold by SGMC and any sublicenses of SGMC for which results are posted by SGMC via its communications servers (the “Consideration”):

(i)	$0.0025 per strip sold until SGMC has paid aggregate Consideration of $1,000,000; and

(ii)	$0.005 per strip sold thereafter until SGMC has paid aggregate Consideration of $2,000,000; provided, however, that the aggregate Consideration payable by SGMC pursuant to the SGMC Agreement shall in no event exceed $2,000,000.

To date, no royalties have been realized from this agreement.

5. Intangible Assets

Intangible assets consist of the following as of December 31, 2015 and 2014 (in thousands):

	December 31,
	2015			2014
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net

Customer contracts and relationships	$708	$(234)	$474	$230	$(230)	$-
Patents and other intellectual property	1,401	(1,126)	275	1,223	(876)	347
Non-compete agreements	169	(169)	-	169	(169)	-
	$2,278	$(1,529)	$749	$1,622	$(1,276)	$347

F-16

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Amortization of intangible assets amounted to approximately $253,000 and $277,000 for the year ended December 31, 2015 and 2014 respectively. Estimated future amortization expense is as follows (in thousands):

2016	255
2017	154
2018	154
2019	95
2020	91
$749

6. Deferred revenue

During the course of business projects, the Company’s Subsidiary, ENG requires front end funding to acquire the required materials and begin production. Customers are billed in advance of production to secure the necessary resources to facilitate timely completion of the project. As of December 31, 2015, the Company had $1.8 million of deferred revenue relating to its ENG subsidiary operations. Deferred revenue of $2.6 million at December 31, 2014 related primarily to our Boeing contract (See Note 13).

7. Accrued Expenses

Accrued expenses and other current liabilities consisted of the following as of December 31, 2015 and 2014 (in thousands):

	December 31, 2015	December 31, 2014
Accrued compensation	$526	$359
Other	424	334
	$950	$693

8. Equity and Debt Financing Agreements

Ironridge Series F Preferred Stock Financings

Beginning in July 2011, the Company entered into a series of financings with Ironridge involving the Company’s Series F convertible preferred stock. Between July 2011 and December 31, 2014, a total of 3,150 Series F shares have been issued and fully converted into a total of 60,104,701 shares of common stocks, as of the year ended December 31, 2014. No Series F shares have been redeemed. As of December 31, 2015 and 2014, there are no shares of Series F outstanding.

At December 31, 2013, there were 600 Series F shares outstanding. During the year ended December 31, 2014, these 600 shares of Series F were converted into 22,992,056 shares of common stock.

The Company had the option to buy back any shares of Series F at the liquidation value plus accrued dividends, without any premium. The Company also agreed to file a Registration Statement covering the common shares underlying the Series F within 30 days of closing and to use its best efforts to get the Registration Statement effective. As the Registration Statement was not effective within 90 days of closing on January 10, 2014, the Company issued 150 shares of Series F to Ironridge as liquidated damages, for which an expense in the amount of $150,000 has been recorded during the year ended December 31, 2014. On February 25, 2014, these 150 shares of Series F were converted into 3,398,389 shares of common stock.

On February 27, 2014, the Company entered into a Stock Purchase Agreement with Ironridge. Pursuant to the agreement, the Company agreed to issue 150 shares of Series F to Ironridge in exchange for $100,000. Additionally, the Company issued 50 shares of Series F as commitment and documentation fees which were recorded at face value of $50,000, and in March 2014 issued an additional 100 shares of Series F as liquidated damages, for which an expense in the amount of $100,000 was recorded, in fulfillment of its obligations under the agreement. During the year ended December 31, 2014, all of the 300 Series F shares were converted into 17,607,041 shares of common stock.

F-17

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

In connection with the Series F conversions, the Company recorded beneficial conversion dividends totaling nil and $0.9 million during years ended December 31, 2015 and 2014 which represents the excess of fair value of the Company’s common stock at the date of issuance of the converted Series F Preferred Stock over the effective conversion rate, multiplied by the common shares issued upon conversion. These charges are non-cash charges.

Certificate of Designations for Series F Preferred Stock

On July 27, 2011, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series F Preferred Stock with the Secretary of State of the State of Delaware. On December 19, 2013, the Certificate of Designations was amended. A summary of the Certificate of Designations, as amended, is set forth below:

Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Series F Preferred Stock, holders of Series F Preferred Stock are entitled to receive dividends on each outstanding share of Series F Preferred Stock, which accrue in shares of Series F Preferred Stock at a rate equal to 7.65% per annum from the date of issuance. Accrued dividends are payable upon redemption of the Series F Preferred Stock.

Redemption. The Company may redeem the Series F Preferred Stock, for cash or by an offset against any outstanding note payable from Ironridge Global to the Company that Ironridge Global issued, as follows. The Company may redeem any or all of the Series F Preferred Stock at any time after the seventh anniversary of the issuance date at the redemption price per share equal to $1,000 per share of Series F Preferred Stock, plus any accrued but unpaid dividends with respect to such shares of Series F Preferred Stock (the “Series F Liquidation Value”). Prior to the seventh anniversary of the issuance of the Series F Preferred Stock, the Company may redeem the shares at any time after six months from the issuance date at a make-whole price per share equal to the following with respect to such redeemed Series F Preferred Stock: (i) 149.99% of the Series F Liquidation Value if redeemed prior to the first anniversary of the issuance date, (ii) 141.6% of the Series F Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the issuance date, (iii) 133.6% of the Series F Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the issuance date, (iv) 126.1% of the Series F Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the issuance date, (v) 119.0% of the Series F Liquidation Value if redeemed on or after the fourth anniversary but prior to the fifth anniversary of the issuance date, (vi) 112.3% of the Series F Liquidation Value if redeemed on or after the fifth anniversary but prior to the sixth anniversary of the issuance date, and (vii) 106.0% of the Series F Liquidation Value if redeemed on or after the sixth anniversary but prior to the seventh anniversary of the issuance date.

In addition, if the Company determines to liquidate, dissolve or wind-up its business, or engage in any deemed liquidation event, it must redeem the Series F Preferred Stock at the applicable early redemption price set forth above.

Conversion. The Series F Preferred Stock is convertible into shares of the Company’s common stock at the applicable Ironridge Entities option or at the Company’s option at any time after six months from the date of issuance of the Series F Preferred Stock. The fixed conversion price is equal to $0.50 per share which represented a premium of 32% over the closing bid price of the Company’s common stock on the trading day immediately before the date the Company announced the entry into the Series F Agreement (the “Series F Conversion Price”).

If the Company or Ironridge elects to convert the Series F Preferred Stock into common stock and the closing bid price of the Company’s common stock exceeds 150% of the Series F Conversion Price for any 20 consecutive trading days, the Company will issue that number of shares of its common stock equal to the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the Series F Conversion Price. If the Company elects to convert the Series F Preferred Stock into common stock and the closing bid price of the Company’s common stock is less than 150% of the Series F Conversion Price, the Company will issue an initial number of shares of its common stock equal to 130% of the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the lower of (i) the Series F Conversion Price and (ii) 100% of the closing bid price of a share of the Company’s common stock on the trading day immediately before the date of the conversion notice.

F-18

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

After 20 trading days, the Ironridge Entity shall return, or the Company shall issue, a number of conversion shares (the “Series F Reconciling Conversion Shares”), so that the total number of conversion shares under the conversion notice equals the early redemption price set forth above multiplied by the number of shares of subject to conversion, divided by the lower of (i) the Series F Conversion Price and (ii) 85% of the average of the daily volume-weighted average prices of the Company’s common stock for the lowest three is the twenty trading days following the Ironridge Entity’s receipt of the conversion notice. However, if the trading price of the Company’s common stock during any one or more of the 20 trading days following the Ironridge Entity’s receipt of the conversion notice falls below 70% of the closing bid price on the day prior to the date the Company gives notice of its intent to convert, the Ironridge Entity will return the Series F Reconciling Conversion Shares to the Company and the pro rata amount of the conversion notice will be deemed canceled.

The Company cannot issue any shares of common stock upon conversion of the Series F Preferred Stock if it would result in an Ironridge Entity being deemed to beneficially own, within the meaning of Section 13(d) of the Securities Exchange Act, more than 9.99% of the total shares of common stock then outstanding. Furthermore, until stockholder approval is obtained or the holder obtains an opinion of counsel reasonably satisfactory to the Company and its counsel that such approval is not required, both the holder and the Company are prohibited from delivering a conversion notice if, as a result of such exercise, the aggregate number of shares of common stock to be issued, when aggregated with any common stock issued to holder or any affiliate of holder under any other agreements or arrangements between the Company and the holder or any applicable affiliate of the holder, such aggregate number would, under NASDAQ Marketplace rules (or the rules of any other exchange where the common stock is listed), exceed the Cap Amount (meaning 19.99% of the common stock outstanding on the date of the Series F Agreement). If delivery of a conversion notice is prohibited by the preceding sentence because the Cap Amount would be exceeded, the Company must, upon the written request of the holder, hold a meeting of its stockholders within sixty (60) days following such request, and use its best efforts to obtain the approval of its stockholders for the transactions described herein.

Due to the above variations in the conversion price, the beneficial conversion feature is considered contingent and not measurable or recorded until the actual conversion dates. The beneficial conversion feature is recorded as a constructive dividend and was nil and $0.9 million, respectively, during 2015 and 2014.

Convertible Note Financings

Short-term convertible debt for the years ended December 31, 2015 and 2014 are as follows (In thousands):

	2015			2014
	Notes	Accrued Interest	Total	Notes	Accrued Interest	Total

Convertible notes with accrued interest accounted for as stock settled debt	$200	$—	$200	$534	$47	$581
Conversion premiums	—	—	—	237	—	237
	200	—	200	771	47	818

Convertible notes with embedded derivatives	5,984	650	6,634	1,900	68	1,968
Derivative discounts	(4,054)	—	(4,054)	(1,038)	—	(1,038)
	1,930	650	2,580	862	68	930

Original issue discounts and loan fee discounts	(652)	—	(652)	(221)	—	(221)
	$1,478	$650	$2,128	$1,412	$115	$1,527

F-19

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On June 4, 2013, the Company borrowed $50,000 pursuant to a convertible note, in connection with which it issued the lender immediately exercisable warrants to purchase 104,167 shares of common stock at an initial exercise price of $0.24 per share. The debt was recorded at a discount in the amount of $23,684, representing the relative fair value of the warrants. The debt shall accrete in value over its one year term to its face value of approximately $50,000. Additionally, a liability of $23,223 was recorded as the fair value of the warrant as a result of a down round adjustment to the exercise price of the warrants. In connection with the issuance of the $50,000 note there is a beneficial conversion feature of approximately $12,500, which will be amortized over the one year term of the note. In 2013, $47,850 principal balance of the convertible note was converted into 2,600,000 shares of common stock. In the year ended December 31, 2014, the remaining balance of the note principal and interest was fully converted into 725,734 shares of common stock. All related debt discount and beneficial conversion feature were fully amortized in conjunction with the conversion of the note. In the year ended December 31, 2014, the warrants were converted, on a cashless basis, into 1,508,848 shares of common stock.

On July 3, 2013, the Company entered into a Securities Purchase Agreement for a new convertible promissory note (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement the investor committed to purchase an 8% Convertible Promissory Note (the “Convertible Promissory Note”) in the principal amount of $78,500, with a maturity date of April 8, 2014, convertible into shares of common stock, $0.01 par value per share, of the Company, upon the terms and subject to the limitations and conditions set forth in such Convertible Promissory Note. Interest shall commence accruing on the date that the Note is issued and shall be computed on the basis of a 365-day year and the actual number of days elapsed. The holder may convert the Convertible Promissory Note into common shares of stock at a 42% discount to the price of common shares in the ten days prior to conversion. In connection with the issuance of the Convertible Promissory Note, the Company recorded a premium of $56,845 which was amortized over the life of the Note. In the year ended December 31, 2014, the outstanding principal and interest on the Convertible Promissory Note was converted, into 5,790,072 shares of common stock.

On December 13, 2013, the Company entered into a Securities Purchase Agreement for a new convertible promissory note (the “December Purchase Agreement”). Pursuant to the terms of the December Purchase Agreement the investor committed to purchase an 8% Convertible Promissory Note (the “December Convertible Promissory Note”) in the principal amount of $103,500, with a maturity date of September 17, 2014, convertible into shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such December Convertible Promissory Note. Interest shall commence accruing on the date that such note is issued and shall be computed on the basis of a 365-day year and the actual number of days elapsed. The holder may convert the December Convertible Promissory Note into common shares of stock at a 39% discount to the price of common shares in the ten days prior to conversion. In connection with the issuance of the December Convertible Promissory Note, the Company computed a premium of $66,172 all of which was amortized and the outstanding principal and interest on the December Convertible Promissory Note was converted, into 3,294,466 shares of common stock in the year ended December 31, 2014.

On January 24, 2014, the Company entered into a Securities Purchase Agreement for a convertible promissory note (the “January Purchase Agreement”). Pursuant to the terms of the January Purchase Agreement the investor committed to purchase an 8% Convertible Promissory Note (the “January Convertible Promissory Note”) in the principal amount of $78,500 with a maturity date of October 28, 2014, convertible into shares Common Stock, upon the terms and subject to the limitations and conditions set forth in such Convertible Promissory Note. Interest shall commence accruing on the date that such note is issued and shall be computed on the basis of a 365-day year and the actual number of days elapsed. The holder may convert the January Convertible Promissory Note into common shares of stock at a 39% discount to the price of common shares in the ten days prior to conversion. In connection with the issuance of the January Convertible Promissory Note, the Company recorded a computed of $50,189 as the note is considered stock settled debt under ASC 480, all of which was amortized and the outstanding principal and interest on the January Convertible Promissory Note was converted, into 3,132,485 shares of common stock in the year ended December 31,2014.

On February 20, 2014, the Company borrowed $82,500 pursuant to a convertible note with an OID of $7,500 resulting in cash received of $75,000. The debt matures twenty four months from the date funded, has a one-time 10% interest charge if not paid within 90 days, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of $0.042 per share or 60% of the average of the two lowest closing bid prices in the 25 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a debt discount of $75,000 which has been fully amortized and the outstanding principal and interest of the Note was converted, into 4,756,739 shares of common stock in the year ended December 31, 2014. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $91,061 was recorded when the note was entered into. The derivative liability was remeasured at each balance sheet date and was reclassified to equity on a pro-rata basis upon conversion of the note.

F-20

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On February 21, 2014, the Company entered into a financing arrangement pursuant to which it borrowed $100,000 in unsecured debt, convertible at the discretion of the lender. The debt was issued at a 10% discount, matures on August 21, 2014, has an interest rate of 10%, and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion. In connection with the issuance of the note, the Company computed a premium of $66,667 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense in the year ended December 31, 2014. In the year ended December 31, 2014, the outstanding principal and interest on the Convertible Promissory Note was converted, into 4,149,378 shares of common stock.

On March 13, 2014, the Company borrowed two notes of $75,000, each from a separate lender with maturity dates of March 4, 2015. Under each agreement the Company received $65,750, which was net of legal and due diligence fees. The notes bear interest at 8% per annum and are convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion. The notes might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In conjunction with each note the Company also issued an additional note, of identical terms, each for $75,000. The additional note was paid for by the issuance of a note payable from the lenders to the Company. In the event that the original note is not repaid prior to six months from its issuance, the lender has the option of converting the additional note into shares of the Company’s common stock at a 40% discount to lowest closing bid price in the 20 trading days prior to conversion, subject to the notes payable to the Company having been paid in full. The additional note payable has been netted with the related note receivable. In connection with the issuance of the notes, the Company computed a premium of $100,000 as the debt is considered a stock settled debt under ASC 480, all of which was amortized during the year ended December 31, 2014. As of December 31, 2014 the outstanding principal and interest was converted, into 16,386,485 shares of common stock. On May 5, 2014 one of the $75,000 notes receivable due to the company was paid, for which the Company received $65,750, net of fees. The Company computed a premium of $50,000 as the debt is considered a stock settled debt under ASC 480, all of which was amortized during the year ended December 31, 2014. As of December 31, 2014 the outstanding principal and interest was converted, into 4,117,795 shares of common stock. Concurrent with the repayment the Company and the lender entered into two new convertible notes, for $75,000 each, on identical terms to the March 4, 2014 convertible notes. Each of these two notes was paid for by the issuance of notes payable from the lenders to the Company, each for $75,000, on identical terms to the March 4, 2014 notes. These two new notes have been netted for presentation purposes. In connection with the payment of the note receivable to the Company, the Company recorded a premium of $50,000 related to one of the additional notes that had been entered into on March 4, 2014, all of which was amortized and the outstanding principal and interest was converted, into 4,166,386 shares of common stock in the year ended December 31, 2014.

On March 24, 2014, the Company borrowed $52,500 with a maturity date of March 19, 2015, pursuant to a financing agreement. Under the agreement the Company received $46,000, which was net of legal and due diligence fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a premium of $35,000 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense and the outstanding principal and interest on the note was converted, into 3,043,515 shares of common stock in the year ended December 31, 2014.

On April 7, 2014, the Company borrowed $50,000 with a maturity date of April 4, 2015, pursuant to a financing agreement. Under the agreement the Company received $44,000, which was net of legal and due diligence fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the price of common shares in the twenty days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $33,333 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense and the outstanding principal and interest on the note was converted, into 2,888,888 shares of common stock in the year ended December 31, 2014.

On April 14, 2014, the Company borrowed $63,000 with a maturity date of January 2, 2015, pursuant to a financing agreement. Under the agreement the Company received $60,000, which was net of legal fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 39% discount to the price of common shares in the ten days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $40,279 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense and the outstanding principal and interest on the note was converted, into 3,102,713 shares of common stock in the year ended December 31, 2014.

F-21

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On April 16, 2014, the Company borrowed $110,000 pursuant to a convertible note with an OID of $10,000 resulting in cash received of $100,000. The debt matures twenty four months from the date funded, has a one-time 10% interest charge if not paid within 90 days, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of $0.042 per share or 60% of the average of the two lowest closing bid prices in the 25 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a debt discount of $139,997, which has been fully amortized and the outstanding principal and interest of the Note was converted, into 6,910,704 shares of common stock in the year ended December 31, 2014. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $139,997 was recorded when the note was entered into. The derivative liability was remeasured at each balance sheet date and was reclassified to equity on a pro-rata basis upon conversion of the note.

On April 25, 2014, the Company borrowed $50,000 with a maturity date of January 25, 2015, pursuant to a financing agreement. Under the agreement the Company received $45,000, which was net of legal and due diligence fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the price of common shares in the ten days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $33,333 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense and the outstanding principal and interest on the note was converted, into 2,890,411 shares of common stock in the year ended December 31, 2014.

On May 30, 2014, the Company borrowed $63,000 with a maturity date of February 27, 2015, pursuant to a financing agreement. Under the agreement the Company received $60,000, which was net of legal fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 39% discount to the price of common shares in the ten days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $40,279 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense and the Company exercised its right to prepay the outstanding principal and interest for a total redemption amount of $87,536 in the year ended December 31, 2014.

On June 18, 2014, the Company closed a financing agreement whereby the Company borrowed an aggregate principal amount of $247,500 with a 10% original note discount. The note has an interest rate of 10%, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of (i) a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion or (ii) $0.075. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. The first tranche was funded on June 18, 2014 with a principal amount of $55,000 and net proceeds of $50,000, with a maturity date of June 17, 2016, pursuant to the convertible note. In connection with the issuance of the note, the Company recorded a debt discount of $50,000 related to the derivative liability which was fully amortized as of June 30, 2015. As of June 30, 2015, the outstanding principal and interest of the note was fully converted into 4,425,894 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $59,623 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note. The second tranche was funded on September 19, 2014, with a principal amount of $55,000 and net proceeds of $50,000, with a maturity date of September 19, 2015, pursuant to a convertible note. In connection with the issuance of the notes, the Company recorded a debt discount of $50,000 related to the derivative liability which was fully amortized as of June 30, 2015. As of June 30, 2015, the outstanding principal and interest on the notes was fully converted into 6,980,938 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $59,623 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note. The third tranche was funded on December 22, 2014, with a principal amount of $55,000 and net proceeds of $50,000, with a maturity date of December 22, 2015, pursuant to a convertible note. The Company recorded a debt discount of $50,000 related to the derivative liability which was fully amortized as of September 30, 2015. As of September 30, 2015, the outstanding principal and interest of the note was fully converted into 5,857,374 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $62,118 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note. The fourth tranche was funded on January 13, 2016, with a principal amount of $82,500 and net proceeds of $75,000, with a maturity date of January 13, 2018, pursuant to a convertible note. As the note conversion includes a “lesser of” pricing provision, a derivative liability The Company will record a derivative liability and debt discount related to the derivative liability.

On June 19, 2014, the Company borrowed of $25,000, with a maturity date of June 17, 2015, pursuant to a financing agreement. Under the agreement the Company received $22,000, which was net of legal and due diligence fees. The notes bear interest at 8% per annum and are convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $16,667 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense in the year ended and the Company exercised its right to prepay the outstanding principal and interest for a total redemption amount of $35,956 in the year ended December 31, 2014.

F-22

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On June 20, 2014, the Company borrowed $40,000 with a maturity date of June 17, 2015, pursuant to a financing agreement. Under the agreement the Company received $36,000, which was net of legal and due diligence fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company computed a premium of $26,667 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense and the Company exercised its right to prepay the outstanding principal and interest for a total redemption amount of $57,517 in the year ended December 31, 2014.

On July 3, 2014, the Company borrowed $115,000 with a maturity date of July 3, 2015, pursuant to a convertible note. Under the agreement the Company received $100,000, which was net of legal and due diligence fees. The Note has an interest rate of 8%, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of $0.06 per share or a 40% discount of the lowest closing bid prices in the 15 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a debt discount of $58,571 relating to derivative liability which was fully amortized as of March 31, 2015. As of March 31, 2015, the outstanding principal and interest on the note was fully converted into 8,248,677 shares of common stocks. In conjunction with the Note, the Company granted the lender a warrant for 1,000,000 common shares at a strike price of $0.08. The warrant has a life of three years and its relative fair value of $41,429 has been recorded as a debt discount and additional paid in capital as of March 31, 2015. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $59,623 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note.

On July 7, 2014, the Company borrowed $53,000 with a maturity date of March 25, 2015, pursuant to a financing agreement. Under the agreement the Company received $50,000, which was net of legal fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 39% discount to the price of common shares in the 10 days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $33,885 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense in the year ended December 31, 2014. As of June 30, 2015, the Company exercised its right to prepay the outstanding principal and interest for a total redemption amount of $73,629 and recorded a loss on extinguishment of approximately $18,550.

On July 9, 2014 and August 21, 2014 the Company borrowed from a lender, notes each amounting to $110,000, which matures twelve months from the date of the respective notes, pursuant the agreement. Each debt was issued at a 10% original issue discount resulting in net total proceeds of $180,000, net of legal fees. The notes bear an interest rate of 10%, and are convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the lowest closing bid price during the 15 days prior to the election to conversion. The notes could have been accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a total premium of $146,666 as the notes were considered stock settled debt under ASC 480. On December 30, 2014, the Lender and Dominion Capital LLC entered into a purchase and assignment of these notes. Subsequent to the purchase and assignment, the note was amended by the Company and the Purchaser, using the form of note identical to the notes used in the $4 Million Financing Agreement. The Company issued a new note for $222,222 convertible at the lesser of a 37.5% discount to the common stock price on the date of the note or a 37.5% discount to the price of our common stock price at the time of conversion. In conjunction with the purchase and assignment, the Company and Purchaser entered into a new note with a principal value of $49,444 as compensation for Purchaser’s costs related to the purchase and assignment. This $49,444 was expensed as a loss on debt extinguishment. In connection with the issuance of the notes, the Company recorded a debt discount of $271,666 related to the embedded conversion option derivative liability which was fully amortized as of June 30, 2015. As of September 30, 2015, the remaining outstanding principal and interest on the notes was fully converted into 6,434,285 shares of common stock. As the note conversions includes a “lesser of” pricing provision, a derivative liability of $289,701 was recorded when these notes were entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note.

On July 17, 2014, the Company borrowed $115,000 with a maturity date of July 17, 2016, pursuant to a convertible note. The debt was issued at a 10% original issue discount resulting in proceeds of $100,000, has an interest rate of 10%, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of $0.06 per share or a 40% discount of the lowest closing bid prices in the 20 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a debt discount of $100,000 related to the derivative liability which was fully was fully amortized as of June 30, 2015. On January 8, 2015, the Company exercised its right to prepay the outstanding principal and interest for a total redemption amount of $120,750. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $124,666 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity on a pro-rata basis upon redemption of the note.

F-23

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On August 19, 2014, the Company borrowed $66,000 with a maturity date of August 15, 2015, pursuant to a convertible note. The debt was issued at a 10% original issue discount resulting in proceeds of $54,500, net of legal fees. The Note has an interest rate of 8%, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of $0.06 per share or a 60% of the average of the three lowest closing bid prices 15 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a debt discount of $54,500 related to the derivative liability which was fully amortized as of June 30, 2015. The outstanding principal and interest on the note was fully converted into 5,000,000 shares of common stock as of December 31, 2015. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $71,548 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity on a pro-rata basis upon conversion of the note.

On September 4, 2014, the Company borrowed $110,000 pursuant to a convertible note with an OID of $10,000 resulting in cash received of $100,000. The debt matures twenty four months from the date funded, has a one-time 10% interest charge if not paid within 90 days, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of $0.042 per share or 60% of the average of the two lowest closing bid prices in the 25 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a debt discount of $100,000 which was fully amortized as of June 30, 2015. As of December 31, 2015, the outstanding principal and interest on the notes was fully converted into 9,195,341 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $119,246 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity on a pro-rata basis upon conversion of the note.

On September 11, 2014, the Company borrowed $75,000 pursuant to the back-end note in conjunction with the March 13, 2014 financing agreement. The debt has an interest rate of 8% and the Company received proceeds of $67,750, net of fees, In the event that the original note is not repaid prior to six months from its issuance, the lender has the option of converting the additional note into shares of the Company’s common stock at a 40% discount to lowest closing bid price in the 20 trading days prior to conversion, subject to the notes payable to the Company having been paid in full. In connection with the issuance of the note, the Company computed a premium of $50,000 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense and the outstanding principal and interest on the note was converted, into 1,006,575 shares of common stock in the year ended December 31, 2014.

On September 22, 2014, Company closed a Securities Purchase Agreement providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $100,000. The two notes bear interest at the rate of 8% per annum; are due and payable on September 15, 2015; and may be converted at the option of the lender into shares of Company common stock at a conversion price equal to a 40% discount of the lowest closing bid price calculated at the time of conversion. The two notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the two Notes in the event of such defaults. The first note in the amount of $50,000 was funded on September 22, 2014, with the Company receiving $45,000 of net proceeds, which was net of legal and due diligence fees. In connection with the issuance of the first note, the Company computed a premium of $33,333 as the note is considered stock settled debt under ASC 480 which had been fully amortized as of June 30, 2015. As of June 30, 2015, the outstanding principal and interest on the first note was converted into 5,095,904 shares of common stock. The second note in the amount of $50,000 was initially paid for by the issuance of an offsetting $50,000 secured note issued by the lender to the Company. The second note was funded on April 24, 2015, with the Company receiving $45,000 of net proceeds, which was net of legal and due diligence fees. In connection with the issuance of the second note, the Company computed a premium of $33,333 as the note is considered stock settled debt under ASC 480 which was fully amortized during the as of June 30, 2015. As of December 31, 2015, the outstanding principal and interest of the second note was fully converted into 5,210,553 shares of common stock.

On September 22, 2014, the Company borrowed $54,750 with a maturity date of June 19, 2015, pursuant to a financing agreement. Under the agreement the Company received $50,000, which was net of legal and due diligence fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the price of common shares in the 10 days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $36,500 as the note is considered stock settled debt under ASC 480. On March 10, 2015, the Lender and Dominion Capital LLC entered into a purchase and assignment of the note (see paragraph below), and the Company and Dominion amended the note, with the total amount owed as of March 10, 2015 at $56,778, with terms and conditions identical to Purchaser’s notes pursuant to the $4 Million Financing Agreement. Pursuant to the amendment the maturity date was extended to September 30, 2015. Additionally, on March 10, 2015, the Company and Purchaser entered into a $24,772 Senior Convertible, Redeemable Debenture of PositiveID Corporation, which was issued without proceeds as consideration for the Purchaser’s expenses in conjunction with the purchase and assignment with the Lender, including legal and transaction fees (see paragraph below). This amount was recorded as a loss on debt extinguishment. As of March 31, 2015, the Company no longer has any outstanding debt owed to the Lender. The total recorded premium was accreted and charged to interest expense upon the assignment of the convertible note.

F-24

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On March 10, 2015, the Company issued a new note for $56,778 convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $0.0153125) or a 37.5% discount to the price of our common stock price at the time of conversion. In conjunction with the purchase and assignment, the Company and Purchaser entered into a new note with a principal value of $24,772 as compensation for Purchaser’s costs related to the purchase and assignment. This $24,772 was expensed as a loss on debt extinguishment. In connection with the issuance of the note, the Company recorded a debt discount of $81,500 related to the embedded conversion option derivative liability which was fully amortized and the outstanding principal and interest on the notes was fully converted into 1,827,270 shares of common stock as of September 30, 2015. As the note conversions includes a “lesser of” pricing provision, a derivative liability of $96,915 was recorded when these notes were entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity on a pro-rata basis upon conversion of the note.

On September 24, 2014, the Company borrowed $75,000 pursuant to the back-end note in conjunction with the March 13, 2014 financing agreement. The debt has an interest rate of 8% and the Company received proceeds of $67,750, net of fees, In the event that the original note is not repaid prior to six months from its issuance, the lender has the option of converting the additional note into shares of the Company’s common stock at a 40% discount to lowest closing bid price in the 20 trading days prior to conversion, subject to the notes payable to the Company having been paid in full. In connection with the issuance of the note, the Company computed a premium of $50,000 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense in the year ended December 31, 2014. As of June 30, 2015, the outstanding principal and interest on the note had been converted fully converted into 4,955,411 shares of common stock.

On October 6, 2014, the Company borrowed $53,000 with a maturity date of June 1, 2015, pursuant to a financing agreement. Under the agreement the Company received $50,000, which was net of legal fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 39% discount to the price of common shares in the 10 days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $33,885 as the note is considered stock settled debt under ASC 480. As of June 30, 2015, the Company exercised its right to prepay the outstanding principal and interest for a total redemption amount of $73,641. In addition, the remaining premium was accreted and charged to interest expense upon redemption of the convertible note.

On October 8, 2014, the Company borrowed $100,000 with a maturity date of March 30, 2015, pursuant to a financing agreement. Under the agreement the Company received $85,500, which was net of legal fees of $7,000 and original issue discount of $7,500. The note bears interest at 10% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the price of common shares in the 10 days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company computed a premium of $66,667 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense as of June 30, 2015. As of June 30, 2015, the outstanding principal and interest on the notes was fully converted into 7,590,186 shares of common stock.

On October 22, 2014, the Company borrowed $75,000 pursuant to the additional note in conjunction with the March 13, 2014 financing agreement. The debt has an interest rate of 8% and the Company received proceeds of $65,750, net of fees. In the event that the original note is not repaid prior to six months from its issuance, the lender has the option of converting the additional note into shares of the Company’s common stock at a 40% discount to lowest closing bid price in the 20 trading days prior to conversion, subject to the notes payable to the Company having been paid in full. In connection with the issuance of the note, the Company computed a premium of $50,000 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense in the year ended December 31, 2014. As of December 31, 2014, the outstanding principal and interest on the note was converted, into 3,617,965 shares of common stock.

On October 27, 2014, the Company borrowed $36,750 with a maturity date of October 21, 2015, pursuant to a financing agreement. Under the agreement the Company received $33,250, which was net of legal and due diligence fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the notes, the Company recorded a premium of $24,500 as the note is considered stock settled debt under ASC 480, all of which was accreted and charged to interest expense as of June 30, 2015. As of June 30, 2015, the Company exercised its right to prepay the outstanding principal and interest for a total redemption amount of $52,892. The Company recorded a loss on extinguishment of approximately $14,700.

F-25

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On October 27, 2014, the Company borrowed $161,000 with a maturity date of October 27, 2015, pursuant to a financing agreement. Under the agreement the Company received $150,000, which was net of an original issue discount of $11,000. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the price of common shares in the 10 days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In conjunction with the Note, the Company granted the lender a warrant for 1,000,000 common shares at a strike price of $0.08. The warrant has a life of three years and its relative fair value of $33,404 has been recorded as a debt discount and additional paid in capital as of June 30, 2015. In connection with the issuance of the note, the Company computed a premium of $107,333 as the note is considered stock settled debt under ASC 480. On April 6, 2015, Dominion Capital LLC entered into a purchase and assignment of the note (see paragraph below), and the Company and Dominion amended the note, with the total amount of $166,681, with terms and conditions identical to Purchaser’s notes pursuant to the $4 Million Financing Agreement. Pursuant to the amendment the maturity date was extended to October 24, 2015. Additionally, on April 6, 2015 the Company and Purchaser entered into an $88,319 Senior Convertible, Redeemable Debenture of the Company, which was issued without proceeds as consideration for the Purchaser’s expenses in conjunction with the purchase and assignment with the Lender, including legal and transaction fees. This amount was recorded as a loss on debt extinguishment. As of June 30, 2015, the Company no longer has any outstanding debt owed to the Lender. The total recorded premium was accreted and charged to interest expense upon the assignment of the convertible note.

On April 6, 2015, the Company issued a new note for $166,681 convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $0.0154) or a 37.5% discount to the price of our common stock price at the time of conversion. In conjunction with the purchase and assignment, the Company and Purchaser entered into a new note with a principal value of $88,319 as compensation for Purchaser’s costs related to the purchase and assignment. This $88,319 was expensed as a loss on debt extinguishment. In connection with the issuance of the notes, the Company recorded a debt discount of $255,000 related to the embedded conversion option derivative liability which has been fully amortized as of December 31, 2015. As of December 31, 2015, $161,000 of the principal and interest was converted into 15,975,309 shares of common stock. As of December 31, 215, the outstanding principal and interest on the note was $22,121. As the note conversions includes a “lesser of” pricing provision, a derivative liability of $305,904 was recorded when these notes were entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note. The derivative liability balance at December 31, 2015 was $6,669.

Dominion Convertible Debt Financings

On November 25, 2014, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated November 25, 2014 (the “Note I SPA”) with Dominion Capital LLC (the “Purchaser”) for an aggregate subscription amount of $4,000,000 (the “Purchase Price”). Pursuant to the Note I SPA, the Company shall issue a series of 4% Original Issue Discount Senior Secured Convertible Promissory Notes (collectively, the “Note I”) to the Purchaser. The Purchase Price will be paid in eight equal monthly payments of $500,000. Each individual Note will be issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock at the option of the Company, subject to certain conditions contained in the Note I SPA. The Company also reimbursed the Purchaser $25,000 for expenses from the proceeds of the first tranche and the Purchaser’s counsel $25,000 from the first tranche.

On August 14, 2015, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated August 14, 2015 (the “Note II SPA”) with Dominion Capital LLC (the “Purchaser”) for an aggregate subscription amount of $2,400,000 (the “Purchase Price”). Pursuant to the Note II SPA, the Company shall issue a series of 4% Original Issue Discount Senior Secured Convertible Promissory Note (collectively, the “Note II”) to the Purchaser. The Purchase Price will be paid in six equal monthly payments of $400,000. Each individual Note will be issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock at the option of the Company, subject to certain conditions contained in the Note II SPA. The Company also reimbursed the Purchaser $20,000 for expenses from the proceeds of the first tranche and the Purchaser’s counsel $10,000 from the first tranche.

F-26

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

The aggregate principal amount of both Notes I and II are issued with a 4% original issue discount whereby the aggregate principal amount of Notes I and II is $6,400,000 but the actual purchase price of Notes I and II is $6,144,000. Each of Notes I and II accrue interest at a rate equal to 12% per annum and with maturity dates, depending on the date funded, between June 26, 2016 and June 15, 2017. Notes I and II are convertible any time after the issuance date of the notes. The Purchasers have the right to convert the Notes I into shares of the Company’s common stock at a conversion price equal to 95% of the daily VWAP on the trading day immediately prior to the closing of each tranche. The Purchasers have the right to convert the Notes II into shares of the Company’s common stock at a conversion price equal to $0.028. Additionally, under certain conditions defined in Notes I and II, the notes would be convertible into common stock at a price equal to 62.5% of the lowest VWAP during the 15 Trading Days immediately prior to the applicable amortization date. In the event that there is an Event of Default or certain conditions are not met, the conversion price will be adjusted to equal to 55% of the lowest VWAP during the thirty (30) Trading Days immediately prior to the applicable Conversion Date. Note I and Note II can be prepaid at any time upon five days’ notice to the Holder by paying an amount in cash equal to the outstanding principal and interest and a 120% premium.

As of September 30, 2015, the Company had received all eight tranches under the Note I SPA ($500,000 in 2014 and $3,650,000 in 2015 which includes an additional $150,000 added to one of the agreed $500,000 monthly fundings as requested by the Company), with maturity dates, depending on the date funded, between June 26, 2016 and December 29, 2016, pursuant to a convertible note. Under the agreement the Company received $3,540,600, which was net of the $448,400 Purchaser’s expenses and legal fees and $166,000 which represents the 4% original issue discount. As of December 31, 2015, the Company has received, five and a half, of the six tranches under the Note II SPA and the remaining amount on January 6, 2016, with a maturity dates of February 15, 2017 and June 30, 2017, pursuant to a convertible note. Under the agreement the Company received $1,966,000, which was net of Purchaser’s expenses, legal fees of $227,000 and a 4% original issue discount of $91,250. The notes might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the Notes I and II, the Company recorded a debt discount of $387,000 in 2014 and $5,116,600 during the year ended December 31, 2015, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $27,000 in 2014 and $3,304,000 for the year ended December 31, 2015. During the year ended December 31, 2015, $1,357,000 of the outstanding principal and interest on the notes was converted into 93,400,003 shares of common stock. As of December 31, 2015, the outstanding principal and interest on the notes were $5,544,717. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $8,936,405 was recorded when the notes were entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Notes I and II at December 31, 2015 was $6,337,859.

On December 22, 2015, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated December 22, 2015 (the “Note III SPA”) for an aggregate principal amount of $901,042 and subscription amount of $865,000, net of OID (the “Purchase Price”). The Company also reimbursed the Purchaser $30,000 for legal fees and expenses from the proceeds of the Note. Pursuant to the Note III SPA, the Company shall issue a 4% Original Issue Discount Senior Secured Convertible Promissory Note (the “Note III”) to Dominion. Note III was issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock, on a semi-monthly basis, subject to certain conditions contained in the Note III SPA. The amortization payments will begin to be due starting on the 15th day of the month immediately following the six-month anniversary of the Closing Date. The Company received funding for Note III on December 24, 2015, net proceeds of $835,000 (net of the $30,000 of legal fees and expenses). Note III accrues interest at a rate equal to 12% per annum (interest is guaranteed for the first twelve months) and has a maturity date of June 15, 2017. Note III is convertible any time after its issuance date and Dominion has the right to convert any or all of Note III into shares of the Company’s common stock at a conversion price equal to $0.022 (which was a 7% premium to the closing bid price of the Company’s common stock on December 21, 2015), subject to adjustment as described in Note III. Additionally, under certain conditions defined in Note III, it may also be convertible into common stock at a price equal to 62.5% of the lowest VWAP during the 15 Trading Days immediately prior to the applicable amortization date. In the event that there is an Event of Default or certain conditions are not met, the conversion price will be adjusted to equal to 55% of the lowest VWAP during the thirty (30) Trading Days immediately prior to the applicable Conversion Date. Note III can be prepaid at any time upon five days’ notice to the Dominion by paying an amount in cash equal to the outstanding principal and interest, and a 20% premium.

In connection with the issuance of the Note III, the Company recorded a debt discount of $751,500 during the year ended December 31, 2015, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $9,000 for the year ended December 31, 2015. As of December 31, 2015, the outstanding principal and interest on the notes were $906,112. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $1,267,800 was recorded when the notes were entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Note III at December 31, 2015 was $1,269,481.

F-27

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

In connection with the Company’s obligations under Notes I, II and III, the Company entered into a Security Agreement with the Purchaser, pursuant to which the Company granted a lien on all assets of the Company, subject to existing security interests, (the “Collateral”) for the benefit of the Purchaser, to secure the Company’s obligations under the Note. In the event of a default as defined in Notes I, II and III, the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

Debenture Financing

Effective as of January 16, 2013, the Company entered into a Securities Purchase Agreement (the “TCA Purchase Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), pursuant to which TCA may purchase from the Company up to $5,000,000 senior secured, convertible only upon default, redeemable debentures (the “Debentures”). A $550,000 Debenture was purchased by TCA on January 16, 2013 (the “First Debenture”).

The maturity date of the First Debenture was January 16, 2014, subject to adjustment (the “Maturity Date”). The First Debenture bears interest at a rate of twelve percent (12%) per annum. The Company additionally pays a 7% premium on all scheduled principal payments. The Company, at its option, may repay the principal, interest, fees and expenses due under the Debenture, including a 7% redemption premium on the outstanding principal balance, and in full and for cash, at any time prior to the Maturity Date, with three (3) business days advance written notice to the holder. At any time while the Debenture is outstanding, but only upon the occurrence of an event of default under the TCA Purchase Agreement or any other transaction documents, the holder may convert all or any portion of the outstanding principal, accrued and unpaid interest, redemption premium and any other sums due and payable under the First Debenture or any other transaction document (such total amount, the “Conversion Amount”) into shares of the Company’s common stock at a price equal to (i) the Conversion Amount divided by (ii) eighty-five (85%) of the average daily volume weighted average price of the Company’s common stock during the five (5) trading days immediately prior to the date of conversion. The Debenture also contains a provision whereby TCA may not own more than 4.99% of the Company’s common stock at any one time.

As consideration for entering into the TCA Purchase Agreement, the Company paid to TCA (i) a transaction advisory fee in the amount of $22,000, (ii) a due diligence fee equal to $10,000, and (iii) document review and legal fees in the amount of $12,500.

As further consideration, the Company agreed to issue to TCA that number of shares of the Company’s common stock that equals $100,000 (the “Incentive Shares”). For purposes of determining the number of Incentive Shares issuable to TCA, the Company’s common stock was valued at the volume weighted average price for the five (5) trading days immediately prior to the date of the TCA Purchase Agreement, as reported by Bloomberg, and 191,388 shares were issued. It is the intention of the Company and TCA that the value of the Incentive Shares shall equal $100,000. In the event the value of the Incentive Shares issued to TCA does not equal $100,000 after a twelve month evaluation date, the TCA Purchase Agreement provides for an adjustment provision allowing for necessary action (either the issuance of additional shares to TCA or the return of shares previously issued to TCA to the Company’s treasury). At the end of the twelve month evaluation date on January 16, 2014, the value of the incentive shares was $12,000 and consequently, the Company was obligated to issue to TCA, see further discussion below. Additionally, the Company paid a broker fee consisting of $22,000 and 52,632 shares of its common stock for arranging this financing. Such fee was recorded as a cost of capital, or reduction to stockholder’s equity.

In connection with the TCA Purchase Agreement, the Company entered into a Security Agreement (the “TCA Security Agreement”) with TCA. As security for the Company’s obligations to TCA under the Debentures, the TCA Purchase Agreement and any other transaction document, the TCA Security Agreement grants to TCA a continuing, second priority security interest in all of the Company’s assets and property, wheresoever located and whether now existing or hereafter arising or acquired. This security interest is subordinate to the security interest of The Boeing Company (“Boeing”), who has a secured interest supporting that certain Boeing License Agreement (defined below).

F-28

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On March 18, 2013, the Company entered into an Intercreditor and Non-Disturbance Agreement (the “Intercreditor Agreement”) among PositiveID and PDI; VeriGreen Energy Corporation, Steel Vault Corporation, IFTH NY Sub, Inc., and IFTH NJ Sub, Inc. Boeing, and TCA. The Intercreditor Agreement sets forth the agreement of Boeing and TCA as to their respective rights and obligations with respect to the Boeing Collateral (as described below) and the TCA Collateral (as described below) and their understanding relative to their respective positions in the Boeing Collateral and the TCA Collateral.

The “Boeing Collateral” includes, among other things, all Intellectual Property Rights (as defined in the Intercreditor Agreement) in the M-BAND Technology (as defined in the Intercreditor Agreement), including without limitation certain patents and patent applications set forth in the Intercreditor Agreement. The TCA Collateral includes any and all property and assets of PositiveID. The liens of Boeing on the Boeing Collateral are senior and prior in right to the liens of TCA on the Boeing Collateral and such liens of TCA on the Boeing Collateral are junior and subordinate to the liens of Boeing on the Boeing Collateral.

On August 21, 2013, the Company entered into a First Amendment to Securities Purchase Agreement (the “Amendment”) with TCA. Pursuant to the Amendment, principal payments for July through October were deferred and the maturity date for the entire first Debenture was extended to May 16, 2014 and in exchange for this principal holiday, the Company and TCA agreed to increase the outstanding principal balance by $80,000. In connection with this Amendment, the Company accounted for this modification as an extinguishment and recorded a charge to interest expense in the amount of $139,000 during the year ended December 31, 2013, comprised of $59,000 relating to the write-off of unamortized debt discount and the $80,000.

Beginning in January 2014, the Company was not current in its payments under the Debenture. On April 3, 2014 TCA sold its rights under the TCA SPA, Debenture, Security Agreement and all related transaction documents to Ironridge, releasing the Company of all of its obligations to TCA, including the obligation to issue the additional $88,000 incentive shares as discussed above. The sale price paid from Ironridge to TCA was $425,000. Also on April 3, 2014, the Company and Ironridge amended the Debenture, setting the amount owed as of April 3, 2014 at $425,000, extending the maturity date to April 2, 2015, lowering the interest rate to 3.4% and to amend the formula for conversion of Debenture principal and interest into common shares of the Company. Pursuant to the amended Debenture, Ironridge has the right, at any time, to request the conversion of principal and accrued interest into free trading shares of common Stock of the Company at a price equal to: (i) the conversion amount; divided by (ii) an amount, equal to 85% of the closing bid price of the Company’s common stock on April 3, 2014, not to exceed 85% of the average of the daily volume weighted average prices of the Company’s common Stock for any five of the trading days from April 3, 2014 until the date that the Debenture is paid or converted in full. There was no material gain or loss on this modification.

On December 24, 2014, the Ironridge and Dominion Capital LLC entered into a purchase and assignment of the debenture, and the Company and Dominion amended the Debenture, with the total amount owed as of December 24, 2014 at $434,592, making the note a demand note with terms and conditions identical to Purchaser’s notes pursuant to the $4 Million Financing Agreement. Pursuant to the amendment the maturity date was extended to May 31, 2015. Additionally, on December 24, 2014 the Company and Purchaser entered into a $158,400 Senior Convertible, Redeemable Debenture of PositiveID Corporation, which was issued without proceeds as consideration for the Purchaser’s expenses in conjunction with the purchase and assignment with Ironridge, including legal and transaction fees. This amount was recorded as a loss on debt extinguishment. As of December 31, 2014, the Company no longer has any outstanding debt owed to Ironridge.

 In connection with the issuance of the Debenture and the Note, the Company recorded a debt discount of $522,061 related to the embedded conversion option derivative liability which has been fully amortized during the year ended December 31, 2015. The outstanding principal and interest on the Debenture was fully converted into 6,775,018 shares of common stock as of December 31, 2015. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $571,387 was recorded when the note was entered into. The derivative liability was remeasured at each balance sheet date and $466,035 was reclassified into equity on a pro-rata basis upon conversion of the note.

Other Financings

On July 9, 2012, the Company issued a Secured Promissory Note (the “H&K Note”) in the principal amount of $849,510 to Holland & Knight LLP (“Holland & Knight”), its external legal counsel, in support of amounts due and owing to Holland & Knight as of June 30, 2012. The H&K Note is non-interest bearing, and principal on the H&K Note is due and payable as soon as practicably possible by the Company. The Company has agreed to remit payment against the H&K Note immediately upon each occurrence of any of the following events: (a) completion of an acquisition or disposition of any of the Company’s assets or stock or any of the Company’s subsidiaries’ assets or stock with gross proceeds in excess of $750,000, (b) completion of any financing with gross proceeds in excess of $1,500,000, (c) receipt of any revenue in excess of $750,000 from the licensing or development of any of the Company’s or the Company’s subsidiaries’ products, or (d) any liquidation or reorganization of the Company’s assets or liabilities. The amount of payment to be remitted by the Company shall equal one-third of the gross proceeds received by the Company upon each occurrence of any of the above events, until the principal is repaid in full. If the Company receives $3,000,000 in gross proceeds in any one financing or licensing arrangement, the entire principal balance shall be paid in full. The H&K Note was secured by substantially all of the Company’s assets pursuant to a security agreement between the Company and Holland & Knight dated July 9, 2012. In conjunction with the TCA Purchase Agreement and the Boeing License Agreement (defined below), Holland & Knight agreed to terminate its security interest. As of December 31, 2015, the Company had repaid $510,072 of the H&K Note and the outstanding balance was $339,439.

F-29

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On September 7, 2012, the Company issued a Secured Promissory Note (the “Caragol Note”) in the principal amount of $200,000 to William J. Caragol (“Caragol”), the Company’s chairman and chief executive officer, in connection with a $200,000 loan to the Company by Caragol. The Caragol Note accrues interest at a rate of 5% per annum, and principal and interest on the Caragol Note are due and payable on September 6, 2013. The Company agreed to accelerate the repayment of principal and interest in the event that the Company raises at least $1,500,000 from any combination of equity sales, strategic agreements, or other loans, with no prepayment penalty for any paydown prior to maturity. The Caragol Note was secured by a subordinated security interest in substantially all of the assets of the Company pursuant to a Security Agreement between the Company and Caragol dated September 7, 2012 (the “Caragol Security Agreement”). The Caragol Note may be accelerated if an event of default occurs under the terms of the Caragol Note or the Caragol Security Agreement, or upon the insolvency, bankruptcy, or dissolution of the Company. In December 2012, the Company paid $100,000 of the principal amount of the Caragol Note and all accrued interest owed on the date of payment. In conjunction with the TCA Purchase Agreement and the Boeing License Agreement (defined below), Caragol agreed to terminate his security interest, effective January 16, 2013. During the year ended December 31, 2015, the Company paid the outstanding principal and interest on the Caragol Note and there was no outstanding balance on the Caragol note as of December 31, 2015.

Embedded Conversion Option Derivatives

Due to the conversion terms of certain promissory notes, the embedded conversion options met the criteria to be bifurcated and presented as derivative liabilities. The Company calculated the estimated fair values of the liabilities for embedded conversion option derivative instruments at the original note inception dates and as of December 31, 2015 and 2014 using the Black-Scholes option pricing model using the share prices of the Company’s stock on the dates of valuation and using the following ranges for volatility, expected term and the risk free interest rate at each respective valuation date, no dividend has been assumed for any of the periods:

	Note Inception Date	December 31, 2015	December 31, 2014
Volatility	195 - 374%	217%	235%
Expected Term	0.4 - 1.50 years	0.03 - 1.46 years	0.03 - 1.40 years
Risk Free Interest Rate	0.21 - 2.0%	0.65%	0.12 - 2%

The following reflects the initial fair value on the note inception dates in 2015 and 2014 and changes in fair value through December 31:

	2015	2014
Balance, January 1	$2,151,502	$-
Note inception date fair value allocated to debt discount	6,329,600	2,160,700
Note inception date fair value allocated to other expense	3,647,873	681,137
Reclassification of derivative liability to equity upon debt conversion	(3,122,354)	(207,608)
Change in fair value	(1,220,797)	(482,727)
Embedded conversion option liability fair value	$7,785,824	$2,151,502

Fair Value Measurements

We currently measure and report at fair value the liability for embedded conversion option derivatives. The fair value liabilities for price adjustable convertible debt instruments have been recorded as determined utilizing the BSM option pricing model as previously discussed. The following tables summarize our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2015 and 2014:

		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Balance at December 31, 2014:
Liabilities:
Fair value of liability for embedded conversion option derivative instruments	$2,151,502	$-	$-	$2,151,502

Balance at December 31, 2015:
Liabilities:
Fair value of liability for embedded conversion option derivative instruments	$7,785,824	$-	$-	$7,785,824

9. Stockholders’ Deficit

Authorized Common Stock

As of December 31, 2015, the Company was authorized to issue 3.9 billion shares of common stock. On April 30, 2015, the Company filed the Sixth Amendment to the Second Amendment and Restated Certificate of Incorporation, as amended, with the State of Delaware to increase the number of authorized common shares to 1.97 billion shares. On February 25, 2016, the Company filed the Seventh Amendment to the Second Amendment and Restated Certificate of Incorporation, as amended, with the State of Delaware to increase the number of authorized common shares to 3.9 billion shares.

F-30

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Stock Option Plans

On August 26, 2011, the Company’s stockholders approved and adopted the PositiveID Corporation 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares, SARs and other stock-based awards to employees and consultants. Under the 2011 Plan, up to 1 million shares of common stock may be granted pursuant to awards. As of December 31, 2015, approximately 0.3 million options and shares have been granted under the 2011 Plan, and approximately 0.7 million remaining shares may be granted under the 2011 Plan. Awards to employees under the Company’s stock option plans generally vest over a two-year period, with pro-rata vesting upon the anniversary of the grant. Awards of options have a maximum term of ten years and the Company generally issues new shares upon exercise.

In addition, as of December 31, 2015, 13.9 million warrants to purchase the Company’s common stock have been granted outside of the Company’s plans, 13.5 million warrants which remain outstanding as of December 31, 2015. These warrants were granted at exercise prices ranging from $0.02 to $22.0 per share, are fully vested and are exercisable for a period from five to seven years.

On November 10, 2009, the Company assumed all of Steel Vault Corporation’s (“Steel Vault”) obligations under the SysComm International Corporation 2001 Flexible Stock Plan, as amended and restated, and each option outstanding thereunder, provided that the obligation to issue shares of the Company’s common stock, as adjusted to reflect the exchange ratio set forth in the merger with Steel Vault, was substituted for the obligation to issue shares of Steel Vault common stock. On November 10, 2009, pursuant to the merger with Steel Vault, approximately 268,000 outstanding Steel Vault options were converted into 132,000 Company options. These options were granted at exercise prices ranging from $9.0 to $50.0 per share, are fully vested and are exercisable for a period up to ten years from the vesting date.

On December 4, 2015, the Company’s Board of Directors approved and adopted the Thermomedics, Inc. 2015 Flexible Stock Plan (“Thermomedics 2015 Plan”). The Thermomedics 2015 Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares, SARs and other stock-based awards to employees and consultants. Under the Thermomedics 2015 Plan, up to 5 million shares of common stock may be granted pursuant to awards. As of December 31, 2015, no stock-based awards has been issued under the Thermomedics 2015 Plan.

A summary of option activity under the Company’s option plans and outside of the Company’s option plan for the years ended December 31, 2015 and 2014 is as follows (in thousands, except per share amounts):

	2015		2014
	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
Outstanding on January 1	2,856	$1.26	1,409	$2.83
Granted	21,740	$0.02	1,450	$0.04
Exercised	—	$—	—	$—
Forfeited	—	$—	(3)	$136.13
Outstanding at year end	24,596	$0.17	2,856	$1.26
Exercisable at year end	4,206	$0.87	2,756	$1.31
Shares available for grant within Company’s option plans at year end	1,280		1,180

			Outstanding Stock Options			Exercisable Stock Options
Range of Exercise Prices			Shares	Weighted- Average Remaining Contractual Life (years)	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
$0.00	to	$9.00	24,547	8.97	$0.06	4,157	$0.23
$9.25	to	$15.00	33	7.13	$10.13	33	$10.13
$17.00	to	$49.75	2	7.3	$41.13	2	$41.13
$73.13	to	$143.75	11	5.17	$142.71	11	$142.71
Above $143.75			3	4.88	$233.04	3	$233.04
			24,596	8.96	$0.17	4,206	$0.87
Vested options			4,206	8.86	$0.87

F-31

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

The weighted average per share fair value of grants made in 2015 and 2014 under the Company’s incentive plans was $0.02 and $0.04, respectively.

There are inherent uncertainties in making estimates about forecasts of future operating results and identifying comparable companies and transactions that may be indicative of the fair value of the Company’s securities. The Company believes that the estimates of the fair value of its common stock options at each option grant date were reasonable under the circumstances.

The Black-Scholes model, which the Company uses to determine compensation expense, requires the Company to make several key judgments including:

●	the value of the Company’s common stock;

●	the expected life of issued stock options;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yield to be realized over the life of the stock option; and

●	the risk-free interest rate over the expected life of the stock options.

The Company’s computation of the expected life of issued stock options was determined based on historical experience of similar awards giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations about employees’ future length of service. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock.

The fair values of the options granted were estimated on the grant date using the Black-Scholes valuation model based on the following weighted-average assumptions:

	2015	2014
Expected dividend yield	—	—
Expected stock price volatility	184 - 204%	184 -188%
Risk-free interest rate	1.39 – 1.74%	1.65 - 1.74%
Expected term (in years)	5.0	5.0

A summary of restricted stock outstanding under the stockholder approved plans outstanding as of December 31, 2015 and 2014 and changes during the years then ended is presented below (in thousands):

	2015	2014
Unvested at beginning of year	200	300
Issued	—	—
Vested	(200)	(100)
Forfeited	—	—
Unvested at end of year	—	200

Warrants

From time to time the Company issues warrants both for compensatory purposes to consultants and advisors, and to financial institutions in conjunction with financing activities.

Activity related to warrants issued in conjunction with financing transactions for the year ended December 31, 2015 is as follows (in thousands):

	Number of Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2013	385	$0.53
Granted	2,000	0.08
Exercised	(383)	0.41
Expired	(2)	22.00
Outstanding at December 31, 2014	2,000	$0.08
Granted	—	—
Exercised	—	—
Expired	—	—
Outstanding at December 31, 2015	2,000	$0.08
Exercisable at December 31, 2015	2,000	$0.08
Weighted average grant date fair value		$0.08

F-32

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Activity related to the warrants issued for compensatory purposes for the year ended December 31, 2015 is as follows (in thousands):

	Number of Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2013	2,500	$0.20
Granted	—	—
Exercised	—	—
Expired	(10)	15.00
Outstanding at December 31, 2014	2,490	$0.14
Granted	9,000	0.02
Exercised	—	—
Expired	—	—
Outstanding at December 31, 2015	11,490	$0.05
Exercisable at December 31, 2015	8,450	$0.04
Weighted average grant date fair value		$0.05

On July 1, 2014, pursuant to a financing agreement, the Company issued immediately exercisable warrants to purchase 1,000,000 shares of common stock at an initial exercise price of $0.08 per share and are exercisable for a period of four years from the vest date. The warrants expire in 2017.

On October 24, 2014, pursuant to a financing agreement, the Company issued immediately exercisable warrants to purchase 1,000,000 shares of common stock at an initial exercise price of $0.08 per share and are exercisable for a period of four years from the vest date. The warrants expire in 2017.

On October 1, 2015, pursuant to a consulting agreement with two advisors, the Company issued to each advisor, warrants to purchase 2,000,000 shares of common stock, of which 1,600,000 are immediately exercisable and 400,000 are exercisable upon completion of services. The warrants have an initial exercise price of $0.028 per share and are exercisable for a period of five years from the vest date. The warrants expire in 2020.

On October 28, 2015, pursuant to a consulting agreement with an advisor, the Company issued immediately exercisable warrants to purchase 1,000,000 shares of common stock at an initial exercise price of $0.03 per share and are exercisable for a period of five years from the vest date. The warrants expire in 2020.

On October 1, 2015, pursuant to a consulting agreement with an advisor, the Company issued warrants to purchase 4,000,000 shares of common stock, of which 2,000,000 are immediately exercisable and 2,000,000 are exercisable upon completion of services. The warrants have an initial exercise price of $0.02 per share and are exercisable for a period of five years from the vest date. The warrants expire in 2020.

Stock-Based Compensation

Stock-based compensation expense for awards granted to employees is recognized on a straight-line basis over the requisite service period based on the grant-date fair value. Forfeitures are estimated at the time of grant and require the estimates to be revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company recorded compensation expense related to stock options and restricted stock of approximately $492,000 and $1,701,000 for the years ended December 31, 2015 and 2014, respectively. The intrinsic value for all options outstanding was approximately nil as of December 31, 2015 and 2014.

F-33

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

During the year ended December 31, 2015, the Company issued an aggregate of 100,000 shares of restricted stock, outside of the approved employee stock incentive plans, to employees valued between $0.03 per share, or an aggregate $3,000 based on quoted common stock prices on the grant date and was fully expensed as of December 31, 2015. During the year ended December 31, 2014, the Company issued an aggregate of 1,100,000 shares of restricted stock, outside of the approved employee stock incentive plans, to employees valued between $0.026 and $0.075 per share, or an aggregate $77,600 based on quoted common stock prices on the grant dates, and recorded related stock-based compensation of approximately $34,000 with the remainder to be recognized over the respective vesting periods.

During the year ended December 31, 2015, the Company issued, outside of the approved employee stock incentive plans, an aggregate of 12,200,000 shares of restricted stock to consultants and advisors valued between $0.0183 and $0.0394 per share and recorded related stock-based compensation of approximately $278,000 for 2015 and 2014 vested amounts. During the year ended December 31, 2014, the Company issued, outside of the approved employee stock incentive plans, an aggregate of 8,230,000 shares of restricted stock to consultants and advisors valued between $0.02 and $0.10 per share and recorded related stock-based compensation of approximately $423,000 for 2013 and 2014 vested amounts.

During the year ended December 31, 2015, the Company issued, outside of the approved employee stock incentive plans, an aggregate of 18,090,000 options to directors and employees, an aggregate of 3,650,000 options to consultants and recorded related stock-based compensation of approximately $113,000 for the year ended December 31, 2015. During the year ended December 31, 2014, the Company issued, outside of the approved employee stock incentive plans, an aggregate of 1,200,000 options to employees, an aggregate of 250,000 options to consultants and recorded related stock-based compensation of approximately $49,000 for the year ended December 31, 2014.

Series I Preferred Stock

On September 30, 2013, the Board of Directors authorized and in November 2013, the Company filed with the State of Delaware, a Certificate of Designations of Preferences, Rights and Limitations of Series I Preferred Stock (the “Certificate”). The Series I Preferred Stock ranks junior to the Company’s Series F Preferred Stock and to all liabilities of the Company and is senior to the Common Stock and any other preferred stock. The Series I Preferred Stock has a stated value per share of $1,000, a dividend rate of 6% per annum, voting rights on an as-converted basis and a conversion price equal to the closing bid price of the Company’s Common Stock on the date of issuance. The Series I Preferred Stock is required to be redeemed (at stated value, plus any accrued dividends) by the Company after three years or any time after one year, the Company may at its option, redeem the shares subject to a ten-day notice (to allow holder conversion). The Series I Preferred Stock is convertible into the Company’s Common Stock, at stated value plus accrued dividends, at the closing bid price on September 30, 2013, any time at the option of the holder and by the Company in the event that the Company’s closing stock price exceeds 400% of the conversion price for twenty consecutive trading days. The Company has classified the Series I Preferred Stock as a liability in the consolidated balance sheet due to the mandatory redemption feature. The Series I Preferred Stock has voting rights equal to the number of shares of Common Stock that Series I Preferred Stock is convertible into, times twenty-five. The holders of Series I Preferred Stock will have voting control in situations requiring shareholder vote.

On September 30, 2013, the Company issued 413 shares of Series I Preferred Stock to settle $413,000 of accrued and unpaid compensation to its Board of Directors and management (see Note 8), at a conversion price of $0.036, which was the closing bid price on September 30, 2013. The Series I Preferred Stock will vest on January 1, 2018, subject to acceleration in the event of conversion or redemption. The Series I Preferred may also be converted into common shares in advance of their vesting, at the option of the holder, which in turn accelerates the vesting.

On November 5, 2013, the Company filed an Amended and Restated Certificate of Designation of Series I Preferred Stock (the “Amended Certificate of Designation”). The Amended Certificate of Designation was filed to clarify and revise the mechanics of conversion and certain conversion rights of the holders of Series I Preferred Stock. No other rights were modified or amended in the Amended Certificate of Designation. On January 8, 2015, the Company filed an amendment to the Amended Certificate of Designation to increase the authorized shares of Series I Convertible Preferred Stock from 1,000 shares to 2,500 shares. No other terms were modified or amended in the Amended Certificate of Designation.

F-34

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

On December 31, 2013, the three independent directors were each granted 25 shares of Series I, as a component of their 2014 board compensation. On January 14, 2014 an additional 512 shares of Series I were issued to the Company’s CEO, President and Senior Vice President. Of these shares 381 were issued to the Company’s chief executive officer as follows: (i) 138 shares issued for 2013 incentive compensation, (ii) 143 shares were issued for his agreement to amend his employment contract and reduce his annual salary from the remainder of the term of the contract to $200,000, per annum, and (iii) 100 shares of Series I as a tax equalization payment to compensate Mr. Caragol for taxes paid on unrealized stock compensation during prior years. All Series I shares granted vest on January 1, 2018. The Series I Preferred may also be converted into common shares in advance of their vesting, at the option of the holder, which in turn accelerates vesting. As such earlier, the Company recorded an expense, since vesting is at the holder’s option in the amount of $688,000 in 2014 and $75,000 in 2013, representing the fair value of the shares during the year ended December 31, 2014.

On January 12, 2015, shares of Series I were issued as follows: (i) 50 shares of Series I were issued to each of three independent board members as a component of their 2015 compensation (150 shares total), and (ii) 475 shares of Series I were issued to the Company’s management as a component of their 2014 incentive compensation at a conversion price of $0.027, which was the closing bid price on January 12, 2015. The Company recorded a total expense of $812,500 at the time of issuance, for the Series I shares granted which will vest on January 1, 2018. The Series I Preferred may also be converted into common shares in advance of their vesting, at the option of the holder, which in turn accelerates vesting.

On December 22, 2015, shares of Series I were issued as follows: (i) 25 shares of Series I were issued to each of three independent board members as a component of their 2016 compensation (75 shares total), and (ii) 325 shares of Series I were issued to the Company’s management as a component of their 2015 incentive compensation at a conversion price of $0.0207, which was the closing bid price on December 22, 2015. The Company recorded a total expense of $520,000 at the time of issuance, for the Series I shares granted which will vest on January 1, 2018. The Series I Preferred may also be converted into common shares in advance of their vesting, at the option of the holder, which in turn accelerates vesting.

10. Income Taxes

The Company accounts for income taxes under the asset and liability approach. Deferred taxes are recorded based upon the tax impact of items affecting financial reporting and tax filings in different periods. A valuation allowance is provided against net deferred tax assets where the Company determines realization is not currently judged to be more likely than not.

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following (in thousands):

	December 31,
	2015	2014
Deferred tax assets (liabilities):
Accrued expenses and reserves	$411	$273
Stock-based compensation	1,529	990
Intangibles	(88)	(14)
Property and equipment	1	4
Net operating loss carryforwards	33,577	29,967
Gross deferred tax assets	35,430	31,220
Valuation allowance	(35,430)	(31,220)
Net deferred taxes	$—	$—

The valuation allowance for U.S. deferred tax assets increased by $4.2 million in 2015 due mainly to the generation of U.S. net operating losses. As a result of the Company’s history of incurring operating losses a full valuation allowance against the net deferred tax asset has been recorded at December 31, 2015 and 2014.

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

	2015		2014

Statutory tax benefit	%	(34)%	(34)
State income taxes, net of federal effects		(4)	(4)
Permanent items		—	(3)
Other		1	—
Change in deferred tax asset valuation allowance		37	41

Provision for income taxes	%	—%	—

F-35

As of December 31, 2015, the Company had U.S. federal net operating loss carry forwards of approximately $91 million for income tax purposes that expire in various amounts through 2035. The Company also has approximately $65 million of state net operating loss carryforwards that expire in various amounts through 2035.

Based upon the change of ownership rules under IRC Section 382, the Company had a change of ownership in December 2007 exceeding the 50% limitation threshold imposed by IRC Section 382. The Company experienced subsequent changes in ownership during 2008 through 2015 as a result of the Company issuing common shares which could potentially result in additional changes of ownership under IRC Section 382. As a result the Company’s future utilization of its net operating loss carryforwards will be significantly limited as to the amount of use in any particular year, and consequently may be subject to expiration.

The Company files consolidated tax returns in the United States federal jurisdiction and in the various states in which it does business. In general, the Company is no longer subject to U.S. federal or state income tax examinations for years before December 31, 2012.

In July 2008, the Company completed the sale of all of the outstanding capital stock of Xmark to Stanley. In January 2010, Stanley received a notice from the Canadian Revenue Agency (“CRA”) that the CRA would be performing a review of Xmark’s Canadian tax returns for the periods 2005 through 2008.  This review covers all periods that the Company owned Xmark. In February 2011, and as revised on November 9, 2011, Stanley received a notice from the CRA that the CRA completed its review of the Xmark returns and was questioning certain deductions attributable to allocations from related companies on the tax returns under review. In November and December 2011, the CRA and the Ministry of Revenue of the Province of Ontario issued notices of reassessment confirming the proposed adjustments. The total amount of the income tax reassessments for the 2006-2008 tax years, including both provincial and federal reassessments, plus interest, was approximately $1.4 million.

On January 20, 2012, the Company received an indemnification claim notice from Stanley related to the matter. The Company did not agree with the position taken by the CRA, and filed a formal appeal related to the matter on March 8, 2012. In addition, on March 28, 2012, Stanley received assessments for withholding taxes on deemed dividend payments in respect of the disallowed management fee totaling approximately $0.2 million, for which we filed a formal appeal on June 7, 2012. In October 2012, the Company submitted a Competent Authority filing to the U.S. IRS seeking relief in the matter. In connection with the filing of the appeals, Stanley was required to remit an upfront payment of a portion of the tax reassessment totaling approximately $950,000. The Company also filed a formal appeal related to the withholding tax assessments, pursuant to which Stanley was required to remit an additional upfront payment of approximately $220,000. Pursuant to a letter agreement dated March 7, 2012, the Company has agreed to repay Stanley for the upfront payments, plus interest at the rate of five percent per annum.

On February 28, 2014, the Company received final notice from the CRA. The Company determined that it will not further appeal the decision in the final notice and reached a settlement with the CRA, resulting in a partial refund of Stanley’s upfront payment. As of December 31, 2015, the Company had made payments to Stanley of $645,777, Stanley had received a refund of $129,520 and the remaining liability to be paid to Stanley is approximately $201,000, as reflected on the accompanying consolidated balance sheet as “Tax Contingency”.

11. Commitments and Contingencies

Lease Commitments

The Company leases certain office space under non-cancelable operating leases, including the Company’s corporate offices in Delray Beach, Florida under a lease scheduled to expire in October 18, 2018, lab and office space in Pleasanton, California a lease scheduled to expire in September 30, 2018 and office and manufacturing space in Concord, California which is currently on a month-to-month commitment. Rent expense under operating leases totaled approximately $136,000 and $101,000 for the years ended December 31, 2015 and 2014, respectively.

Other Commitments

Pursuant to the GlucoChip Agreement (see Note 4), the Company also agreed to provide financial support to VeriTeQ, for a period of up to two years, in the form of convertible promissory notes. In 2014, the Company funded VeriTeQ $60,000 and an additional $140,000 less $5,000 OID during 2015. VeriTeQ issued the Company a Convertible Promissory Note in the total principal amount of $200,000 as of December 31, 2015. As VeriTeQ is in default of its agreements with the Company, there is no intention to provide any additional funding to VeriTeQ, under the GlucoChip Agreement or otherwise.

Exergen Litigation

On October 10, 2012, the Thermomedics and its former parent company, Sanomedics (together “Sano”) received a cease and desist demand letter from Exergen Corporation (“Exergen”), claiming that the Company infringed on certain patents relating to the Sano’s non-contact thermometers. On May 21, 2013, Exergen filed a complaint in the U.S. District Court of the District of Massachusetts against Sano. On September 3, 2013, the Sano filed its answer to Exergens’ complaint and asserted counterclaims and affirmative defenses for non-infringement and invalidity of certain patents. On March 26, 2015, Exergen and Sano filed a partial dismissal that removes Sano’s previous product, the Talking Non-Contact Thermometer, from the lawsuit. Exergen’s claims against the Caregiver TouchFree Thermometer are ongoing. On September 15, 2015, the United States District Court – District of Massachusetts, entered an order granting the Sano’s motion for summary judgement, ruling that that patents claims made by Exergen against Sano were invalid. Exergen has advised the court that it intends to appeal that summary judgment order. The Company has assumed responsibility to defend these claims will continue to vigorously defend its rights to market and sell the Caregiver thermometer. Management believes the Company will be successful in its defense.

F-36

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Other Legal Proceedings

The Company is a party to certain legal actions, as either plaintiff or defendant, arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company’s business, financial condition or results of operations. However, litigation is inherently unpredictable, and the costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings, whether civil or criminal, settlements, judgments and investigations, claims or charges in any such matters, and developments or assertions by or against the Company relating to the Company or to the Company’s intellectual property rights and intellectual property licenses could have a material adverse effect on the Company’s business, financial condition and operating results.

Distributor and Supplier Agreements

Under certain agreements the Company may be subject to penalties if they are unable to supply products under its obligations. Since inception, the Company has never incurred any such penalties.

12. Employment Contracts and Stock Compensation

On December 6, 2011, the Compensation Committee approved a First Amendment to Employment and Non-Compete Agreement (the “First Caragol Amendment”) between the Company and Mr. Caragol in connection with Mr. Caragol’s assumption of the position of Chairman of the Board of the Company effective December 6, 2011. The First Caragol Amendment amends the Employment and Non-Compete Agreement dated November 11, 2010, between the Company and Mr. Caragol and provides for, among other things, the elimination of any future guaranteed raises and bonuses, other than a 2011 bonus of $375,000 to be paid beginning January 1, 2012 in twelve (12) equal monthly payments. This bonus was not paid during 2012 and on January 8, 2013, $300,000 of such bonus was converted into 738,916 shares of our restricted common stock, which vest on January 1, 2016. The remaining $75,000 was paid through the issuance of Series I Preferred Stock (see below). The First Caragol Amendment obligates the Company to grant to Mr. Caragol an aggregate of 0.5 million shares of restricted stock over a four-year period as follows: (i) 100,000 shares upon execution of the First Caragol Amendment, which shall vest on January 1, 2014, (ii) 100,000 shares on January 1, 2012, which shall vest on January 1, 2015, (iii) 100,000 shares on January 1, 2013, which shall vest on January 1, 2015, (iv) 100,000 shares on January 1, 2014, which shall vest on January 1, 2016, and (v) 100,000 shares on January 1, 2015, which shall vest on January 1, 2016. Stock compensation expense related to the restricted share grants totaled approximately $103,000 and $101,000 for the year ended December 31, 2015 and 2014, respectively. On January 14, 2014, Mr. Caragol’s agreement was further amended, lowering his salary to $200,000 per annum through the remaining term of the agreement in exchange for the issuance of 143 shares of Series I Preferred Stock.

The term of Mr. Caragol’s employment agreement ended on December 31, 2015. On April 8, 2016, the Company entered into employment contracts with both Mr. Caragol and Mr. Probst, effective January 1, 2016. The terms of Mr. Caragol’s employment contract include a three-year term and a salary of $275,000, with $75,000 of that salary deferred until such time as the Company’s working capital is sufficient to fund such payments. Mr Caragol’s salary will automatically adjust to $350,000 at the time that PositiveID’s common stock is listed on a national exchange. Mr. Caragol is eligible for annual bonuses and was granted 25,000,000 stock options, which vest; (i) 8,500,000 on January 1, 2017; (ii) 8,250,000 on January 1, 2018; (iii) 8,250,000 on January 1, 2019. Mr. Caragol is also entitled to the use of a Company car and related expenses and an unaccountable expense allowance of $25,000. The terms of Mr. Probst’s employment contract include a three-year term and a salary of $200,000. Mr Probst’s salary will automatically adjust to $250,000 at the time that PositiveID’s common stock is listed on a national exchange. Mr. Probst is eligible for annual bonuses and was granted 15,000,000 stock options, which vest; (i) 5,100,000 on January 1, 2017; (ii) 4,950,000 on January 1, 2018; (iii) 4,950,000 on January 1, 2019.

If either Mr. Caragol or Mr. Probst’s employment is terminated prior to the expiration of the term of his employment agreement, certain significant payments become due. The amount of such payments depends on the nature of the termination. In addition, the employment agreement contains a change of control provision that provides for the payment of 2.0 times and 2.95 times in the case of Mr. Probst and Mr. Caragol, respectively of the then current base salary and the same multipliers of the highest bonus paid to the execuctive during the three calendar years immediately prior to the change of control. Any outstanding stock options or restricted shares held by the executive as of the date of his termination or a change of control become vested and exercisable as of such date, and remain exercisable during the remaining life of the option. The employment agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through two years from the date the employment agreement is terminated.

On September 28, 2012, the employment of Bryan D. Happ, our Chief Financial Officer terminated. In connection with the termination of Happ’s Employment and Non-Compete Agreement dated September 30, 2011, we and Mr. Happ entered into a Separation Agreement and General Release, or the Separation Agreement, on September 28, 2012. Pursuant to the Separation Agreement, Mr. Happ was due to receive payments totaling $404,423, or the Compensation, consisting of past-due accrued and unpaid salary and bonus amounts plus termination compensation. Of the Compensation, $100,000 was paid with 200,000 shares of our restricted common stock (such shares not issued under a stockholder approved plan) and $304,423 was to be paid in cash. As of December 31, 2015, we have paid $231,223 of the cash balance to Mr. Happ and the remaining outstanding amount accrued as of December 31, 2015 was approximately $73,200.

F-37

POSITIVEID CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

13. Agreements with The Boeing Company

On December 20, 2012, the Company entered into a Sole and Exclusive License Agreement (the “Boeing License Agreement”), a Teaming Agreement (“Teaming Agreement”), and a Security Agreement (“Boeing Security Agreement”) with The Boeing Company (“Boeing”).

The Boeing License Agreement provides Boeing the exclusive license to manufacture and sell PositiveID’s M-BAND airborne bio-threat detector for the DHS’s BioWatch next generation opportunity, as well as other opportunities (government or commercial) that may arise in the North American market. As consideration for entering into the Boeing License Agreement, Boeing agreed to pay a license fee of $2.5 million (the “Boeing License Fee”) to the Company in three installments, which were paid in full during 2012 and 2013.

At the time of entering into the Boeing Teaming and License Agreements we evaluated the Boeing license revenue recognition and concluded that all elements necessary to complete the earnings process were complete as of the date of receipt of the $2.5 million of license fees, with the exception of the completion of the terms of the Teaming Agreement, which is a delivery requirement under the License Agreement. The Teaming Agreement, as extended, expired in August 2015, and as such the $2.5 million license fee previously received recorded as deferred revenue was recognized during the year ended December 31, 2015.

Pursuant to the Boeing Security Agreement, the Company granted Boeing a security interest in all its assets, including the licensed products and intellectual property rights (as defined in Boeing License Agreement), to secure the Company’s performance under the Boeing License Agreement.

14. Subsequent events

On January 28, 2016, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated January 28, 2016 (the “Note IV SPA”) with Dominion Capital LLC (the “Purchaser”) for an aggregate principal amount of $2,187,500 and subscription amount of $2,100,000 (the “Purchase Price”), net of OID. Pursuant to the Note IV SPA, the Company shall issue a series of 4% Original Issue Discount Senior Secured Convertible Promissory Notes (collectively, the “Note IV”) to the Purchaser. The Purchase Price is scheduled to be paid in six equal monthly tranches of $350,000, subject to the discretion of the Purchaser. Each individual Note will be issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock at the option of the Company, on a semi-monthly basis, subject to certain conditions and limitations contained in the Note IV SPA. The amortization payments will begin on the 15th day of the month immediately following the six-month anniversary of the Closing Date. The Company also reimbursed the Purchaser $30,000 for legal fees and transaction expenses from the proceeds of the first tranche. The use of proceeds from this financing is intended for general working capital. The Company received the first tranche on January 9, 2016.

In connection with the Company’s obligations under Note IV, the Company entered into a Security Agreement with the Purchaser, pursuant to which the Company granted a lien on all assets of the Company, subject to existing security interests, (the “Collateral”) for the benefit of the Purchaser, to secure the Company’s obligations under the Note. In the event of a default as defined in Note IV, the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

On March 9, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $270,400 (the “Notes”), with the first note being in the amount of $135,200 (“Note I”) and the second note being in the amount of $135,200 (“Note II”). Note I was funded on March 11, 2016, with a maturity date of March 9, 2017, pursuant to Note I, the Company received $125,000 of net proceeds, net of original issue discount of $5,200 and legal fees of $5,000. Note II was initially paid for by the issuance of an offsetting $130,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 12%; and may be at any time after 180 days of the date of closing converted into shares of Company common stock convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $0.028) or a 37.5% discount to the price of our common stock price at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. As the note conversions includes a “lesser of” pricing provision, a derivative liability will be recorded by the Company.

On March 16, 2016, the Company borrowed $53,000 with a maturity date of on December 18, 2016, pursuant to a financing agreement. Under the agreement the Company received $50,000, which was net of $3,000 legal fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 35% discount to the price of common shares in the ten days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company will record a premium as the note is considered stock settled debt under ASC 480.

On April 1, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $270,400 (the “Notes”), with the first note being in the amount of $135,200 (“Note I”) and the second note being in the amount of $135,200 (“Note II”).Note I was funded on April, 2016, with a maturity date of April 1, 2017, pursuant to Note I, the Company received $125,000 of net proceeds, net of original issue discount of $5,200 and legal fees of $5,000. Note II was initially paid for by the issuance of an offsetting $130,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 12%; and may be at any time after 180 days of the date of closing converted into shares of Company common stock convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $0.028) or a 37.5% discount to the price of our common stock price at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. As the note conversions includes a “lesser of” pricing provision, a derivative liability will be recorded by the Company.

On April 7, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of a Convertible Redeemable Note in the aggregate principal amount of $58,000, with a maturity date of April 7, 2018, pursuant to note, the Company will receive $50,000 of net proceeds, net of original issue discount and legal fees. The note bears an interest rate of 5%; and is convertible at variable conversion price at a 37% discount to the common shares price on the date of the note, as described in the note. The note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of the note, the Company will record a premium as the note is considered stock settled debt under ASC 480.

The Company, subsequent to year end, issued 55.1 million shares of common stock for the conversion of notes with a principal value of approximately $560,000 (see Note 8).

The Company, subsequent to year end, issued 3.4 million shares of common stock which vest immediately and with grant date fair value of $51,403, pursuant to the consulting agreements. The value will be amortized over the service periods.

The Company issued, subsequent to year end, to executive management, 40 million options to purchase shares of Company common stock, with an exercise price of $0.02, pursuant to the option agreements (see Note 12). The fair value of the options granted were estimated on the grant date using the Black-Scholes valuation model and has a grant date fair value of $79,737.

The Company, subsequent to year end, issued to an employee and consultant, 1.3 million options to purchase shares of Company common stocks, with an exercise price of $0.018 which vest immediately, pursuant to the option agreements. The fair value of the options granted were estimated on the grant date using the Black-Scholes valuation model and has a grant date fair value of $22,855.

F-38

POSITIVEID CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets:
Cash	$192	$173
Accounts receivable	280	641
Inventories, net	658	1,768
Other receivables	38	123
Prepaid expenses and other current assets	129	243
Total Current Assets	1,297	2,948

Equipment, net	153	163
Goodwill	817	817
Intangibles, net	570	749
Other assets	19	18
Total Assets	$2,856	$4,695

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$306	$248
Accrued expenses and other current liabilities	917	950
Deferred revenue	230	1,847
Notes and loans payable, net of discounts	439	359
Short-term convertible debt and accrued interest, net of discounts and premiums	4,062	2,128
Embedded conversion option liability	7,150	7,786
Tax contingency	143	201
Contingent earn-out liability	9	123
Total Current Liabilities	13,256	13,642

Long Term Liabilities:
Loan payable	20	31
Contingent earn-out liability	184	184
Mandatorily redeemable preferred stock, 2,500 shares authorized; $0.001 par value; Series I Preferred – 2,025 and 2,025 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively; liquidation preference and redemption value of $2,215 and $2,196 at June 30, 2016 and December 31, 2015, respectively.	2,746	2,680
Total Liabilities	16,206	16,537

Commitments and contingencies (Note 7)

Stockholders’ Deficit:
Convertible preferred stock, 5,000,000 shares authorized, $0.01 par value; Series J Preferred – 125 and 125 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively; liquidation preference of $125,000 and $125,000, at June 30, 2016 and December 31, 2015, respectively	—	—
Common stock, 3,895,000,000 shares authorized, $.01 par value; 16,944,874 and 8,815,825 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	169	88
Additional paid-in capital	136,477	132,231
Accumulated deficit	(149,996)	(144,161)
Total Stockholders’ Deficit	(13,350)	(11,842)
Total Liabilities and Stockholders’ Deficit	$2,856	$4,695

See accompanying unaudited notes to unaudited condensed consolidated financial statements.

F-39

POSITIVEID CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$1,848	$51	$3,512	$182

Cost of revenue	1,212	46	2,347	148

Gross Profit	636	5	1,165	34

Operating expenses:
Selling, general and administrative	1,787	1,122	3,587	2,911
Research and development	101	243	222	539
Total operating expenses	1,888	1,365	3,809	3,450
Operating loss	(1,252)	(1,360)	(2,644)	(3,416)

Other income (expense):
Interest expense	(1,948)	(1,177)	(3,589)	(2,302)
Change in fair value of embedded conversion option liability	1,284	(481)	347	(1,177)
Loss on extinguishment of debt	—	(129)	—	(233)
Other income (expense), net	7	214	51	334
Total other expense, net	(657)	(1,573)	(3,191)	(3,378)
Net loss	(1,909)	(2,933)	(5,835)	(6,794)

Preferred stock dividends	(33)	(24)	(66)	(47)
Beneficial conversion on preferred stock	—	—	—	—
Net loss attributable to common stockholders	$(1,942)	$(2,957)	$(5,901)	$(6,841)

Loss per common share attributable to common stockholders – basic and diluted	$(0.16)	$(0.56)	$(0.54)	$(1.47)

Weighted average shares outstanding – basic and diluted	12,473,397	5,294,906	10,887,308	4,643,935

See accompanying unaudited notes to unaudited condensed consolidated financial statements.

F-40

POSITIVEID CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the Six Months Ended June 30, 2016

(In thousands, except share data)

(Unaudited)

	Preferred Shares		Common Shares		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2015	125	$—	8,815,825	$88	$132,231	$(144,161)	$(11,842)
Net loss	—	—	—	—	—	(5,835)	(5,835)
Common Stock issued for services	—	—	228,700	2	112	—	114
Vested shares returned	—	—	(1,316)	—	—	—	—
Other stock based compensation	—	—	—	—	489	—	489
Common Stock issued pursuant to convertible note conversions	—	—	7,901,665	79	1,835	—	1,914
Reclassification of derivative liability upon debt conversion	—	—	—	—	1,876	—	1,876
Preferred stock dividends	—	—	—	—	(66)	—	(66)
Balance at June 30, 2016	125	$—	16,944,874	$169	$136,477	$(149,996)	$(13,350)

See accompanying unaudited notes to unaudited condensed consolidated financial statements.

F-41

POSITIVEID CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(5,835)	$(6,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	200	125
Stock-based compensation	603	1,182
Convertible debt discounts and premium amortization	3,253	2,023
Loss on extinguishment of debt	—	233
Change in fair value of embedded conversion option liability	(347)	1,177
Change in contingent earn-out	27	—
Gain on sale of investment shares	—	(319)
Allowance for collection of note receivable	—	110
Note issued as consideration for services	103	67
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other current assets	448	(7)
Decrease in inventory	1,111	—
Increase (decrease) in accounts payable and other accrued expense	25	(189)
Increase in accrued interest	270	279
Decrease in deferred revenue	(1,618)	(71)
Decrease in tax contingency	(58)	(134)
Net cash used in operating activities	(1,818)	(2,318)

Cash flows from investing activities:
Proceeds from sale of investment shares, net	—	319
Cash loaned for note receivable	—	(110)
Purchase of property and equipment	(11)	(4)
Net cash (used in) provided by investing activities	(11)	205

Cash flows from financing activities:
Proceeds from debt financing, net of fees	1,944	3,197
Payments on short-term debt	(96)	(557)
Net cash provided by financing activities	1,848	2,640
Net (decrease) increase in cash and cash equivalents	19	527
Cash and cash equivalents, beginning of period	173	145
Cash and cash equivalents, end of period	$192	$672
Supplementary Cash Flow Information:
Cash paid for interest	$27	$35
Cash paid for income tax	$—	$—
Non-cash financing and investing activities:
Conversion of promissory notes into common stock	$1,914	$1,781
Stock issued for prepaid services	$107	$156
Reclassification of embedded conversion option liability upon conversion of debt	$1,876	$1,240
Premium recorded on debt	$247	$—
Reclassification of stock settled debt premium to equity upon conversion of debt	$—	$421
Discounts recorded for loan fees and original issue discount	$453	$496
Embedded conversion option liability recorded as debt discount	$1,587	$3,615

See accompanying unaudited notes to unaudited condensed consolidated financial statements.

F-42

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

1. Organization and Basis of Presentation

PositiveID Corporation, including its wholly-owned subsidiaries PositiveID Diagnostics Inc. (f/k/a Microfluidic Systems) (“PDI”) and E-N-G Mobile Systems, Inc. (“ENG”), and Thermomedics, Inc. (“Thermomedics”), which the Company contractually controls (collectively, the “Company” or “PositiveID”), develops molecular diagnostic systems for bio-threat detection and rapid medical testing; manufactures specialty mobile labs and communication vehicles; and markets the Caregiver® non-contact clinical thermometer. The Company is currently developing Firefly Dx, an automated pathogen detection system for rapid diagnostics, both for clinical and point-of-need applications.

Authorized Common Stock

As of June 30, 2016, the Company was authorized to issue 3.895 billion shares of common stock. On February 25, 2016, the Company filed the Seventh Amendment to the Second Amended and Restated Certificate of Incorporation, as amended, with the State of Delaware to increase the number of authorized common shares to 3.895 billion shares, from 1.97 billion shares. On June 27, 2016, the Company’s Board of Directors approved a reverse stock split in the ratio of 1-for-50 and the Company filed the Eighth Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to affect the reverse stock split. The reverse split only affected outstanding common stock and the number of authorized shares was not adjusted. On July 5, 2016, the reverse stock split became effective. All share amounts in our historical financial statements have been adjusted to reflect the 1-for-50 reverse stock split (see Note 10).

Going Concern

The Company’s unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of June 30, 2016, we had a working capital deficiency of approximately $12 million and a stockholders’ deficit of approximately $13.4 million, compared to a working capital deficit of approximately $10.7 million and a stockholders’ deficit of approximately $11.8 million as of December 31, 2015. The increase in the working capital deficit was primarily due to operating losses for the period and capital raised through convertible debt financings that was spent on operations.

We have incurred operating losses prior to and since the merger that created PositiveID. The operating losses during 2015 and for the three and six months ending June 30, 2016 are the result of research and development expenditures, selling, general and administrative expenses related to our molecular diagnostics and Caregiver® products. We expect our operating losses to continue through 2016. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to obtain financing to fund the continued development of our products and to support working capital requirements. Until we are able to achieve operating profits, we will continue to seek to access the capital markets. In 2015 and for the first six months of 2016, we raised approximately $5.9 and $1.9 million, respectively from the issuance of convertible debt.

The Company intends to continue to access capital to provide funds to meet its working capital requirements for the near-term future. In addition, and if necessary, the Company could reduce and/or delay certain discretionary research, development and related activities and costs. However, there can be no assurances that the Company will be able to negotiate additional sources of equity or credit for its long-term capital needs. The Company’s inability to have continuous access to such financing at reasonable costs could materially and adversely impact its financial condition, results of operations and cash flows, and result in significant dilution to the Company’s existing stockholders. The Company’s consolidated financial statements do not include any adjustments relating to recoverability of assets and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The accompanying condensed consolidated balance sheet as of December 31, 2015 has been derived from the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015. The accompanying unaudited condensed consolidated financial statements for the three and six months ended June 30, 2016 and 2015 have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. In the opinion of the Company’s management, all adjustments (including normal recurring adjustments) necessary for a fair presentation for the periods presented have been reflected as required by Regulation S-X, Rule 10-01.

F-43

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

The unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the entire year. These statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

New Accounting Pronouncements

There are no new accounting pronouncements during the six months ended June 30, 2016 that affect the consolidated financial position of the Company or the results of its operations. Accounting Standard Updates which are not effective until after June 30, 2016, including the pronouncements discussed below, are not expected to have a significant effect on the Company’s consolidated financial position or results of its’ operations.

ASU 2016-12:

In May 2016, FASB issued Accounting Standards Update (“ASU”), 2016-12— Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09). Accounting Standards Update 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year.

ASU 2016-10:

In April 2016, FASB issued Accounting Standards Update (“ASU”), 2016-10—Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). Accounting Standards Update 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year to annual reporting periods beginning after December 15, 2017. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

ASU 2016-09:

In March 2016, FASB issued Accounting Standards Update (“ASU”), 2016-09— “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. For public business entities, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

F-44

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

ASU 2016-02:

In February 2016, FASB issued Accounting Standards Update (“ASU”), 2016-02— “Leases (Topic 842), Section A—Leases: Amendments to the FASB Accounting Standards Codification®; Section B—Conforming Amendments Related to Leases: Amendments to the FASB Accounting Standards Codification®; Section C—Background Information and Basis for Conclusions”. Effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for any of the following:

1.	A public business entity

2.	A not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market

3.	An employee benefit plan that files financial statements with the U.S. Securities and Exchange Commission (SEC).

For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application of the amendments in this Update is permitted for all entities. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

AUS 2015-11:

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The accounting standard is effective prospectively for annual periods beginning after December 15, 2016, and interim periods therein. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this accounting standard.

ASU 2014-15:

In August 2014, the FASB” issued Accounting Standards Update 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40); Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This update requires management of the Company to evaluate whether there is substantial doubt about the Company’s ability to continue as a going concern. This update is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company does not expect this standard to have an impact on the Company’s consolidated financial statements upon adoption.

ASU 2014-09:

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts. The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.

F-45

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

2. Summary of Significant Accounting Policies

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries of which all are inactive except for PDI and ENG. Additionally, the Company consolidates the accounts of Thermomedics, Inc., which it contractually controls. All intercompany balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the reported periods include valuation of assets acquired and liabilities assumed in business combinations, allowance for doubtful accounts receivable, inventories valuation, valuation of goodwill and intangible assets, valuation of loss and other contingencies, product warranty liabilities, valuation of derivatives, valuation of beneficial conversion features, estimate of contingent earn-out liabilities, valuation of stock-based compensation and an estimate of the deferred tax asset valuation allowance.

Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at June 30, 2016 or December 31, 2015, respectively. The Company maintained its cash in various financial institutions during the year ended December 31, 2015 and as of June 30, 2016. Balances were insured up to Federal Deposit Insurance Corporation (“FDIC”) limits. At times, cash deposits exceeded the federally insured limits however, the Company has not incurred any losses to date. There were no cash deposits that exceeded the federally insured limits as of June 30, 2016.

Accounts receivable

Accounts receivable are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. No allowance was deemed necessary at June 30, 2016 and December 31, 2015.

Inventories

Inventory consists of finished goods of our Caregiver® non-contact thermometers, and in our Mobile Lab Segment consists of standard and manufactured frames and bodies of vehicles, components of mobile units and other materials and is stated at lower of cost or market and net realizable value on a first in first out basis. Reserves, if necessary, are recorded to reduce inventory to market value based on assumptions about consumer demand, current inventory levels and product life cycles for the various inventory items. These assumptions are evaluated periodically and are based on the Company’s business plan and from feedback from customers and the product development team; however, estimates can vary significantly. As of June 30, 2016 and December 31, 2015, inventory reserves were not material.

Inventories consisted of the following (in thousands):

	June 30, 2016	December 31, 2015
Finished goods of Caregiver® non-contact thermometers	$58	$15
Materials inventory	534	966
Mobile vehicle inventory	66	787
	$658	$1,768

F-46

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

Reserves for Warranty

The Company records a reserve at the time product revenue is recorded based on historical rates. The reserve is reviewed during the year and is adjusted, if appropriate, to reflect new product offerings or changes in experience. Actual warranty claims are tracked by product line. The warranty reserve was not material.

Equipment

Equipment is carried at cost less accumulated depreciation, computed using the straight-line method over the estimated useful lives. Leasehold improvements are depreciated over the shorter of the lease term or useful life, software is depreciated over 5 years, and equipment is depreciated over periods ranging from 1 to 8 years. Repairs and maintenance which do not extend the useful life of the asset are charged to expense as incurred. Gains and losses on sales and retirements are reflected in the consolidated statements of operations.

Depreciation expense for the three months ended June 30, 2016 and 2015 was approximately $12,000 and $500, respectively, and $21,000 and $1,400 for six months ended June 30, 2016 and 2015, respectively.

Intangible Assets and Goodwill

Intangible assets are carried at cost less accumulated amortization, computed using the straight-line method over the estimated useful lives. Customer contracts and relationships are being amortized over a period of 3 years, patents and other intellectual property are being amortized over a period of 5 years, and non-compete agreements are being amortized over 2 years.

The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful lives of its definite-lived intangible assets may warrant revision or that the remaining balance of such assets may not be recoverable. The Company uses an estimate of the related undiscounted cash flows attributable to such asset over the remaining life of the asset in measuring whether the asset is recoverable.

The Company records goodwill as the excess of the purchase price over the fair values assigned to the net assets acquired in business combinations. Goodwill is allocated to reporting units as of the acquisition date for the purpose of goodwill impairment testing. The Company’s reporting units are those businesses for which discrete financial information is prepared. Goodwill of a reporting unit is tested for impairment at year-end, or between testing dates if an impairment condition or event is determined to have occurred.

In assessing potential impairment of the intangible assets recorded in connection with the PID, ENG and Thermomedics acquisitions, as of June 30, 2016, we considered the likelihood of future cash flows attributable to such assets. Based on our analysis, we have concluded based on information currently available, that no impairment of the intangible assets exists as of June 30, 2016. The Company performed its annual impairment test of goodwill as of December 31, 2015. As a result of this annual test, using the market capitalization method of valuation, it was determined that the goodwill balance as of December 31, 2015 was not impaired.

Amortization expense for the three months ended June 30, 2016 and 2015 were $79,000 and $31,000, respectively and $179,000 and $62,000 for six months ended June 30, 2016 and 2015, respectively.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, collectability of arrangement consideration is reasonably assured, the arrangement fees are fixed or determinable and upon completion and delivery in accordance with the customer contract or purchase order.

If at the outset of an arrangement, the Company determines that collectability is not reasonably assured, revenue is deferred until the earlier of when collectability becomes probable or the receipt of payment. If there is uncertainty as to the customer’s acceptance of the Company’s deliverables, revenue is not recognized until the earlier of receipt of customer acceptance or expiration of the acceptance period. If at the outset of an arrangement, the Company determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes estimable, assuming all other revenue recognition criteria have been met.

To date, the Company has generated revenue from three sources: (1) professional services (consulting & advisory), (2) technology licensing, and (3) product sales.

F-47

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

Specific revenue recognition criteria for each source of revenue is as follows:

(1)	Revenues for professional services, which are of short term duration, are recognized when services are provided,

(2)	Technology license revenue is recognized upon the completion of all terms of that license. Payments received in advance of completion of the license terms are recorded as deferred revenue.

(3)	Revenue from sales of the Company’s products is recorded when risk of loss has passed to the buyer and criteria for revenue recognition discussed above is met. Payments received in advance of delivery and revenue recognition are recorded as deferred revenue.

If these criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized ratably over the contract term or being deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If these criteria are met for each element and there is a relative selling price for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative selling price.

Concentrations

Concentration of Deferred Revenue

At June 30, 2016, the Company had deferred revenue of approximately $0.2 million of which 15%, 17% and 19% were from the Company’s three largest customers. As of December 31, 2015, the Company had deferred revenue of approximately $1.8 million of which 21%, 22% and 38% were from the Company’s three largest customers.

Concentration of Revenues

During the three months ended June 30, 2016, the Company had revenue of approximately $1.8 million of which 22%, 22% and 44% were from the Company’s three largest customers. During the six months ended June 30, 2016, the Company had revenue of approximately $3.5 million of which 11%, 18% and 22% were from the Company’s three largest customers.

Concentration of Accounts Receivable

As of June 30, 2016, the Company had accounts receivable of approximately $280,000 of which 13%, 14% and 25% were from three of the Company’s largest customers. As of December 31, 2015, the Company had accounts receivable of approximately $641,000 of which 60% and 19% were from two of the Company’s largest customers.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the three and six months ended June 30, 2016 and 2015 were not significant.

Shipping and Handling

Costs incurred by the Company for freight in are included in costs of revenue. Freight in costs incurred for the three and six months ended June 30, 2016 and 2015 were not significant.

Legal Expenses

All legal costs for litigation matters are charged to expense as incurred.

Convertible Notes With Variable Conversion Options

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at the time of conversion. The Company measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion, and records the premium as accretion to interest expense to the date of first conversion.

F-48

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

The Company accounts for debt issuance cost paid to lenders, or on behalf of lenders, in accordance with ASC 470, Debt. The costs associated with the issuance of debt are recorded as debt discount and amortized over the life of the underlying debt instrument.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). For certain of our financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, also approximate fair value because current interest rates available to the Company for debt with similar terms and maturities are substantially the same.

ASC Topic 820 provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC Topic 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Stock-Based Compensation

Stock-based compensation expenses are reflected in the Company’s consolidated statements of operations under selling, general and administrative expenses and research and development expenses.

Compensation expense for all stock-based employee and director compensation awards granted is based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718, Stock Compensation (“ASC Topic 718”). The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the vesting term. Vesting terms vary based on the individual grant terms.

The Company estimates the fair value of stock-based compensation awards on the date of grant using the Black-Scholes-Merton (“BSM”) option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and are freely transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The BSM option pricing model considers, among other factors, the expected term of the award and the expected volatility of the Company’s stock price. Expected terms are calculated using the Simplified Method, volatility is determined based on the Company’s historical stock price trends and the discount rate is based upon treasury rates with instruments of similar expected terms. Warrants granted to non-employees are accounted for in accordance with the measurement and recognition criteria of ASC Topic 505-50, Equity Based Payments to Non-Employees.

F-49

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

Loss per Common Share

The Company presents basic income (loss) per common share and, if applicable, diluted income (loss) per share. Basic income (loss) per common share is based on the weighted average number of common shares outstanding during the year and after preferred stock dividend requirements. The calculation of diluted income (loss) per common share assumes that any dilutive convertible preferred shares outstanding at the beginning of each year or the date issued were convertible at those dates, with preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options and warrants for which the average period market price exceeds the exercise price, less shares that could have been purchased by the Company with related proceeds. Additionally, shares issued upon conversion of convertible debt are included.

The following potentially dilutive equity securities outstanding as of June 30, 2016 and as of December 31, 2015 were not included in the computation of dilutive loss per common share because the effect would have been anti-dilutive (in thousands):

	June 30, 2016	December 31, 2015
Common shares issuable under:
Convertible notes	46,174	10,930
Convertible Series I Preferred Stock	1,897	1,410
Convertible Series J Preferred Stock	510	116
Stock options	1,523	492
Warrants	293	270
Unvested restricted common stock	45	67
	50,442	13,285

Segments

The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During 2015, the Company only operated in one segment – Diagnostics and Detection. Beginning January 1, 2016, the Company operates in three business segments: Molecular Diagnostics, Medical Devices and Mobile Labs (see Note 9).

Reclassifications

The Company grouped $46,000 and $148,000 costs reported for the three and six months ended June 30, 2015, respectively as Direct Labor into Cost of Revenues in 2016 to conform to the 2016 presentation.

3. Acquisitions/Dispositions

ENG Mobile Systems Acquisition

On December 24, 2015, the Company acquired all of the outstanding common stock of E-N-G Mobile Systems, Inc. (“ENG”) from its sole shareholder (the “Seller”). Pursuant to the Purchase Agreement, as consideration at the time of closing of the Acquisition, PositiveID paid the Seller $750,000 in cash and issued a convertible secured promissory note to the Seller in the amount of $150,000. The Company has also entered into a two-year consulting agreement with the Seller. The consulting agreement was determined not to represent additional purchase price.

Additional earn-out payments may be earned by ENG. Each Earn-Out Payment, if any, will be calculated at 5% of the revenue actually recognized and realized from each of the contracts and purchase orders identified, with an earn-out value indicated for each on the signed backlog schedule (the “Signed Backlog Schedule”) subsequent to Closing. For purposes of determining whether any earn-out payments will be made and the amount of such payment, the term Signed Backlog Schedule means those signed contracts and purchase orders in effect as of the date of Closing but under which the product is yet to be delivered and all or a portion of the revenue is yet to be recognized as of Closing. The earn-out payments will be paid in cash within five business days following the date the Company recognizes the revenue (including deposits held) and receives full payment from the applicable contract or purchase order on the Signed Backlog Schedule. The Earn-Out Payments are subject to adjustment finalization of the purchase accounting. The Company recorded a contingent earn-out liability of approximately $123,000, as a current liability, as reflected in the consolidated balance sheet as of December 31, 2015. During the six months ended June 30, 2016, the Company paid the seller of ENG earn-out consideration of $17,924, and on July 29, 2016 the Company and the seller of ENG agreed to finalize the net asset balance and Earn Out Payment with a final payment of $21,131. As a result, the Company recorded an additional expense of $27,300 as of June 30, 2016.

F-50

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

The estimated purchase price of the acquisition totaled $912,000, comprised of $750,000 in cash, a convertible seller note of $150,000 (“ENG Note”), the fair value of the contingent consideration estimated at approximately $123,000 net of an estimated recovery based on the closing net worth of ENG, estimated at $111,000, as of December 31, 2015. The fair value of the contingent consideration was estimated based upon the present value of the expected future payouts of the contingent consideration and was subject to change upon the finalization of the purchase accounting which occurred during the three months ended June 30, 2016 as stated in the prior paragraph.

The Company acquired ENG for a number of reasons including the experience of its workforce, the quality and long history of its product offerings, its prospects for sales and profit growth, and the Company’s ability to leverage its business relationships to create new growth opportunities.

In connection with the issuance of the ENG Note, the Company computed a premium of $50,000 as the note is considered a stock settled debt under ASC 480, all of which was amortized immediately as a non-cash expense charged to interest expense (see Note 4). The principal amount and premium are included in short-term convertible debt in the accompanying unaudited balance sheet.

Thermomedics Acquisition

On December 4, 2015, the Company entered into several agreements related to its acquisition of all of the outstanding common stock of Thermomedics, Inc. (“Thermomedics”). One of those agreements was a Management Services and Control Agreement, dated December 4, 2015 (the “Control Agreement”), between the Company, Thermomedics, and Sanomedics, Inc. (“Sanomedics”), whereby PositiveID was appointed the manager of Thermomedics. In a separate agreement the Company entered into a First Amendment to the Stock Purchase Agreement (the “Amendment”) with Sanomedics. The original Stock Purchase Agreement (“Purchase Agreement”) was entered into on October 21, 2015, and defines the agreed upon terms of the Company’s acquisition of all of the common stock of Thermomedics from Sanomedics. As a result of the Company assuming control of Thermomedics on December 4, 2015, it determined, pursuant to ASC 805-10-25-6, that December 4, 2015 was the acquisition date of Thermomedics for accounting purposes.

In connection with the acquisition, additional earn-out payments of up to $750,000 for each of the fiscal years ending December 31, 2016 and 2017 may be earned by the Thermomedics if certain revenue thresholds are met as described in the Purchase Agreement. Such earn-out payments, if any, will consist of 25% in cash, up to $187,000 and 75% and in shares of preferred stock of the Company, up to 563 shares of Preferred Stock, for each of the fiscal years ending December 31, 2016 and 2017, respectively. The Company has recorded a contingent earn-out liability of $184,000, as a non-current liability, as reflected in the consolidated balance sheet as of June 30, 2016 and December 31, 2015.

The estimated purchase price of the acquisition totaled $484,000, comprised of $175,000 in cash, Series J preferred stock consideration of $125,000, and the fair value of the contingent consideration estimated at approximately $184,000. The fair value of the contingent consideration was estimated based upon the present value of the expected future payouts of the contingent consideration and is subject to change upon the finalization of the purchase accounting.

On December 4, 2015, the Board of Directors authorized and on December 7, 2015, the Company filed with the State of Delaware, a Certificate of Designations of Preferences, Rights and Limitations of Series J Preferred Stock. The Series J Preferred Stock ranks; (a) senior with respect to dividends and right of liquidation with the Company’s common stock (b) pari passu with respect to dividends and right of liquidation with the Company’s Series I Convertible Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company. Without the prior written consent of Holders holding a majority of the outstanding shares of Series J Preferred Stock, the Company may not issue any Preferred Stock that is senior to the Series J Preferred Stock in right of dividends and liquidation. At any time after the date of the issuance of shares of Series J Preferred Stock, the Corporation will have the right, at the Corporation’s option, to redeem all or any portion of the shares of Series J Preferred Stock at a price per share equal to 100% of the $1,000 per share stated value of the shares being redeemed. Series J Preferred Stock is not entitled to dividends, interest and voting rights. The Series J Preferred Stock is convertible into the Company’s common stock, at stated value, at a conversion price equal to 100% of the arithmetic average of the VWAP of the common stock for the fifteen trading days prior to the six-month anniversary of the Issuance Date.

F-51

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

The Company acquired Thermomedics for a number of reasons including the quality of its Caregiver® product, its prospects for sales and profit growth, its management team strengths in sales and marketing FDA cleared medical devices, and their regulatory experience.

The Company is in the process of coordinating the final closing of the Thermomedics transaction with Sanomedics. Sanomedics is currently a dormant company, which is delaying the process. The Company believes it will be able to complete the final closing during the third quarter of 2016.

Under the acquisition method of accounting, the estimated purchase price of the acquisitions was allocated to net tangible and identifiable intangible assets and liabilities of Thermomedics and ENG assumed based on their estimated fair values. The estimated fair values of certain assets and liabilities have been estimated by management and are subject to change upon the finalization of the fair value assessments.

	Thermomedics	ENG
Assets acquired:
Net tangible assets	$35	$2,584
Customer contracts and relationships	240	238
Other assets	12	7
Patents and other intellectual property	178	-
Goodwill	108	200
	573	3,029
Liabilities acquired:
Current liabilities	(89)	(2,116)
Long term debt	-	(1)
Total estimated purchase price	$484	$912

The Company has recorded a contingent earn-out liability for Thermomedics and ENG in aggregate total of $193,000, as of June 30, 2016.

Contingent Earn-Out Liability (In thousands):
Balance of contingent earn-out liability as of December 31, 2015	$307
Payment during the six months ended June 30, 2016	(30)
Change in FV of liability during the six months ended June 30, 2016	(88)
Balance of contingent earn-out liability as of June 30, 2016	$193

The following supplemental unaudited pro forma information assumes that these acquisitions had occurred as of January 1, for the six months ended June 30, 2015 (in thousands except per share data):

For Six Months Ended June 30, 2015
(unaudited)
Revenue	$2,890
Net loss	$(6,470)
Loss per common share – basic and diluted	$(0.00)

The unaudited pro forma financial information is not necessarily indicative of the results that would have occurred if these acquisitions had occurred on the dates indicated or that may result in the future.

F-52

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

Sale and License of VeriChip and GlucoChip Businesses

In a series of transactions between 2012 and 2014 PositiveID first licensed and subsequently sold all of the intellectual property related to its VeriChip and GlucoChip implantable microchip business to VeriTeQ Corporation, a business run by a former related party (CEO of the Company through 2011). The final agreement in the series was the GlucoChip Agreement, dated October 20, 2014. Between 2014 and 2015 the Company also advanced funds to VeriTeQ pursuant to the GlucoChip Agreement. As a result of these agreements, we hold a warrant and convertible notes in VeriTeQ as described below.

The Company holds a five-year warrant dated November 13, 2013, with original terms entitling the Company to purchase 300,000 shares of VeriTeQ common stock at a price of $2.84. Pursuant to the terms of the warrant, in particular the full quantity and pricing reset provisions, the warrant had an original dollar value of $852,000 and can be exercised using a cashless exercise feature. As of June 30, 2016 and December 31, 2015, the warrant had remaining dollar value of $728,827. As of June 30, 2016 the Company had outstanding convertible notes receivable from VeriTeQ of $781,635 which includes default principal and interest. Pursuant to the warrant the Company realized $319,000 of other income during the six months ended June 30, 2015.

On October 19, 2015, VeriTeQ received a default notice from its senior lender demanding repayment of approximately $2.1 million of indebtedness, secured by substantially all of VeriTeQ’s assets, which VeriTeQ was unable to repay. VeriTeQ also received a Notice of Disposition of Collateral advising the Company that the senior lender, acting as collateral agent, intended to sell the assets at auction, which it did on November 4, 2015. VeriTeQ has ceased its business operations related to implantable medical device identification. On November 25, 2015, VeriTeQ entered into a Stock Purchase Agreement with an unaffiliated company whereby VeriTeQ agreed to acquire all of the issued and outstanding membership interests of that company. During the six months ended June 30, 2016 the Company did not have an opportunity to sell any of its holdings in VeriTeQ. On May 6, 2016 VeriTeQ completed the closing pursuant to the November 25, 2015 Stock Purchase agreement.

As VeriTeQ is an early stage company, not yet fully capitalized, the Company plans to continue to fully reserve all note receivable and warrant balances. If and when proceeds are realized in the future, gains will be recognized.

4. Equity and Debt Financing Agreements

Convertible Note Financings

Short-term convertible debt as of June 30, 2016 is as follows (In thousands):

	Notes	Accrued Interest	Total

Convertible notes with accrued interest accounted for as stock settled debt	$494	$11	$505
Conversion premiums	247	—	247
	741	11	752

Convertible notes with embedded derivatives	6,029	787	6,816
Derivative discounts	(3,053)	—	(3,053)
	2,976	787	3,763

Original issue discounts and loan fee discounts	(453)	—	(453)
	$3,264	$798	$4,062

Dominion Convertible Debt Financings

On November 25, 2014, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated November 25, 2014 (the “Note I SPA”) with Dominion Capital LLC (the “Purchaser”) for an aggregate subscription amount of $4,000,000 (the “Purchase Price”). Pursuant to the Note I SPA, the Company issued a series of 4% Original Issue Discount Senior Secured Convertible Promissory Notes (collectively, the “Note I”) to the Purchaser. The Purchase Price will be paid in eight equal monthly payments of $500,000. Each individual Note was issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock at the option of the Company, subject to certain conditions contained in the Note I SPA. The Company also reimbursed the Purchaser $25,000 for expenses from the proceeds of the first tranche and the Purchaser’s counsel $25,000 from the first tranche.

F-53

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

On August 14, 2015, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated August 14, 2015 (the “Note II SPA”) with Dominion Capital LLC (the “Purchaser”) for an aggregate subscription amount of $2,400,000 (the “Purchase Price”). Pursuant to the Note II SPA, the Company issued a series of 4% Original Issue Discount Senior Secured Convertible Promissory Note (collectively, the “Note II”) to the Purchaser. The Purchase Price was paid in six equal monthly payments of $400,000. Each individual Note was issued upon payment and is amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock at the option of the Company, subject to certain conditions contained in the Note II SPA. The Company also reimbursed the Purchaser $20,000 for expenses from the proceeds of the first tranche and the Purchaser’s counsel $10,000 from the first tranche.

The aggregate principal amount of both Notes I and II are issued with a 4% original issue discount whereby the aggregate principal amount of Notes I and II is $6,400,000 but the actual purchase price of Notes I and II is $6,144,000. Each of Notes I and II accrue interest at a rate equal to 12% per annum and with maturity dates, depending on the date funded, between June 26, 2016 and June 30, 2017. Notes I and II are convertible any time after the issuance date of the notes. The Purchasers have the right to convert Note I into shares of the Company’s common stock at a conversion price equal to 95% of the daily VWAP on the trading day immediately prior to the closing of each tranche. The Purchasers have the right to convert Note II into shares of the Company’s common stock at a conversion price equal to $1.40. Additionally, under certain conditions defined in Notes I and II, the notes would be convertible into common stock at a price equal to 62.5% of the lowest VWAP during the 15 Trading Days immediately prior to the applicable amortization date. In the event that there is an Event of Default or certain conditions are not met, the conversion price will be adjusted to equal to 55% of the lowest VWAP during the thirty (30) Trading Days immediately prior to the applicable Conversion Date. Notes I and II can be prepaid at any time upon five days’ notice to the Holder by paying an amount in cash equal to the outstanding principal and interest and a 120% premium.

During 2015, the Company had received all eight tranches under the Note I SPA ($500,000 principal in 2014 and $3,650,000 principal in 2015 which includes an additional $150,000 added to one of the agreed $500,000 monthly funding as requested by the Company), with maturity dates, depending on the date funded, between June 26, 2016 and December 29, 2016, pursuant to a convertible note. Under the agreement the Company received $3,540,600, which was net of the $448,400 Purchaser’s expenses and legal fees and $166,000 which represents the 4% original issue discount. As of June 30, 2016, the Company has received, all six tranches under the Note II SPA ($2,281,250 in principal in 2015 and $208,333 in 2016) with maturity dates of February 15, 2017 and June 30, 2017, pursuant to a convertible note. Under the agreement the Company received $2,143,000, which was net of Purchaser’s expenses, legal fees of $247,000 and a 4% original issue discount of $99,583. The notes might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of Notes I and II, the Company recorded a debt discount of $387,000 in 2014, $5,116,600 in 2015 and $180,000 during the three months ended March 31, 2016, totaling to $5,683,600 of debt discount recorded, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $3,331,000 through 2015 and $1,033,000 during the six months ended June 30, 2016. During the quarter ended June 30, 2016, $1,022,605 of the outstanding principal and interest on Notes I and II was converted into 6,622,381 shares of common stock. As of June 30, 2016, the outstanding principal and interest on Notes I and II were $4,280,528. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $8,936,405 was recorded when Notes I and II were entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Notes I and II at June 30, 2016 was $4,254,398.

On December 22, 2015, in order to finance the acquisition of ENG, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated December 22, 2015 (the “Note III SPA”) for an aggregate principal amount of $904,042 and subscription amount of $865,000, net of OID (the “Purchase Price”). The Company also reimbursed the Purchaser $30,000 for legal fees and expenses from the proceeds of the Note. Pursuant to the Note III SPA, the Company shall issue a 4% Original Issue Discount Senior Secured Convertible Promissory Note (the “Note III”) to Dominion. Note III was issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock, on a semi-monthly basis, subject to certain conditions contained in the Note III SPA. The amortization payments will begin to be due starting on the 15th day of the month immediately following the six-month anniversary of the Closing Date. The Company received funding for Note III on December 24, 2015, net proceeds of $751,500 (net of the $152,542 of legal fees, expenses and OID). Note III accrues interest at a rate equal to 12% per annum (interest is guaranteed for the first twelve months) and has a maturity date of June 15, 2017. Note III is convertible any time after its issuance date and Dominion has the right to convert any or all of Note III into shares of the Company’s common stock at a conversion price equal to $1.10, subject to adjustment as described in Note III. Additionally, under certain conditions defined in Note III, it may also be convertible into common stock at a price equal to 62.5% of the lowest VWAP during the 15 Trading Days immediately prior to the applicable amortization date. In the event that there is an Event of Default or certain conditions are not met, the conversion price will be adjusted to equal to 55% of the lowest VWAP during the thirty (30) Trading Days immediately prior to the applicable Conversion Date. Note III can be prepaid at any time upon five days’ notice to the Dominion by paying an amount in cash equal to the outstanding principal and interest, and a 20% premium. In connection with the issuance of the Note III, the Company recorded a debt discount of $751,500 when Note III was entered into, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $154,000 for six months ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on Note III was $960,216. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $1,267,800 was recorded when Note III was entered into. The derivative liability is re-measured at each balance sheet date, the derivative liability balance for Note III at June 30, 2016 was $1,112,192.

F-54

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

On January 28, 2016, the Company closed a financing transaction by entering into a Securities Purchase Agreement dated January 28, 2016 (the “Note IV SPA”) with Dominion Capital LLC (the “Purchaser”) for an aggregate principal amount of $2,187,500 and subscription amount of $2,100,000 (the “Purchase Price”), net of OID. Pursuant to the Note IV SPA, the Company shall issue a series of 4% Original Issue Discount Senior Secured Convertible Promissory Notes (collectively, the “Note IV”) to the Purchaser. The Purchase Price is scheduled to be paid in six equal monthly tranches of $350,000, subject to the discretion of the Purchaser. Each individual Note will be issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock at the option of the Company, on a semi-monthly basis, subject to certain conditions and limitations contained in the Note IV SPA. The amortization payments will begin on the 15th day of the month immediately following the six-month anniversary of the Closing Date. The Company also reimbursed the Purchaser $20,000 for expenses from the proceeds of the first tranche and the Purchaser’s counsel $10,000 from the first tranche. As of six months ended June 30, 2016, the Company has received a total of $437,178 net proceeds under Note IV (net of the $83,655 of legal fees, expenses and OID). Note IV accrues interest at a rate equal to 12% per annum (interest is guaranteed for the first twelve months) and has a maturity dates between July 15, 2017 and December 21, 2017. Note IV is convertible any time after its issuance date and Dominion has the right to convert any or all of Note IV into shares of the Company’s common stock at a conversion price equal to $1.10 subject to adjustment as described in Note IV. Additionally, under certain conditions defined in Note IV, it may also be convertible into common stock at a price equal to 62.5% of the lowest VWAP during the 15 Trading Days immediately prior to the applicable amortization date. In the event that there is an Event of Default or certain conditions are not met, the conversion price will be adjusted to equal to 55% of the lowest VWAP during the thirty (30) Trading Days immediately prior to the applicable Conversion Date. Note IV can be prepaid at any time upon five days’ notice to the Dominion by paying an amount in cash equal to the outstanding principal and interest, and a 20% premium. Subsequent to the funding of the first tranche the Purchaser and the Company agreed to delay further tranches, until such time as the Purchaser and Company mutually agree, both as to timing and amount. In connection with the issuances of Note IV, the Company recorded a debt discount of $437,178 when the notes were entered into, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $94,000 for the six months ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on Note IV was $541,142. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $507,252 was recorded when Note IV was entered into. The derivative liability is re-measured at each balance sheet date, the derivative liability balance for Note IV at June 30, 2016 was $654,055.

Pursuant to the Company’s obligations under Notes I, II, III and IV, the Company entered into a Security Agreement with the Purchaser, pursuant to which the Company granted a lien on all assets of the Company, subject to existing security interests, (the “Collateral”) for the benefit of the Purchaser, to secure the Company’s obligations under the Note. In the event of a default as defined in Notes I, II, III and IV, the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

F-55

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

Other Convertible Debt Financing

On June 18, 2014, the Company closed a financing agreement whereby the Company borrowed an aggregate principal amount of $247,500 with a 10% original note discount. The note has an interest rate of 10%, and is convertible at the option of the lender into shares of the Company’s common stock at the lesser of (i) a 40% discount to the lowest closing bid price in the 20 trading days prior to conversion or (ii) $3.75. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. The first tranche was funded on June 18, 2014 with a principal amount of $55,000 and net proceeds of $50,000, with a maturity date of June 17, 2016, pursuant to the convertible note. In connection with the issuance of the note, the Company recorded a debt discount of $50,000 related to the derivative liability which was fully amortized as of June 30, 2015. As of June 30, 2015, the outstanding principal and interest of the note was fully converted into 488,518 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $59,623 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note. The second tranche was funded on September 19, 2014, with a principal amount of $55,000 and net proceeds of $50,000, with a maturity date of September 19, 2015, pursuant to a convertible note. In connection with the issuance of the notes, the Company recorded a debt discount of $50,000 related to the derivative liability which was fully amortized as of June 30, 2015. As of June 30, 2015, the outstanding principal and interest on the notes was fully converted into 139,619 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $59,623 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note. The third tranche was funded on December 22, 2014, with a principal amount of $55,000 and net proceeds of $50,000, with a maturity date of December 22, 2015, pursuant to a convertible note. The Company recorded a debt discount of $50,000 related to the derivative liability which was fully amortized as of September 30, 2015. As of September 30, 2015, the outstanding principal and interest of the note was fully converted into 117,147 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $62,118 was recorded when the note was entered into. The derivative liability was re-measured at each balance sheet date and was reclassified to equity upon conversion of the note. The fourth tranche was funded on January 13, 2016, with a principal amount of $82,500 and net proceeds of $75,000, with a maturity date of January 13, 2018, pursuant to a convertible note. In connection with the issuance of the note, the Company recorded a debt discount of $75,000, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $17,000 for the six months ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on the note was $86,320. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $122,263 was recorded when the note was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for note at June 30, 2016 was $111,450.

On October 27, 2014, the Company borrowed $161,000 with a maturity date of October 27, 2015, pursuant to a financing agreement. Under the agreement the Company received $150,000, which was net of an original issue discount of $11,000. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 40% discount to the price of common shares in the 10 days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In conjunction with the Note, the Company granted the lender a warrant for 20,000 common shares at a strike price of $4.0. The warrant has a life of three years and its relative fair value of $33,404 has been recorded as a debt discount and additional paid in capital as of June 30, 2015. In connection with the issuance of the note, the Company computed a premium of $107,333 as the note is considered stock settled debt under ASC 480. On April 6, 2015, Dominion Capital LLC entered into a purchase and assignment of the note (see paragraph below), and the Company and Dominion amended the note, with the total amount of $166,681, with terms and conditions identical to Purchaser’s notes pursuant to the $4 Million Financing Agreement. Pursuant to the amendment the maturity date was extended to October 24, 2015. Additionally, on April 6, 2015, the Company and Purchaser entered into an $88,319 Senior Convertible, Redeemable Debenture of the Company, which was issued without proceeds as consideration for the Purchaser’s expenses in conjunction with the purchase and assignment with the Lender, including legal and transaction fees. This amount was recorded as a loss on debt extinguishment. As of June 30, 2015, the Company no longer has any outstanding debt owed to the Lender. The total recorded premium was accreted and charged to interest expense upon the assignment of the convertible note.

On April 6, 2015, the Company issued a new note for $166,681 convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $0.77) or a 37.5% discount to the price of our common stock price at the time of conversion. In conjunction with the purchase and assignment, the Company and Purchaser entered into a new note with a principal value of $88,319 as compensation for Purchaser’s costs related to the purchase and assignment. This $88,319 was expensed as a loss on debt extinguishment. In connection with the issuance of the notes, the Company recorded a debt discount of $255,000 related to the embedded conversion option derivative liability which has been fully amortized as of December 31, 2015. As of the quarter ended June 30, 2016, the outstanding principal and interest of the note was fully converted into 636,490 shares of common stock. As of June 30, 2016, the note has no outstanding balance. As the note conversions includes a “lesser of” pricing provision, a derivative liability of $305,904 was recorded when these notes were entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the notes. The recorded derivative liability balance was reclassified to equity upon conversion of the note and has zero balance as of June 30, 2016.

F-56

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

On March 9, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $270,400 (the “Notes”), with the first note being in the amount of $135,200 (“Note I”) and the second note being in the amount of $135,200 (“Note II”) with a maturity date of March 9, 2017. Pursuant to Note I, the Company received $125,000 of proceeds, net of original issue discount of $5,200 and legal fees of $5,000. Note II was initially paid for by the issuance of an offsetting $130,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 12%; and may be at any time after 180 days of the date of closing converted into shares of Company common stock convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $1.40) or a 37.5% discount to the price of our common stock price at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of Note I, the Company recorded a debt discount of $125,000, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $37,000 for the six months ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on Note I was $140,223. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $178,453 was recorded when Note I was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Note I at June 30, 2016 was $148,233.

On March 16, 2016, the Company borrowed $53,000 with a maturity date of on December 18, 2016, pursuant to a financing agreement. Under the agreement the Company received $50,000 of proceeds, net of $3,000 legal fees. The note bears interest at 8% per annum and is convertible at the option of the lender into shares of the Company’s common stock at a 35% discount to the price of common shares in the ten days prior to conversion. The note might be accelerated if an event of default occurs under the terms of the note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. In connection with the issuance of the note, the Company recorded a premium of $28,538 as the note is considered stock settled debt under ASC 480, which was fully accreted as of quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on the note was $54,174.

On April 1, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $270,400 (the “Notes”), with the first note being in the amount of $135,200 (“Note I”) and the second note being in the amount of $135,200 (“Note II”).Note I was funded on April 1, 2016, with a maturity date of April 1, 2017, pursuant to Note I, the Company received $125,000 of net proceeds, net of original issue discount of $5,200 and legal fees of $5,000. Note II was initially paid for by the issuance of an offsetting $130,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 12%; and may be at any time after 180 days of the date of closing converted into shares of Company common stock convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $1.40) or a 37.5% discount to the price of our common stock price at the time of conversion. In connection with the issuance of Note I, the Company recorded a debt discount of $125,000, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $31,000 for the quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on Note I was $139,200. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $174,903 was recorded when Note I was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Note I at June 30, 2016 was $150,554.

On April 12, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of a Convertible Redeemable Note in the aggregate principal amount of $58,000, with a maturity date of April 7, 2017, pursuant to note, the Company will receive $50,000 of net proceeds, net of original issue discount and legal fees. The note bears an interest rate of 5%; and is convertible at variable conversion price at a 37% discount to the common shares price on the date of the note or at a 47% discount if the lowest trading price equal to or is lower than $0.25, as described in the note. The note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In connection with the issuance of note, the Company recorded a debt discount of $50,000, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $11,000 for the quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on note was $58,628. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $73,505 was recorded when the note was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Note I at June 30, 2016 was $63,417.

F-57

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

On April 18, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $143,000 (the “Notes”), with the first note being in the amount of $71,500 (“Note I”) and the second note being in the amount of $71,500 (“Note II”).Note I was funded on April 18, 2016, with a maturity date of April 18, 2017, pursuant to Note I, the Company received $55,000 of net proceeds, net of original issue discount of $6,500 and legal fees of $10,000. Note II was initially paid for by the issuance of an offsetting $65,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 10%; and maybe converted into shares of Company common stock, convertible at variable conversion price at a 38% discount of the average of the three lowest closing bid price of the common stock for the 20 trading days prior to conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of the note, the Company recorded a premium of $42,900 as the note is considered stock settled debt under ASC 480, which was fully accreted as of quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on the note was $73,288.

On April 18, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $126,000 (the “Notes”), with the first note being in the amount of $63,000 (“Note I”) and the second note being in the amount of $63,000 (“Note II”).Note I was funded on April 20, 2016, with a maturity date of April 19, 2017, pursuant to Note I, the Company received $57,000 of net proceeds, net of original issue discount of $3,000 and legal fees of $3,000. Note II was initially paid for by the issuance of an offsetting $60,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 10%; and maybe converted into shares of Company common stock, convertible at variable conversion price at a 35% discount of the lowest closing bid price of the common stock for the 15 trading days prior to conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of the note, the Company recorded a premium of $33,923 as the note is considered stock settled debt under ASC 480, which was fully accreted as of quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on the note was $64,575.

On April 28, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $437,500 (the “Notes”), with the first note being in the amount of $218,750 (“Note I”) and the second note being in the amount of $218,750 (“Note II”).Note I was funded on April 28, 2016, with a maturity date of April 27, 2017, pursuant to Note I, the Company received $190,000 of net proceeds, net of original issue discount of $8,750 and legal fees of $20,000. Note II was initially paid for by the issuance of an offsetting $210,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 12%; and may be at any time after 180 days of the date of closing converted into shares of Company common stock convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $1.40) or a 37.5% discount to the price of our common stock price at the time of conversion. In connection with the issuance of Note I, the Company recorded a debt discount of $190,000, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $33,000 for the quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on Note I was $223,281. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $276,783 was recorded when Note I was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Note I at June 30, 2016 was $247,455.

On May 4, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $126,000 (the “Notes”), with the first note being in the amount of $63,000 (“Note I”) and the second note being in the amount of $63,000 (“Note II”).Note I was funded on May 4, 2016, with a maturity date of May 4, 2017, pursuant to Note I, the Company received $57,000 of net proceeds, net of original issue discount of $3,000 and legal fees of $3,000. Note II was initially paid for by the issuance of an offsetting $60,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 10%; and maybe converted into shares of Company common stock, convertible at variable conversion price at a 37.5% discount of the lowest closing bid price of the common stock for the 15 trading days prior to conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of the note, the Company recorded a premium of $37,800 as the note is considered stock settled debt under ASC 480 which was fully accreted as of quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on the note was $64,050.

F-58

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

On May 17, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of a Convertible Redeemable Notes with the principal amount of $55,000 (the “Note”). The Note was funded on May 19, 2016, with a maturity date of May 17, 2017, pursuant to Note, the Company received $49,500 of net proceeds, net of $5,500 legal fees. The Note bear an interest rate of 10%; and maybe converted into shares of Company common stock, convertible at variable conversion price at a 35% discount of the lowest closing bid price of the common stock for the 20 trading days prior to conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of the note, the Company recorded a premium of $29,615 as the note is considered stock settled debt under ASC 480, which was fully accreted as of quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on the note was $55,917.

On June 3, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $624,000 (the “Notes”), with the first note being in the amount of $312,000 (“Note I”) and the second note being in the amount of $312,000 (“Note II”). Note I was funded on June 3, 2016, with a maturity date of June 2, 2017, pursuant to Note I, the Company received $285,000 of net proceeds, net of original issue discount of $12,000 and legal fees of $15,000. Note II was initially paid for by the issuance of an offsetting $300,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 12%; and may be at any time after 180 days of the date of closing converted into shares of Company common stock convertible at the lesser of a 35% discount to the common stock price on the date of the note (which was $1.10) or a 35% discount to the price of our common stock price at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of Note I, the Company recorded a debt discount of $285,000, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $21,000 for the quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on Note I was $314,770. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $374,144 was recorded when Note I was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Note I at June 30, 2016 was $342,194.

On June 22, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $143,000 (the “Notes”), with the first note being in the amount of $71,500 (“Note I”) and the second note being in the amount of $71,500 (“Note II”). Note I was funded on June 22, 2016, with a maturity date of June 17, 2017, pursuant to Note I, the Company received $57,000 of net proceeds, net of original issue discount of $6,500 and legal fees of $8,000. Note II was initially paid for by the issuance of an offsetting $65,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 10%; and is convertible into shares of Company common stock at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $1.10) or a 37.5% discount to the price of our common stock price at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of Note I, the Company recorded a debt discount of $57,000, related to the embedded conversion option derivative liability. The amortization expense related to that discount recorded was approximately $1,200 for the quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest on Note I was $71,657. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $72,607 was recorded when Note I was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note, the derivative liability balance for Note I at June 30, 2016 was $66,269.

Other Financings

On July 9, 2012, the Company issued a Secured Promissory Note (the “H&K Note”) in the principal amount of $849,510 to Holland & Knight LLP (“Holland & Knight”), its external legal counsel, in support of amounts due and owing to Holland & Knight as of June 30, 2012. The H&K Note is non-interest bearing, and principal on the H&K Note is due and payable as soon as practicably possible by the Company. The Company has agreed to remit payment against the H&K Note immediately upon each occurrence of any of the following events: (a) completion of an acquisition or disposition of any of the Company’s assets or stock or any of the Company’s subsidiaries’ assets or stock with gross proceeds in excess of $750,000, (b) completion of any financing with gross proceeds in excess of $1,500,000, (c) receipt of any revenue in excess of $750,000 from the licensing or development of any of the Company’s or the Company’s subsidiaries’ products, or (d) any liquidation or reorganization of the Company’s assets or liabilities. The amount of payment to be remitted by the Company shall equal one-third of the gross proceeds received by the Company upon each occurrence of any of the above events, until the principal is repaid in full. If the Company receives $3,000,000 in gross proceeds in any one financing or licensing arrangement, the entire principal balance shall be paid in full. The H&K Note was secured by substantially all of the Company’s assets pursuant to a security agreement between the Company and Holland & Knight dated July 9, 2012. In conjunction with the TCA Purchase Agreement and the Boeing License Agreement (defined below), Holland & Knight agreed to terminate its security interest. As of June 30, 2016, the Company had repaid $547,743 of the H&K Note and the outstanding balance was $301,769 which is included in notes payable on the consolidated balance sheet.

F-59

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

On November 1, 2015, the Company issued a convertible note (the “Note”) to a consultant, in the principal amount of $62,500 with maturity date of November 1, 2017 and bears an interest of 10% per annum, pursuant to a consulting agreement. In connection with the issuance of Note, the Company recorded a debt discount of $62,500, related to the embedded conversion option derivative liability. During the six months ended June 30, 2016, the outstanding principal and interest on Note was converted into 309,541 shares of common stock. As the note conversion includes a “lesser of” pricing provision, a derivative liability of $76,987 was recorded when the Note was entered into. The derivative liability is re-measured at each balance sheet date and reclassified to equity on a pro-rata basis upon conversion of the note. As of June 30, 2016, the note has no outstanding balance and the derivative liability recorded was reclassified to equity upon conversion.

On March 16, 2016, the Company entered into a factoring agreement with a lender for $105,000 to fund working capital. The Company also paid $3,150 of origination fees. The agreement requires daily repayments of $862 for an eight-month term, with the total amount repaid of $144,900. As of June 30, 2016, the Company has repaid a total amount of $68,827 of the outstanding balance of this and the following note. On June 7, 2016, the Company entered into a second factoring agreement with a lender for $51,000 to fund working capital. The Company also paid $1,020 of origination fees. The agreement requires daily repayments of $419 for an eight-month term, with the total amount to be repaid $70,380.

On May 2, 2016 PositiveID Corporation (the “Company”), through its wholly owned subsidiary, E-N-G Mobile Systems, Inc. (“ENG”) entered into a revolving line of credit (the “Line”) with California Bank of Commerce (“CBC”). The terms of the Line allow ENG to borrow against its accounts receivable and inventory to manage its project based working capital requirements. The $350,000 Line has a maturity date of May 5, 2017 and borrowings under the Line bear interest at the Wall Street Journal Prime Rate plus 1.5% (currently 5.0%). The Company has provided a guaranty of the Line to CBC. The Line also contains certain representations, warranties, covenants and events of default, including the requirement to maintain specified financial ratios. ENG currently meets all such ratios. Breaches of any of these terms could limit ENG’s ability to borrow under the Line and result in increases in the interest rate under the Line. There was no amount outstanding as of June 30, 2016 and $40,000 was drawn subsequent to the quarter ended June 30, 2016.

During the quarter ended June 30, 2016, the Company issued two separate convertible notes (the “Notes”) to a consultant, each note in the principal amount of $20,000 for an aggregate principal amount of $40,000 with maturity dates between April 27, 2017 and May 27, 2017, pursuant to a consulting agreement. The Notes bear interest at 8% per annum and are convertible at a 37.5% discount to lowest closing bid price in the 15 trading days prior to conversion. In connection with the issuance of the Notes, the Company recorded a total premium of $24,000 as the notes are considered stock settled debt under ASC 480, which was fully accreted as of quarter ended June 30, 2016. As of June 30, 2016, the outstanding principal and interest of the Notes was $40,400.

Embedded Conversion Option Derivatives

Due to the conversion terms of certain promissory notes, the embedded conversion options met the criteria to be bifurcated and presented as derivative liabilities. The Company calculated the estimated fair values of the liabilities for embedded conversion option derivative instruments at the original note inception dates and as of June 30, 2016 using the Black-Scholes option pricing model using the share prices of the Company’s stock on the dates of valuation and using the following ranges for volatility, expected term and the risk free interest rate at each respective valuation date, no dividend has been assumed for any of the periods:

	Note Inception Date	June 30, 2016
Volatility	188 - 374%	186%
Expected Term	0.4 – 2.0 years	0.01 – 1.5 years
Risk Free Interest Rate	0.12 - 2%	0.45%

F-60

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

The following reflects the initial fair value on the note inception dates and changes in fair value through June 30, 2016:

Embedded conversion option liability fair value as of December 31, 2015	$7,786
Note inception date fair value allocated to debt discount	1,587
Note inception date fair value allocated to other expense	772
Reclassification of derivative liability to equity upon debt conversion	(1,876)
Change in fair value during six months ended June 30, 2016	(1,119)
Embedded conversion option liability fair value as of June 30, 2016	$7,150

Fair Value Measurements

We currently measure and report at fair value the liability for embedded conversion option derivatives. The fair value liabilities for price adjustable convertible debt instruments have been recorded as determined utilizing the BSM option pricing model as previously discussed. The following tables summarize our financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2016:

	Balance at June 30, 2016	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Liabilities:
Fair value of liability for embedded conversion option derivative instruments	$7,150	$-	$-	$7,150

5. Stockholder’s Deficit

On August 26, 2011, the Company’s stockholders approved and adopted the PositiveID Corporation 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares, SARs and other stock-based awards to employees and consultants. Under the 2011 Plan, up to 1 million shares of common stock may be granted pursuant to awards.

On June 27, 2016, the Company’s Board of Directors approved a reverse stock split in the ratio of 1-for-50 and the Company filed the Eighth Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to affect the reverse stock split. The reverse split only affected outstanding common stock and the number of authorized shares was not adjusted. On July 5, 2016, the reverse stock split became effective. All share amounts in our historical financial statements have been adjusted to reflect the 1-for-50 reverse stock split (see Note 10).

A summary of option activity under the Company’s stock incentive plans as of June 30, 2016, and changes during the six months ended is presented below (in thousands, except per share amounts):

	Number of Options	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2015	492	$8.50
Granted	928	$1.22
Exercised	—	$—
Forfeited	—	$—
Outstanding at June 30, 2016	1,420	$3.48
Exercisable at June 30, 2016	111	$33.03

F-61

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

The Black-Scholes model, which the Company uses to determine compensation expense, requires the Company to make several key judgments including:

●	the value of the Company’s common stock;

●	the expected life of issued stock options;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yield to be realized over the life of the stock option; and

●	the risk-free interest rate over the expected life of the stock options.

The Company’s computation of the expected life of issued stock options was determined based on historical experience of similar awards giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations about employees’ future length of service. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock.

All restricted stock outstanding under the Company’s stock incentive plans vested in 2015 and there are no restricted stock outstanding under the Company’s stock incentive plans as of June 30, 2016.

Additionally, the Company has 44,649 unvested restricted shares outstanding, not issued under stock incentive plans, which have been issued to employees, directors, and consultants. These restricted shares vest on January 1, 2018.

During the quarter ended March 31, 2016, 1,316 vested shares of the Company’s common stock was returned by a former affiliate.

The Company issued 228,700 shares, with a grant date fair value of approximately $107,000, to consultants for services rendered during the six months ended June 30, 2016.

During the six months ended June 30, 2016, 7.9 million shares were issued in connection with conversion of convertible promissory notes (see Note 4).

During the six months ended June 30, 2016, 928,000 options have been granted outside of the Company’s plans of which 800,000 options were issued to executive management (see Note 8), 16,000 options to an employee and 112,000 million options to consultants, pursuant to the agreements. These options have vesting periods between 0 to 4 years and a total grant date fair value of $848,929 of which $28,709 were immediately expensed and the remaining will be expense over the vesting period of the options.

As of June 30, 2016, 294,028 warrants to purchase the Company’s common stock have been granted outside of the Company’s plans, which remain outstanding as of June 30, 2016. These warrants were granted at exercise prices ranging from $0.75 to $37.5 per share, 238,028 warrants are fully vested and 56,000 warrants will vest upon completion of services. These warrants exercisable for a period from five to seven years. Included in the 294,028 outstanding warrants are 23,000 warrants with a grant date fair value of $21,175, issued as compensation for professional services during the six months ended June 30, 2016.

The Company recorded an expense related to stock options, restricted stock issued, and issuance of Series I Preferred to employees and advisors of approximately $0.4 million and $0.2 million for the three months ended June 30, 2016 and 2015, respectively and approximately $0.2 million and $1.2 million for the six months ended June 30, 2016 and 2015, respectively.

As of June 30, 2016, the Company had approximately $0.7 million of unamortized compensation related to stock option and restricted share grants. This compensation are being amortized as an operating expense over the remainder of 2016 through 2019.

F-62

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

As of June 30, 2016, 0.3 million options were issued under the Thermomedics 2015 plan to employees and consultant. These options had a grant date fair value of $109,600 and will be expensed over the 1 year vesting period of the options.

Series I Preferred Stock

As of June 30, 2016 and December 31, 2015, the Company had 2,500 shares of Series I Preferred Stock authorized and 2,025 issued and outstanding. There were no issuances of Series I Preferred Stock during the six months ended June 30, 2016. The Series I Preferred Stock is mandatorily redeemable and has a stated value per share of $1,000, a dividend rate of 6% per annum, voting rights on an as-converted basis and a conversion price equal to the closing bid price of the Company’s common stock on the date of issuance. The Series I Preferred Stock is required to be redeemed (at stated value, plus any accrued dividends) by the Company after three years or any time after one year, the Company may at its option, redeem the shares subject to a 10-day notice (to allow holder conversion). The Series I Preferred Stock is convertible into the Company’s common stock, at stated value plus accrued dividends, at the closing bid price on the day issued, any time at the option of the holder and by the Company in the event that the Company’s closing stock price exceeds 400% of the conversion price for 20 consecutive trading days. The Company has classified the Series I Preferred Stock as a liability in the unaudited condensed consolidated balance sheet due to the mandatory redemption feature. The Series I Preferred Stock has voting rights equal to the number of shares of Common Stock that Series I Preferred Stock is convertible into, times twenty-five. The holders of Series I Preferred Stock, which are held entirely by the Board of Directors and management of the Company has voting control in situations requiring shareholder vote. On August 11, 2016 the Company entered into exchange agreements with all of the Series I holders exchanging Series II Preferred shares with an identical face value (See Note 10).

6. Taxes

The Company had an effective tax rate of nil for the three and six months ended June 30, 2016 and 2015. The Company incurred losses before taxes for the three and six months ended June 30, 2016 and 2015. However, it has not recorded a tax benefit for the resulting net operating loss carryforwards, as the Company has determined that a full valuation allowance against its net deferred tax assets was appropriate based primarily on its historical operating results.

In July 2008, the Company completed the sale of all of the outstanding capital stock of Xmark to Stanley. In January 2010, Stanley received a notice from the Canadian Revenue Agency (“CRA”) that the CRA would be performing a review of Xmark’s Canadian tax returns for the periods 2005 through 2008. This review covers all periods that the Company owned Xmark. The review performed by CRA resulted in an assessment of approximately $1.4 million, in 2011.

On January 20, 2012, the Company received an indemnification claim notice from Stanley related to the matter. The Company did not agree with the position taken by the CRA, and filed a formal appeal related to the matter on March 8, 2012. In addition, on March 28, 2012, Stanley received assessments for withholding taxes on deemed dividend payments in respect of the disallowed management fee totaling approximately $0.2 million, for which we filed a formal appeal on June 7, 2012. In October 2012, the Company submitted a Competent Authority filing to the U.S. IRS seeking relief in the matter. In connection with the filing of the appeals, Stanley was required to remit an upfront payment of a portion of the tax reassessment totaling approximately $950,000. The Company has also filed a formal appeal related to the withholding tax assessments, pursuant to which Stanley was required to remit an additional upfront payment of approximately $220,000. Pursuant to a letter agreement dated March 7, 2012, the Company has agreed to repay Stanley for the upfront payments, plus interest at the rate of five percent per annum. To the extent that the Company and Stanley reach a successful resolution of the matter, or any part of the matter, through the appeals process, the upfront payment (or a portion thereof) will be returned to Stanley or the Company as applicable. As of June 30, 2016, the Company had made payments to Stanley of $665,777 and Stanley had received refund from the CRA of 129,520. Based on management’s estimate, including reconciling to Stanley’s accounts, the Company has a recorded tax contingency liability of $143,000 in the accompanying unaudited condensed consolidated financial statements as of June 30, 2016.

7. Commitments and Contingencies

Lease Commitments

The Company leases certain office space under non-cancelable operating leases, including the Company’s corporate offices in Delray Beach, Florida under a lease scheduled to expire in October 18, 2018, lab and office space in Pleasanton, California a lease scheduled to expire in September 30, 2018 and office and manufacturing space in Concord, California which is currently on a month-to-month commitment. Rent expense under operating leases totaled approximately $121,000 and $45,000 for the six months ended June 30, 2016 and 2015, respectively.

F-63

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

Exergen Litigation

On October 10, 2012, Thermomedics and its former parent company, Sanomedics (together “Sano”), received a cease and desist demand letter from Exergen Corporation (“Exergen”), claiming that Sano infringed on certain Exergen patents relating to Sano’s non-contact thermometers. On May 21, 2013, Exergen filed a complaint in the U.S. District Court of the District of Massachusetts against Sano. On September 3, 2013, Sano filed its answer to Exergen’s complaint and asserted counterclaims and affirmative defenses for non-infringement and invalidity of certain patents. On March 26, 2015, Exergen and Sano filed a partial dismissal that removes Sano’s previous product, the Talking Non-Contact Thermometer, from the lawsuit. On September 15, 2015, the United States District Court – District of Massachusetts, entered an order granting Sano’s motion for summary judgment, ruling that the patent claims made by Exergen against Sano were invalid. On June 22, 2016, the U.S. Court of Appeals affirmed the United States District Court – District of Massachusetts’ summary judgment decision in favor of Thermomedics that the patent claims asserted against Thermomedics by Exergen are invalid. The Company has assumed responsibility to defend these claims and will continue to vigorously defend its rights to market and sell the Caregiver® thermometer. Management believes the Company will be successful in its defense.

Other Legal Proceedings

The Company is a party to certain legal actions, as either plaintiff or defendant, arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company’s business, financial condition or results of operations. However, litigation is inherently unpredictable, and the costs and other effects of pending or future litigation, governmental investigations, legal and administrative cases and proceedings, whether civil or criminal, settlements, judgments and investigations, claims or charges in any such matters, and developments or assertions by or against the Company relating to the Company or to the Company’s intellectual property rights and intellectual property licenses could have a material adverse effect on the Company’s business, financial condition and operating results.

Distributor and Supplier Agreements

Under certain agreements the Company may be subject to penalties if they are unable to supply products under its obligations. Since inception, the Company has never incurred any such penalties.

8. Employment Contracts and Stock Compensation to Related Parties

On April 8, 2016, the Company entered into employment contracts with both Mr. Caragol, the Company’s CEO, and Mr. Probst, the Company’s President, effective January 1, 2016. The terms of Mr. Caragol’s employment contract include a three-year term and a salary of $275,000, with $75,000 of that salary deferred until such time as the Company’s working capital is sufficient to fund such payments. Mr Caragol’s salary will automatically adjust to $350,000 at the time that PositiveID’s common stock is listed on a national exchange. Mr. Caragol is eligible for annual bonuses and was granted 500,000 stock options (see Note 6), which vest; (i) 170,000 on January 1, 2017; (ii) 165,000 on January 1, 2018; and (iii) 165,000 on January 1, 2019. These options will expire on January 1, 2021. The terms of Mr. Probst’s employment contract include a three-year term and a salary of $200,000. Mr Probst’s salary will automatically adjust to $250,000 at the time that PositiveID’s common stock is listed on a national exchange. Mr. Probst is eligible for annual bonuses and was granted 300,000 stock options (see Note 6), which vest; (i) 102,000 on January 1, 2017; (ii) 99,000 on January 1, 2018; and (iii) 99,000 on January 1, 2019. These options will expire on January 1, 2021.

If either Mr. Caragol or Mr. Probst’s employment is terminated prior to the expiration of the term of his employment agreement, certain significant payments become due. The amount of such payments depends on the nature of the termination. In addition, the employment agreement contains a change of control provision that provides for the payment of 2.0 times and 2.95 times in the case of Mr. Probst and Mr. Caragol, respectively of the then current base salary and the same multipliers of the highest bonus paid to the executive during the three calendar years immediately prior to the change of control. Any outstanding stock options or restricted shares held by the executive as of the date of his termination or a change of control become vested and exercisable as of such date, and remain exercisable during the remaining life of the option. The employment agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through two years from the date the employment agreement is terminated.

F-64

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

9. Segments

The Company operates in three business segments: Molecular Diagnostics, Medical Devices, and Mobile Labs.

Molecular Diagnostics

The Company develops molecular diagnostic systems for rapid medical testing and bio-threat detection. The Company’s fully automated pathogen detection systems and assays are designed to detect a range of biological threats. The Company’s M-BAND (Microfluidic Bio-agent Autonomous Networked Detector) system is an airborne bio-threat detection system developed for the homeland defense industry to detect biological weapons of mass destruction. The Company is developing Firefly Dx, an automated pathogen detection system for rapid diagnostics, both for clinical and point-of-need applications.

Medical Devices

Through its contractual control of Thermomedics, Inc., the Company markets and sells the Caregiver® product. Caregiver is an FDA-cleared for clinical use, infrared thermometer that measures forehead temperature in adults, children and infants, without contact. Caregiver is the world’s first clinically validated, non-contact thermometer for the healthcare providers market, which includes hospitals, physicians’ offices, medical clinics, nursing homes and other long-term care institutions, and acute care hospitals. Our Caregiver thermometer with TouchFree™ technology is less likely to transmit infectious disease than devices that require even minimal contact. It therefore saves medical facilities the cost of probe covers ($0.05 to $0.10 per temperature reading), storage space and disposal costs.

Mobile Labs

Our subsidiary, E-N-G Mobile Systems, is a leader in the specialty technology vehicle market, with a focus on mobile laboratories, command and communications applications, and mobile cellular systems. ENG builds mobile laboratories specifically designed for chemical and biological detection, monitoring and analysis. ENG also provides specialty vehicle manufacturing for TV news vans and trucks, emergency response trailers, mobile command centers, infrared inspection, and other special purpose vehicles.

During 2015, the Company operated in a single segment. The following is the selected segment data as of and for the three and six months ended June 30, 2016:

Three months ended June 30, 2016	Mobile Labs	Medical Devices	Molecular Diagnostics	Corporate	Total
Revenue	$1,768	$80	$—	$—	$1,848
Operating income (loss)	$132	$(149)	$(293)	$(942)	$(1,252)
Depreciation and amortization	$(20)	$(27)	$(43)	$—	$(90)
Interest and other income (expense)	$—	$(1)	$7	$(663)	$(657)
Net loss	$130	$(149)	$(281)	$(1,609)	$(1,909)
Goodwill	$199	$108	$510	$—	$817
Segmented assets	$1,491	$634	$605	$126	$2,856
Expenditures for property and equipment	$(11)	$—	$—	$—	$(11)

Six months ended June 30, 2016	Mobile Labs	Medical Devices	Molecular Diagnostics	Corporate	Total
Revenue	$3,312	$200	$—	$—	$3,512
Operating income (loss)	$115	$(275)	$(546)	$(1,938)	$(2,644)
Depreciation and amortization	$(39)	$(55)	$(106)	$—	$(200)
Interest and other income (expense)	$—	$(1)	$13	$(3,203)	$(3,191)
Net loss	$113	$(274)	$(568)	$(5,106)	$(5,835)
Goodwill	$199	$108	$510	$—	$817
Segmented assets	$1,491	$634	$605	$126	$2,856
Expenditures for property and equipment	$(11)	$—	$—	$—	$(11)

F-65

POSITIVEID CORPORATION

Notes to the Condensed Consolidated Financial Statements

June 30, 2016

(Unaudited)

10. Subsequent Events

On July 5, 2016, an amendment to the Amended and Restated Certificate of Incorporation of PositiveID Corporation, as amended, became effective and the Company effected a 1-for-50 reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock (the “Common Stock”). As a result of the Reverse Stock Split, each 50 shares of the Company’s issued and outstanding Common Stock automatically, and without any action on the part of the respective holders, became one (1) issued and outstanding share of Common Stock. No scrip or fractional share certificates were issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares because they hold a number of shares of the Company’s common stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the effective date of the Reverse Stock Split (see Note 1 and Note 5). All share and per share data in the accompanying consolidated financial statements and footnotes have been restrospectively restated for the effects of this reverse stock split.

On July 5, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $416,000 (the “Notes”), with the first note being in the amount of $208,000 (“Note I”) and the second note being in the amount of $208,000 (“Note II”) with a maturity date of July 30, 2017. Pursuant to Note I, the Company received $190,000 of proceeds, net of original issue discount of $8,000 and legal fees of $10,000. Note II was initially paid for by the issuance of an offsetting $200,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 12%; and may be at any time after 180 days of the date of closing converted into shares of Company common stock convertible at the lesser of a 37.5% discount to the common stock price on the date of the note (which was $1.10) or a 37.5% discount to the price of our common stock price at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of Note I, the Company recorded will record a debt discount, related to the embedded conversion option derivative liability. As the note conversion includes a “lesser of” pricing provision, a derivative liability will also be recorded.

On July 6, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $132,300 (the “Notes”), with the first note being in the amount of $66,150 (“Note I”) and the second note being in the amount of $66,150 (“Note II”) with a maturity date of July 7, 2017. Pursuant to Note I, the Company received $60,000 of net proceeds, net of original issue discount of $3,150 and legal fees of $3,000. Note II was initially paid for by the issuance of an offsetting $63,000 secured note issued by the Lender to the Company (“Secured Note”). The Notes bear an interest rate of 10%; and maybe converted into shares of Company common stock, convertible at variable conversion price at a 35% discount of the lowest closing bid price of the common stock for the 15 trading days prior to conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In connection with the issuance of the note, the Company will record a premium as the note is considered stock settled debt under ASC 480.

On July 25, 2016, the Board of Directors (“Board”) of PositiveID authorized a Certificate of Designations of Preferences, Rights and Limitations of Series II Convertible Preferred Stock (the “Certificate”). The Certificate was filed with the State of Delaware Secretary of State on July 25, 2016. The Series II Convertible Preferred Stock (“Series II”) ranks: (a) senior with respect to dividends and right of liquidation with the Common Stock, par value $0.01 (“Common Stock”); (b) pari passu with respect to dividends and right of liquidation with the Corporation’s Series I Convertible Preferred Stock (“Series I”) and Series J Convertible Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. The Series II has a stated value per share of $1,000, subject to adjustment as provided in the Certificate (the “Stated Value”), and a dividend rate of 6% per annum of the Stated Value. The Series II Preferred Stock has voting rights equal to the number of shares of Common stock that Series II Preferred Stock is convertible into times twenty five. The Series II is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series II, subject to a ten-day notice (to allow holder conversion). The Series II is convertible at the option of a holder or if the closing price of the Common Stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the Common Stock equal to 100% of the lowest daily volume weighted average price of the Common Stock during the subsequent 12 months following the date the Series II was issued. On August 11, 2016, the Board of PositiveID agreed to exchange 2,025 shares of its Series I, which shares have a stated value of $2,261,800, held by its directors, officers and management, for 2,262 shares of Series II (the “Exchange”). Pursuant to the Exchange each existing holder of Series I exchanged their Series I shares for Series II shares having equivalent stated value, maintaining the same voting rights as they had as holders of the Series I.  Both the Series I and the Series II have a stated value per share of $1,000, and a dividend rate of 6% per annum. All shares of Series I previously issued have become null and void and any and all rights arising thereunder have been extinguished.  The Series II will vest on January 1, 2019, subject to acceleration in the event of conversion or redemption.

On August 1, 2016, the Company closed a Securities Purchase Agreement (“SPA”) with a lender, providing for the purchase of a Convertible Redeemable Note with a principal amount of $52,500 (the “Note”) and maturity date of April 29, 2017, pursuant to Note, the Company received $50,000 of net proceeds, net of original issue discount of $2,500. The Note bears an interest rate of 10%; and maybe converted into shares of Company common stock, convertible at variable conversion price at a 37.5% discount of the three lowest closing bid price of the common stock for the 20 trading days prior to conversion. The Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In connection with the issuance of the note, the Company will record a premium as the note is considered stock settled debt under ASC 480.

The Company, subsequent to the quarter ended June 30, 2016, issued approximately 7,084,000 shares of common stock for the conversion of notes with a principal and interest value of approximately $549,000.

The Company, subsequent to the quarter ended June 30, 2016, issued 100,000 shares of common stock which vest on January 1, 2017 and with grant date fair value of approximately $11,500, to consultants. The value will be amortized over the service periods.

F-66

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$33
Transfer Agent Fees	$2,000
Accounting fees and expenses	$5,000
Legal fees and expense	$10,000
Miscellaneous	$1,000
Total	$18,033

All amounts are estimates other than the SEC’s registration fee. The Company is paying all of the registration expenses incurred in connection with the registration of the shares except for accounting fees and expenses. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

66

Notwithstanding the instances outlined above where a corporation may indemnify its current and former directors and officers, a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. Correspondingly, we have purchased and maintain insurance on behalf of our directors and officers against any liability asserted against such directors and officers in their capacities as such.

Our certificate of incorporation and by-laws provide that we shall indemnify, to the full extent permitted by law, any of our current or former directors or officers and that we may indemnify, to the full extent permitted by law, any of our current or former employees or agents against all expense, liability and loss incurred as a result of such service, or as a result of any other service on our behalf, or service at our request as a director, officer, employee member or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 15. Recent Sales of Unregistered Securities.

1)	On October 1, 2013, we issued 800,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

2)	On October 16, 2013, we issued 900,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

3)	On October 17, 2013, we issued 50,000 shares of our common stock to Eran Gazit in connection with a consulting agreement.

4)	On October 29, 2013, we issued 1,000,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

5)	On November 7, 2013, we issued 1,104,236 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

6)	On December 11, 2013, we issued 1,200,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

7)	On December 18, 2013, we issued 500,000 shares of our common stock to American Capital Ventures in connection with a consulting agreement.

8)	On December 19, 2013, we issued 1,400,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

9)	On December 31, 2013, we issued an aggregate of 1,500,000 shares of our common stock to our board of directors.

10)	On December 31, 2013, we issued 75 shares of Series I Preferred Stock to the non-executive members of the board of directors as a component of director’s compensation for 2014

We made the foregoing stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended March 31, 2014, we issued shares of our common stock that were not registered under the Securities Act, and were not previously disclosed in a Current Report on Form 8-K as follows:

1)	On January 10, 2014, we issued 1,418,440 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

2)	On January 10, 2014, we issued 150 shares of Series F Preferred Stock to Ironridge as a fee pursuant to the Stock Purchase Agreement dated August 26, 2013.

3)	On January 13, 2014, we issued 725,734 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

67

4)	On January 14, 2014, we issued 2,127,660 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

5)	On January 14, 2014, we issued 512 shares of Series I Preferred Stock to management and executives as compensation.

6)	On January 16, 2014, we issued 2,243,972 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

7)	On January 28, 2014, we issued 1,666,399 shares of our common stock to JMJ Financial in connection with a cashless warrant exercise.

8)	On February 6, 2014, we issued 250,000 shares of our common stock to a consultant pursuant to a consulting agreement.

9)	On February12, 2014, we issued 1,000,000 shares of our common stock to a consultant pursuant to a consulting agreement.

10)	On February17, 2014, we issued 250,000 shares of our common stock to a consultant pursuant to a consulting agreement.

11)	On February18, 2014, we issued 714,298 shares of our common stock to JMJ Financial in connection with a cashless warrant exercise.

12)	On February18, 2014, we issued 250,000 shares of our common stock to a consultant pursuant to a consulting agreement

13)	On February 20, 2014, we issued 2,162,135 shares of our common stock to JMJ Financial in connection with a cashless warrant exercise.

14)	On February 27, 2014, we issued 200 shares of Series F Preferred Stock to Ironridge pursuant to the Stock Purchase Agreement dated February 27, 2014.

15)	On March 3, 2014, we issued 1,628,356 shares of our common stock to JMJ Financial in connection with a cashless warrant exercise.

16)	On March 9, 2014, we issued 1,000,000 shares of our common stock to a consultant pursuant to a consulting agreement.

17)	On March 12, 2014, we issued 150,000 shares of our common stock to a consultant pursuant to a consulting agreement.

18)	On March 14, 2014, we issued 300,000 shares of our common stock to a consultant pursuant to a consulting agreement.

19)	On March 28, 2014, we issued 100 shares of Series F Preferred Stock to Ironridge as a fee pursuant to the Stock Purchase Agreement dated February 27, 2014.

Except as discussed below, the shares of stock described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transaction did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

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During the three months ended June 30, 2014, we issued shares of our Common Stock that were not registered under the Securities Act, and were not previously disclosed in a Current Report on Form 8-K as follows:

1)	On April 3, 2014, we issued 2,359,838 shares of our common stock to JMJ Financial in connection with cashless warrant exercises.

2)	On April 16, 2014, we issued an aggregate of 1,000,000 shares of our common stock to certain members of our senior management as performance-based incentive compensation for 2013.

3)	On May 1, 2014, we issued 300,000 shares of our common stock to a consultant pursuant to a consulting agreement.

4)	On May 7, 2014, we issued 350,000 shares of our common stock to a consultant pursuant to a consulting agreement.

5)	On May 30, 2014, we issued 3,348,458 of our common shares to Ironridge Global IV, LLC Pursuant to the preferred stock agreement dated August 26, 2013.

6)	On June 19, 2014, we issued 589,971 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

7)	On June 23, 2014, we issued 558,659 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

8)	On June 23, 2014, we issued 250,000 shares of our common stock to a consultant pursuant to a consulting agreement.

9)	On June 23, 2014, we issued 250,000 shares of our common stock to a consultant pursuant to a consulting agreement.

10)	On June 26, 2014, we issued 470,219 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

11)	On June 30, 2014, we issued 901,899 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

Except as discussed below, the shares of stock described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transaction did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

During the three months ended September 30, 2014, we issued shares of our common stock, par value $0.01 per share that were not registered under the Securities Act, and were not previously disclosed in a Current Report on Form 8-K as follows:

1.	On July 2, 2014, we issued 773,718 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

2.	On July 30, 2014, we issued 1,123,596 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

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3.	On July 30, 2014, we issued 5,209,004 of our common shares to Ironridge Global IV, LLC pursuant to the preferred stock agreement dated August 26, 2013.

4.	On August 5, 2014, we issued 679,245 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

5.	On August 7, 2014, we issued 1,329,644 shares of our common stock to Asher Enterprises, Inc. in connection with the conversion of a promissory note.

6.	On August 7, 2014, we issued 2,000,000 shares of our common stock to a consultant pursuant to a consulting agreement. Pursuant to a settlement agreement, these shares will be returned to the Company due to non-performance of agreed upon consulting services.

7.	On August 18, 2014, we issued 4,024,654 of our common shares to Ironridge Global IV, LLC pursuant to the preferred stock agreement dated August 26, 2013.

8.	On August 21, 2014, we issued 700,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

9.	On August 22, 2014, we issued 100,000 shares of our common stock to a consultant pursuant to a consulting agreement.

10.	On August 25, 2014, we issued 4,149,378 shares of our common stock to Redwood Fund II, LLC in connection with the conversion of a promissory note.

11.	On September 4, 2014, we issued 2,000,000 shares of our common stock to a consultant pursuant to a consulting agreement.

12.	On September 9, 2014, we issued 900,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

13.	On September 12, 2014, we issued 5,340,579 of our common shares to Ironridge Global IV, LLC pursuant to the preferred stock agreement dated February 28, 2014.

14.	On September 15, 2014, we issued 269,350 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

15.	On September 16, 2014, we issued 376,344 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

16.	On September 19, 2014, we issued 840,035shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

17.	On September 23, 2014, we issued 868,767 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

18.	On September 24, 2014, we issued 1,000,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

19.	On September 29, 2014, we issued 869,863 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

Except as discussed below, the shares of stock described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transaction did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

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On October 2, 2014, we issued 1,100,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

On October 2, 2014, we issued 1,450,685 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On October 3, 2014, we issued 279,117 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On October 3, 2014, we issued 1,273,656 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On October 7, 2014, we issued 555,556 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On October 7, 2014, we issued 6,242,112 shares of our common stock to Ironridge Global IV, LLC pursuant to the preferred stock agreement dated August 26, 2013.

On October 7, 2014, we issued 555,555 shares of our common stock to Coventry Enterprises, LLC in connection with the conversion of a promissory note.

On October 1, 2014, we issued 800,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On October 9, 2014, we issued 1,056,739 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

On October 13, 2014, we issued 2,237,808 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On October 13, 2014, we issued 1,711,808 shares of our common stock to LG Capital Funding, LLC in connection with the conversion of a promissory note.

On October 15, 2014, we issued 975,610 shares of our common stock to KBM Worldwide, Inc. in connection with the conversion of a promissory note.

On October 15, 2014, we issued 58,051 shares of our common stock to LG Capital Funding, LLC in connection with the conversion of a promissory note.

On October 16, 2014, we issued 2,127,103 shares of our common stock to KBM Worldwide, Inc. in connection with the conversion of a promissory note.

On October 17, 2014, we issued 3,400,000 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

On October 20, 2014, we issued 2,333,333 shares of our common stock to Coventry Enterprises, LLC in connection with the conversion of a promissory note.

On October 20, 2014, we issued 1,600,870 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

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On October 20, 2014, we issued 1,322,751 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On October 21, 2014, we issued 1,316,349 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On October 22, 2014, we issued 697,785 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On October 22, 2014, we issued 180,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On October 23, 2014, we issued 4,988,220 shares of our common stock to Ironridge Global IV, LLC pursuant to the preferred stock agreement dated August 26, 2013.

On October 27, 2014, we issued 2,890,411 shares of our common stock to Auctus Private Equity Fund, LLC in connection with the conversion of a promissory note.

On October 27, 2014, we issued 1,126,126 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On October 31, 2014, we issued 3,510,704 shares of our common stock to JMJ Financial in connection with the conversion of a promissory note.

On November 3, 2014, we issued 496,032 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On November 5, 2014, we issued 258,018 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On November 5, 2014, we issued 300,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On November 10, 2014, we issued 545,635 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On November 11, 2014, we issued 1,450,172 shares of our common stock to Adar Bays, LLC in connection with the conversion of a promissory note.

On November 12, 2014, we issued 775,196 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On November 17, 2014, we issued 1,050,311 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On November 21, 2014, we issued 527,190 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On December 2, 2014, we issued 528,407 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On December 8, 2014, we issued 435,034 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On December 11, 2014, we issued 66,915 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

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On December 22, 2014, we issued 525,315 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

On December 24, 2014, we issued 1,006,575 shares of our common stock to Union Capital, LLC in connection with the conversion of a promissory note.

We made the foregoing stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

On January 5, 2015, we issued 872,153 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 5, 2015, we issued 185,185 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 7, 2015, we issued 771,605 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 7, 2015, we issued 6,177,606 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 9, 2015, we issued 935,261 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 9, 2015, we issued 617,284 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 5, 2015, we issued 1,234,568 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 12, 2015, we issued 1,560,883 shares of our common stock to an advisor in connection with the conversion of a promissory note.

On January 13, 2015, we issued 936,073 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 14, 2015, we issued 1,543,210 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 20, 2015, we issued 750,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On January 20, 2015, we issued 1,205,349 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 21, 2015, we issued 1,984,127 shares of our common stock to a lender in connection with the conversion of a promissory note.

On January 22, 2015, we issued 1,912,698 shares of our common stock a lender in connection with the conversion of a promissory note.

On January 28, 2015, we issued 6,808,511 shares of our common stock to a lender in connection with the conversion of a promissory note.

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On February 6, 2015, we issued 500,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On February 10, 2015, we issued 800,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On February 17, 2015, we issued 5,000,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On February 23, 2015, we issued 8,363,636 shares of our common stock to a lender in connection with the conversion of a promissory note.

On February 23, 2015, we issued 750,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On March 3, 2015, we issued 4,000,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On March 4, 2015, we issued 1,400,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On March 12, 2015, we issued 3,500,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On March 20, 2015, we issued 750,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On March 20, 2015, we issued 9,004,443 shares of our common stock to a lender in connection with the conversion of a promissory note.

On March 23, 2015, we issued 361,073 shares of our common stock to a lender in connection with the conversion of a promissory note.

On March 24, 2015, we issued 4,295,341 shares of our common stock to a lender in connection with the conversion of a promissory note.

On March 30, 2015, we issued 700,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

Except as discussed below, the shares of stock described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transaction did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

On April 4, 2015, we issued 900,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On April 6, 2015, we issued 3,560,976 shares of our common stock to a lender in connection with the conversion of a promissory note.

On April 7, 2015, we issued 2,886,002 shares of our common stock to a lender in connection with the conversion of a promissory note.

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On April 9, 2015, we issued 4,704,184 shares of our common stock to a lender in connection with the conversion of a promissory note.

On April 9, 2015, we issued 3,333,333 shares of our common stock to a lender in connection with the conversion of a promissory note.

On April 14, 2015, we issued 675,894 shares of our common stock to a lender in connection with the conversion of a promissory note.

On April 22, 2015, we issued 1,000,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On April 23, 2015, we issued 991,179 shares of our common stock to a lender in connection with the conversion of a promissory note.

On April 27, 2015, we issued 6,741,573 shares of our common stock to a lender in connection with the conversion of a promissory note.

On May 6, 2015, we issued 800,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On May 13, 2015, we issued 1,293,389 shares of our common stock to a lender in connection with the conversion of a promissory note

On May 13, 2015, we issued 1,000,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On May 26, 2015, we issued 5,000,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 1, 2015, we issued 1,127,386 shares of our common stock a lender in connection with the conversion of a promissory note.

On June 5, 2015, we issued 4,722,200 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 9, 2015, we issued 1,250,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 15, 2015, we issued 1,322,877 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 16, 2015, we issued 2,333,333 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 16, 2015, we issued 1,875,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 17, 2015, we issued 12,000,000 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 18, 2015, we issued 100,000 shares of our common stock to a consultant pursuant to a consulting agreement.

On June 18, 2015, we issued 3,365,219 shares of our common stock to a lender in connection with the conversion of a promissory note.

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On June 19, 2015, we issued 10,434,783 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 22, 2015, we issued 5,210,553 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 24, 2015, we issued 1,855,938 shares of our common stock to a lender in connection with the conversion of a promissory note.

On June 26, 2015, we issued 3,975,309 shares of our common stock to a lender in connection with the conversion of a promissory note.

Except as discussed below, the shares of stock described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transaction did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

During the quarter ended September 30, 2015, we issued 51,722,159 shares of our common stock to a lender in connection with the conversion of convertible promissory notes.

During the quarter ended September 30, 2015, we issued 5,857,374 shares of our common stock to another lender in connection with the conversion of convertible promissory notes.

Except as discussed below, the shares of stock described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transaction did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

1.	During the quarter ended December 31, 2015, we issued 54,381,084 shares of our common stock to a lender in connection with the conversion of promissory notes.

2.	On October 1, 2015, we issued 5,000,000 shares of our common stock to a consultant in connection with the consulting agreement.

3.	On November 1, 2015, we issued 900,000 shares of our common stock to a consultant in connection with the consulting agreement.

4.	On November 30, 2015, we issued 3,919,741 shares of our common stock to another lender in connection with the conversion of a promissory note.

We made the foregoing stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

During the quarter ended March 31, 2016, we issued 44.8 million shares of our common stock to a lender in connection with the conversion of convertible promissory notes.

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During the quarter ended March 31, 2016, we issued 4.2 million shares of our common stock to another lender in connection with the conversion of convertible promissory notes.

During the quarter ended March 31, 2016, we issued 5.7 million shares of our common stock to a third lender in connection with the conversion of convertible promissory notes.

During the quarter ended March 31, 2016, we issued 3.0 million shares of our common stock to two consultants in connection with consulting agreements.

Except as discussed below, the shares of stock described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transaction did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

During the three months ended June 30, 2016, we issued 3.7 million shares of our common stock to a lender in connection with their conversion of convertible promissory notes. The notes were converted at an average price per share of $0.15.

During the quarter ended June 30, 2016, we issued 2.9 million shares of our common stock to a second lender in connection with their conversion of convertible promissory notes. The notes were converted at an average price per share of $0.15.

During the quarter ended June 30, 2016, we issued 0.3 million shares of our common stock to a third lender in connection with their conversion of convertible promissory notes. The notes were converted at an average price per share of $0.15.

On April 4, 2016, we issued 8,700 shares of our common stock to a consultant pursuant to a 12-month investor relations consulting agreement. The shares had a grant date fair value of $4,875 based on the trading price of the Company’s common stock on the issuance date.

On May 9, 2016, we issued 100,000 shares of our common stock to a consultant pursuant to a 12-month investor relations consulting agreement. The shares had a grant date fair value of $37,500 based on the trading price of the Company’s common stock on the issuance date.

On June 15, 2016, we issued 60,000 shares of our common stock to a consultant pursuant to a 6-month investor relations consulting agreement. The shares had a grant date fair value of $18,300 based on the trading price of the Company’s common stock on the issuance date.

In addition, on July 25, 2016, the Board of Directors (“Board”) of PositiveID authorized a Certificate of Designations of Preferences, Rights and Limitations of Series II Convertible Preferred Stock (the “Certificate”). The Certificate was filed with the State of Delaware Secretary of State on July 25, 2016. The Series II Convertible Preferred Stock (“Series II”) ranks: (a) senior with respect to dividends and right of liquidation with the Common Stock, par value $0.01 (“Common Stock”); (b) pari passu with respect to dividends and right of liquidation with the Corporation’s Series I Convertible Preferred Stock (“Series I”) and Series J Convertible Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. The Series II has a stated value per share of $1,000, subject to adjustment as provided in the Certificate (the “Stated Value”), and a dividend rate of 6% per annum of the Stated Value. The Series II Preferred Stock has voting rights equal to the number of shares of Common stock that Series II Preferred Stock is convertible into times twenty-five. The Series II is subject to redemption (at Stated Value, plus any accrued, but unpaid dividends (the “Liquidation Value”)) by the Company no later than three years after a Deemed Liquidation Event and at the Company’s option after one year from the issuance date of the Series II, subject to a ten-day notice (to allow holder conversion). The Series II is convertible at the option of a holder or if the closing price of the Common Stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, at the option of the Company. Conversion Price means a price per share of the Common Stock equal to 100% of the lowest daily volume weighted average price of the Common Stock during the subsequent 12 months following the date the Series II was issued. On August 11, 2016, the Board of PositiveID agreed to exchange 2,025 shares of its Series I, which shares have a stated value of $2,261,800, held by its directors, officers and management, namely, our CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel, as well as Allison Tomek, our Senior Vice President of Corporate Development, and Kimothy Smith, our Chief Technology Advisor, for 2,262 shares of Series II (the “Exchange”). Pursuant to the Exchange each existing holder of Series I exchanged their Series I shares for Series II shares having equivalent stated value, maintaining the same voting rights as they had as holders of the Series I. Both the Series I and the Series II have a stated value per share of $1,000, and a dividend rate of 6% per annum. All shares of Series I previously issued have become null and void and any and all rights arising thereunder have been extinguished. The Series II will vest on January 1, 2019, subject to acceleration in the event of conversion or redemption.

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The securities described above were issued without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving any public offering. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the transactions did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sales of the securities took place directly between the offerees and us.

1.	From July 1, 2016 to September 23, 2016, we issued 23.8 million shares of our common stock to a lender in connection with their conversion of convertible promissory notes.

2.	July 1, 2016 to September 23, 2016, we issued 1.4 million shares of our common stock to a second lender in connection with their conversion of convertible promissory notes.

3.	On July 25, 2016, we issued 100,000 shares of our common stock to a consultant pursuant to a 12-month consulting agreement. The shares had a grant date fair value of $11,200 based on the trading price of the Company’s common stock on the issuance date.

4.	On August 12, 2016, we issued 400,000 shares of our common stock to a consultant pursuant to a 6-month investor relations consulting agreement. The shares had a grant date fair value of $40,000 based on the trading price of the Company’s common stock on the issuance date.

We made the foregoing stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

3.1	Second Amended and Restated Certificate of Incorporation of PositiveID Corporation filed with the Secretary of State of Delaware on December 18, 2006, as amended on November 10, 2009, January 27, 2012, May 31, 2012, and April 18, 2013 (1a).

3.2	Fifth Amendment to the Second Amended and Restated Certificate of Incorporation of PositiveID Corporation filed on December 8, 2014 (1b).

3.3	Sixth Amendment to the Second Amended and Restated Certificate of Incorporation filed on April 30, 2015 (1c).

3.4	Seventh Amendment to the Second Amended and Restated Certificate of Incorporation filed on February 25, 2016 (1d).

3.5	Eighth Amendment to the Second Amended and Restated Certificate of Incorporation filed on June 27, 2016 (1e).

3.6	Second Amended and Restated By-Laws of PositiveID Corporation adopted on April 8, 2016 (1f).

3.7	Certificate of Elimination to Eliminate the Company’s Series C Convertible Preferred Stock, Series F Convertible Preferred Stock, and Series H Convertible Preferred Stock (1g)

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010).

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series J Convertible Preferred Stock (12)

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4.3	Certificate of Designation of the Series II Convertible Preferred Stock (1h)

5.1***	Legal Opinion of Lucosky Brookman, LLP

10.1 *	PositiveID Corporation 2011 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 previously filed by PositiveID Corporation on September 7, 2011) (Registration No. 333-176716).

10.2 *	Form of Non-Qualified Stock Option Award Agreement under the PositiveID Corporation 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 of the Form 10-K previously filed by PositiveID Corporation on April 16, 2013).

10.3 *	Form of Restricted Stock Award Agreement under the PositiveID Corporation 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 of the Form 10-K previously filed by PositiveID Corporation on April 16, 2013).

10.4 *	Employment and Non-Compete Agreement, dated September 30, 2011 between PositiveID Corporation and Bryan D. Happ (incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on September 30, 2011).

10.5	Secured Promissory Note, dated January 11, 2012, between PositiveID Corporation and VeriTeQ Acquisition Corporation (incorporated by reference to Exhibit 10.65 of the Form S-1 previously filed by PositiveID Corporation on January 25, 2012).

10.6	Letter Agreement, dated March 7, 2012, between PositiveID Corporation and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 10.10 of the Form 10-Q previously filed by PositiveID Corporation on May 14, 2012).

10.7	Letter Agreement, dated May 30, 2012, between PositiveID Corporation and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 10.76 of the Registration Statement on Form S-1/A previously filed by PositiveID Corporation on June 5, 2012) (Registration No. 333-180645).

10.8	Secured Promissory Note, dated July 9, 2012, between PositiveID Corporation and Holland & Knight LLP (incorporated by reference to Exhibit 10.8 of the Form 10-Q previously filed by PositiveID Corporation on August 20, 2012).

10.9	Separation Agreement and General Release, dated September 28, 2012, between PositiveID Corporation and Bryan D. Happ (incorporated by reference to Exhibit 10.14 of the Form 10-Q previously filed by PositiveID Corporation on November 16, 2012).

10.10	Agreement, dated February 15, 2013, among PositiveID Corporation, Smart Glucose Meter Corp., Easy Check Medical Diagnostics, LLC, Easy-Check Medical Diagnostic Technologies Ltd., and Benjamin Atkin (incorporated by reference to Exhibit 10.99 of the Form 10-K previously filed by PositiveID Corporation on April 16, 2013).

10.11	Letter Agreement, dated July 8, 2013, between PositiveID Corporation and VeriTeQ Acquisition Corporation (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K previously filed by PositiveID Corporation on July 10, 2013).

10.12	Letter Agreement, dated November 8, 2013, by and among PositiveID Corporation and VeriTeQ Corporation (f/k/a Digital Angel Corporation) (incorporated by reference to Exhibit 10.2 of the Form 8-K filed by PositiveID Corporation on November 14, 2013)

10.13	Statement of Work, dated February 4, 2014, between the Company and Hamilton Sundstrand (1)

10.14	Purchase Order, dated March 28, 2014, between the Company and Hamilton Sundstrand (1)

10.15	Securities Purchase Agreement, dated August 13, 2014, with Toledo Advisors LLC (2)

10.16	First Convertible Promissory Note dated August 13, 2014 with Toledo Advisors LLC (2)

10.17	Second Convertible Promissory Note dated August 13, 2014 with Toledo Advisors LLC (2)

10.18	Financing Agreement, dated June 30, 2014, with Macallan Partners, LLC (2)

10.19	Convertible Debenture, dated June 30, 2014, with Macallan Partners, LLC (2)

10.20	Securities Purchase Agreement, dated September 15, 2014, with Union Capital, LLC (3)

10.21	First 8% Convertible Redeemable Note, dated September 15, 2014, with Union Capital, LLC (3)

10.22	First 8% Convertible Redeemable Note, dated September 15, 2014, with Union Capital, LLC (3)

10.23	Securities Purchase Agreement, dated September 19, 2014, with Auctus Private Equity Fund, LLC (3)

10.24	Convertible Promissory Note, dated September 19, 2014, with Auctus Private Equity Fund, LLC (3)

79

10.25	Securities Purchase Agreement, dated September 29, 2014, with KBM Worldwide, Inc. (4)

10.26	Convertible Redeemable Note, dated September 29, 2014, with KBM Worldwide, Inc. (4)

10.27	Convertible Redeemable Note, dated September 30, 2014, with JSJ Investments Inc. (4)

10.28	GlucoChip and Settlement Agreement, dated October 20, 2014, by PositiveID Corporation and VeriTeQ Corporation (5)

10.29	Convertible Promissory Note, principal amount $222,115.07, dated October 20, 2014, by PositiveID Corporation and VeriTeQ Corporation (5)

10.30	Convertible Promissory Note, principal amount $60,000, dated October 20, 2014, by PositiveID Corporation and VeriTeQ Corporation (5)

10.31	Securities Purchase Agreement, dated October 24, 2014, with Blue Citi, LLC (6)

10.32	Convertible Promissory Note, dated October 24, 2014, with Blue Citi, LLC (6)

10.33	Securities Purchase Agreement, dated October 21, 2014, with LG Capital (6)

10.34	First 8% Convertible Redeemable Note, dated October 21, 2014, with LG Capital (6)

10.35	Second 8% Convertible Redeemable Note, dated October 21, 2014, with LG Capital (6)

10.36	4% Original Issue Discount Senior Secured Promissory Convertible Note, dated November 21, 2014, by and between PositiveID Corp and Dominion Capital LLC (7)

10.37	Securities Purchase Agreement, dated November 21, 2014, by and between PositiveID Corp and Dominion Capital LLC (7)

10.38	Security Agreement, dated November 21, 2014, by and among PositiveID Corp, all of the Subsidiaries of the Company and Dominion Capital LLC (7)

10.39	Subsidiary Guarantee, dated November 21, 2014, made by the Subsidiaries in favor of Dominion Capital LLC (7)

10.40	Amendment and Restatement in Full of $550,000 Senior Secured, Convertible, Redeemable Debenture of PositiveID Corporation (8)

10.41	$158,400.00 Senior Convertible, Redeemable Debenture of PositiveID Corporation (8)

10.42	Convertible Note Agreement, dated May 11, 2015, between PositiveID Corporation and Regal Consulting (9)

10.43	Convertible Note Agreement, dated May 11, 2015, between PositiveID Corporation and Circadian Group (9)

10.44	Form of 4% Original Issue Discount Senior Secured Promissory Convertible Note, dated August 14, 2015, by and between PositiveID Corp and Dominion Capital LLC (10)

10.45	Form of Securities Purchase Agreement, dated August 14, 2015, by and between PositiveID Corp and Dominion Capital LLC (10)

10.46	Form of Security Agreement, dated August 14, 2015, by and among PositiveID Corp, all of the Subsidiaries of the Company and Dominion Capital LLC (10)

10.47	Form of Subsidiary Guarantee, dated August 14, 2015, made by the Subsidiaries in favor of Dominion Capital LLC (10)

10.50	Stock Purchase Agreement, dated October 21, 2015, by and between PositiveID Corporation and Sanomedics Inc. (11)

10.51	First Amendment to Stock Purchase Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc. (12)

10.52	Management Services and Control Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc. (12)

10.53	Security Agreement, dated December 4, 2015, by and between PositiveID Corporation and Thermomedics Inc. (12)

10.54	Security Agreement, dated December 4, 2015, by and between PositiveID Corporation and Sanomedics Inc. (12)

10.55	Convertible Secured Promissory Note, dated December 22, 2015, by and between PositiveID Corporation and Dick Glass (13)

10.56	Form of 4% Original Issue Discount Senior Secured Convertible Promissory Note, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital, LLC (13)

10.57	Stock Purchase Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dick Glass (13)

80

10.58	Security Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dick Glass (13)

10.59	Form of Securities Purchase Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital LLC (13)

10.60	Form of Security Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital, LLC (13)

10.61	Form of Subsidiary Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital, LLC (13)

10.62	Form of 4% Original Issue Discount Senior Secured Promissory Convertible Note, dated January 28, 2016, by and between PositiveID Corp and Dominion Capital LLC (14)

10.63	Form of Placement Agent Warrant, dated January 28, 2016, by and Between PositiveID Corp. and Aegis Capital Corp (14)

10.64	Form of Securities Purchase Agreement, dated January 28, 2016, by and between PositiveID Corp and Dominion Capital LLC (14)

10.65	Form of Security Agreement, dated January 28, 2016, by and among PositiveID Corp, all of the Subsidiaries of the Company and Dominion Capital LLC (14)

10.66	Form of Subsidiary Guarantee, dated January 28, 2016, made by the Subsidiaries in favor of Dominion Capital LLC (14)

10.67	March Agreement, dated March 4, 2016, by and between PositiveID Corporation, Sanomedics Inc., and Thermomedics, Inc. (15)

10.68	Form of Securities Purchase Agreement, dated March 9, 2016, with Union Capital, LLC (16)

10.69	Form of 12% Convertible Redeemable Note, dated March 9, 2016, with Union Capital, LLC (16)

10.70	Form of 12% Convertible Redeemable Note, dated March 9, 2016, with Union Capital, LLC (16)

10.71	Form of Union Collateralized Note, dated March 9, 2016, with PositiveID Corporation (16)

10.72	Form of Securities Purchase Agreement, dated March 16, 2016, with Vis Vires Group, Inc. (17)

10.73	Convertible Redeemable Note, dated March 16, 2016, with Vis Vires Group, Inc. (17)

10.74	Form of Securities Purchase Agreement, dated April 1, 2016, with Union Capital, LLC (18)

10.75	Form of 12% Convertible Redeemable Note, dated April 1, 2016, with Union Capital, LLC (18)

10.76	Form of 12% Convertible Redeemable Note, dated April 1, 2016, with Union Capital, LLC (18)

10.77	Form of Union Collateralized Note, dated April 1, 2016, with PositiveID Corporation (18)

10.78	Form of Convertible Promissory Note, dated April 7, 2016, with Crown Bridge Partners, LLC. (18)

10.79	Form of Securities Purchase Agreement, dated April 7, 2016, with Crown Bridge Partners, LLC. (18)

10.80 *	PositiveID Corporation Employment and Non-Compete Agreement between the Company and William J. Caragol dated April 8, 2016. (18)

10.81 *	PositiveID Corporation Employment and Non-Compete Agreement between the Company and Lyle Probst dated April 8, 2016 (18).

10.82	Form of Securities Purchase Agreement, dated April 18, 2016, with Toledo Advisors, LLC (18a).

10.83	Form of 10% Convertible Redeemable Note, dated April 18, 2016, with Toledo Advisors, LLC (18b).

10.84	Form of 10% Convertible Redeemable Note, dated April 18, 2016, with Toledo Advisors, LLC (18c).

10.85	Form of Toledo Advisors, LLC Collateralized Note, dated April 18, 2016, with PositiveID Corporation (18d).

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10.86	Form of Securities Purchase Agreement, dated April 19, 2016, with LG Capital Funding, LLC (19).

10.87	Form of 10% Convertible Redeemable Note, dated April 19, 2016, with LG Capital Funding, LLC (20).

10.88	Form of 10% Convertible Redeemable Note, dated April 19, 2016, with LG Capital Funding, LLC (21).

10.89	Form of LG Capital Funding, LLC Collateralized Note, dated April 19, 2016, with PositiveID Corporation (22).

10.90	Form of 12% Convertible Redeemable Note, dated April 27, 2016, with Union Capital, LLC (23).

10.91	Form of 12% Convertible Redeemable Note, dated April 27, 2016, with Union Capital, LLC (24).

10.92	Form of Securities Purchase Agreement, dated April 27, 2016, with Union Capital, LLC (25).

10.93	Form of Union Capital, LLC Collateralized Note, dated April 27, 2016, with PositiveID Corporation (26).

10.94	Form of ENG Revolving Line of Credit with California Bank of Commerce, dated May 2, 2016 (27).

10.95	Form of 10% Convertible Redeemable Note, dated May 4, 2016, with ADAR Capital, LLC (28).

10.96	Form of 10% Convertible Redeemable Note, dated May 4, 2016, with ADAR Capital, LLC (29).

10.97	Form of Securities Purchase Agreement, dated May 4, 2016, with ADAR Capital, LLC (30).

10.98	Form of ADAR Capital, LLC Collateralized Note, dated May 4, 2016, with PositiveID Corporation (31).

10.99	Form of 10% Convertible Redeemable Note, dated May 17, 2016, with Essex Global Investment Corp. (32).

10.100	Form of Securities Purchase Agreement, dated May 17, 2016, with Essex Global Investment Corp. (33).

10.101	Form of 12% Convertible Redeemable Note, dated June 2, 2016, with Union Capital, LLC (34).

10.102	Form of 12% Convertible Redeemable Note, dated June 2, 2016, with Union Capital, LLC (35).

10.103	Form of Securities Purchase Agreement, dated June 2, 2016, with Union Capital, LLC (36).

10.104	Form of Union Capital, LLC Collateralized Note, dated June 2, 2016, with PositiveID Corporation (37).

10.105	Form of 10% Convertible Redeemable Note, dated June 17, 2016, with Crossover Capital Fund I, LLC (38).

10.106	Form of 10% Convertible Redeemable Note, dated June 17, 2016, with Crossover Capital Fund I, LLC (39).

10.107	Securities Purchase Agreement, dated June 17, 2016, with Crossover Capital Fund I, LLC (40).

10.108	Form of Crossover Capital Fund I, LLC Collateralized Note, dated June 17, 2016, with PositiveID Corporation (41).

10.109	Form of 12% Convertible Redeemable Note, dated June 30, 2016, with Union Capital, LLC (42)

10.110	Form of 12% Convertible Redeemable Note, dated June 30, 2016, with Union Capital, LLC (43)

10.111	Securities Purchase Agreement, dated June 30, 2016, with Union Capital, LLC (44)

10.112	Form of Union Capital, LLC Collateralized Note, dated June 30, 2016, with PositiveID Corporation (45)

10.113*	Form of Exchange Agreement between the Company and the Series I Convertible Preferred Stock Shareholders with regard to Exchanging Series I for Series II Convertible Preferred Stock, dated as of August 11, 2016 (46)

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10.114*	Form of Series II Preferred Stock Award Agreement, made as of August 11, 2016 (47)

10.115	Form of 10% Convertible Redeemable Note, dated July 7, 2016, with LG Capital Funding, LLC (48)

10.116	Form of 10% Convertible Redeemable Note, dated July 7, 2016, with LG Capital Funding, LLC (49)

10.117	Securities Purchase Agreement, dated July 7, 2016, with LG Capital Funding, LLC (50)

10.118	Form of LG Capital Funding, LLC Collateralized Note, dated July 7, 2016, with PositiveID Corporation (51)

10.119	Form of 12% Convertible Promissory Note, dated July 29, 2016, with JSJ Investments Inc. (52)

10.120	Form of 10% Secured Convertible Promissory Note, dated August 11, 2016, with GHS Investments, LLC (53)

10.121	Form of 10% Convertible Redeemable Note, dated August 17, 2016, with Crossover Capital Fund I, LLC (54)

10.122	Form of 10% Convertible Redeemable Note, dated August 17, 2016, with Crossover Capital Fund I, LLC (55)

10.123	Securities Purchase Agreement, dated August 11, 2016, with GHS Investments, LLC (56)

10.124	Securities Purchase Agreement, dated August 17, 2016, with Crossover Capital Fund I, LLC (57)

10.125	Form of Crossover Capital Fund I, LLC Collateralized Secured Promissory Note, dated August 17, 2016, with PositiveID Corporation (58)

10.126	Form of 5% Convertible Promissory Note, dated August 25, 2016, with Keith Houlihan (59)

10.127	Agreement by and among PositiveID Corporation, Sanomedics, Inc. and Thermomedics, Inc. dated August 25, 2016 (60)

10.128	Reserve Equity Financing Agreement, dated August 29, 2016, with GHS Investments LLC (61)

10.129	Registration Rights Agreement, dated August 29, 2016, with GHS Investments LLC (62)

23.1**	Consent of Salberg & Company, P.A. (PositiveID)

23.2**	Consent of Salberg & Company, P.A. (Thermomedics, Inc.)

23.3**	Consent of Salberg & Company, P.A. (E-N-G)

23.4***	Consent of Lucosky Brookman, LLP (included in Exhibit 5.1).

99.1**	Financial statements of Thermomedics, Inc. as of and for the years ended December 31, 2014 and 2013

99.2**	Unaudited financial statements of Thermomedics, Inc. as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014

99.3**	Unaudited pro forma condensed combined financial information

99.4**	Financial statements of E-N-G Mobile Systems, Inc. as of and for the years ended December 31, 2014 and 2013.

99.5**	Unaudited financial statements of E-N-G Mobile Systems, Inc. as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014.

99.6**	Unaudited pro forma condensed combined financial information.

101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Management contract or compensatory plan.

**	Filed herewith

***	To be filed by amendment.

(1a)	Incorporated by reference to Exhibit 3.1 of the Form 8-K/A previously filed by PositiveID Corporation on April 26, 2013.

(1b)	Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on December 12, 2014.

(1c)	Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on May 1, 2015.

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(1d)	Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on February 26, 2016.

(1e)	Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(1f)	Incorporated by reference to Exhibit 3.2 of the Form 10-K previously filed by PositiveID Corporation on April 12, 2016.

(1g)	Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on September 2, 2016.

(1h)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on July 29, 2016.

(1)	Incorporated by reference to the Form 10-K filed by PositiveID Corporation on April 11, 2014.

(2)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on August 22, 2014.

(3)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on September 26, 2014.

(4)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on October 10, 2014

(5)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on October 24, 2014

(6)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on October 31, 2014

(7)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on November 26, 2014

(8)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on December 30, 2014

(9)	Incorporated by reference to the Form 10-Q previously filed by PositiveID Corporation on May 15, 2015

(10)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on August 14, 2015

(11)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on October 21, 2015

(12)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on December 7, 2015

(13)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on December 29, 2015

(14)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on January 29, 2016

(15)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on March 8, 2016

(16)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on March 11, 2016

(17)	Incorporated by reference to the Form 8-K previously filed by PositiveID Corporation on March 18, 2016

(18)	Incorporated by reference to the Form 10-K previously filed by PositiveID Corporation on April 12, 2016

(18a)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

(18b)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

(18c)	Incorporated by reference to Exhibit 10.3 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

(18d)	Incorporated by reference to Exhibit 10.4 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

(19)	Incorporated by reference to Exhibit 10.5 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

(20)	Incorporated by reference to Exhibit 10.6 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

(21)	Incorporated by reference to Exhibit 10.7 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

(22)	Incorporated by reference to Exhibit 10.8 of the Form 8-K previously filed by PositiveID Corporation on April 22, 2016.

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(23)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on May 3, 2016.

(24)	Incorporated by reference to Exhibit 4.2 of the Form 8-K previously filed by PositiveID Corporation on May 3, 2016.

(25)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on May 3, 2016.

(26)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on May 3, 2016.

(27)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on May 6, 2016.

(28)	Incorporated by reference to Exhibit 4.2 of the Form 8-K previously filed by PositiveID Corporation on May 6, 2016.

(29)	Incorporated by reference to Exhibit 4.3 of the Form 8-K previously filed by PositiveID Corporation on May 6, 2016.

(30)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on May 6, 2016

(31)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on May 6, 2016.

(32)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on May 20, 2016.

(33)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on May 20, 2016.

(34)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on June 3, 2016.

(35)	Incorporated by reference to Exhibit 4.2 of the Form 8-K previously filed by PositiveID Corporation on June 3, 2016.

(36)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on June 3, 2016.

(37)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on June 3, 2016.

(38)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on June 24, 2016.

(39)	Incorporated by reference to Exhibit 4.2 of the Form 8-K previously filed by PositiveID Corporation on June 24, 2016.

(40)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on June 24, 2016.

(41)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on June 24, 2016.

(42)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(43)	Incorporated by reference to Exhibit 4.2 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(44)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(45)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(46)	Incorporated by reference to Exhibit 10.40 of the Form 10-Q previously filed by PositiveID Corporation on August 12, 2016.

(47)	Incorporated by reference to Exhibit 10.41 of the Form 10-Q previously filed by PositiveID Corporation on August 12, 2016.

(48)	Incorporated by reference to Exhibit 4.3 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(49)	Incorporated by reference to Exhibit 4.4 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(50)	Incorporated by reference to Exhibit 10.3 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

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(51)	Incorporated by reference to Exhibit 10.4 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(52)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on August 5, 2016

(53)	Incorporated by reference to Exhibit 4.1 of the Form 8-K previously filed by PositiveID Corporation on August 19, 2016

(54)	Incorporated by reference to Exhibit 4.2 of the Form 8-K previously filed by PositiveID Corporation on August 19, 2016

(55)	Incorporated by reference to Exhibit 4.3 of the Form 8-K previously filed by PositiveID Corporation on August 19, 2016

(56)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on August 19, 2016

(57)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on August 19, 2016

(58)	Incorporated by reference to Exhibit 10.3 of the Form 8-K previously filed by PositiveID Corporation on August 19, 2016

(59)	Incorporated by reference to Exhibit 4.1 of the Form 8-K/A previously filed by PositiveID Corporation on August 26, 2016

(60)	Incorporated by reference to Exhibit 10.4 of the Form 8-K/A previously filed by PositiveID Corporation on August 26, 2016

(61)	Incorporated by reference to Exhibit 10.1 of the Form 8-K previously filed by PositiveID Corporation on September 2, 2016

(62)	Incorporated by reference to Exhibit 10.2 of the Form 8-K previously filed by PositiveID Corporation on September 2, 2016

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Delray Beach, State of Florida, on September 30, 2016.

POSITIVEID CORPORATION

By:	/s/ William J. Caragol
William J. Caragol
Chief Executive Officer and Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Caragol	Chief Executive Officer, Chairman of the Board and	September 30, 2016
William J. Caragol	Acting Chief Financial Officer (Principal Executive Officer Principal Financial Officer, and Acting Principal Accounting Officer)

/s/ Jeffrey S. Cobb	Director
Jeffrey S. Cobb		September 30, 2016

/s/ Michael E. Krawitz	Director
Michael E. Krawitz		September 30, 2016

/s/ Ned L. Siegel	Director
Ned L. Siegel		September 30, 2016

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